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                                                                 EXHIBIT 99.10


                             MASTER HOTEL AGREEMENT



         THIS MASTER HOTEL AGREEMENT ("Agreement") is made as of May 29, 1998, among Bristol Hotels & Resorts, Inc., a Delaware corporation ("BHR"), FelCor Suite Hotels, Inc., a Maryland corporation ("FelCor") and FelCor Suites Limited Partnership, a Delaware limited partnership ("FSLP").

                                   RECITALS:

         A. Bristol Hotel Company, a Delaware corporation ("Bristol Hotel Company"), and FelCor have entered into an Agreement and Plan of Merger dated as of March 23, 1998, (the "Merger Agreement") pursuant to which, inter alia, BHR will be spun-off to the shareholders of Bristol Hotel Company, Bristol Hotel Company will merge with and into FelCor (the "Merger") and, as a condition to such Merger, the Lessors (as hereinafter defined) shall have leased such Hotels to Lessees (as hereinafter defined).

         B. Bristol Hotel Company currently directly or indirectly owns in excess of 100 hotel properties, as described or anticipated in the Merger Agreement, and may directly or indirectly acquire additional hotels to be covered by this Agreement prior to the Merger.

         C. The parties desire to set forth the terms and conditions on which Lessor will lease the hotels identified as Existing Hotels on Exhibit A attached hereto or hereafter identified as Existing Hotels by FelCor and BHR ("Existing Hotels") to Lessee, and to make certain other agreements as set forth herein.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.      Certain Definitions.      As used in this Agreement, the
following terms have the meanings set forth in this Section or in the Section indicated. Unless the context otherwise requires, (a) references to the singular shall include the plural and vice versa, (b) references to gender shall include all genders, (c) references to designated "Sections" or other subdivisions are references to the designated Sections or other subdivisions of this Agreement, (d) all accounting terms not
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otherwise defined herein shall have the meanings assigned to them in accordance with GAAP and, if applicable, the Uniform System (as defined in the Percentage Leases), and (e) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. CAPITALIZED TERMS USED AND NOT DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS, IF ANY, SET FORTH IN THE PERCENTAGE LEASES.

         Affiliate--shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, or any other Person that owns, beneficially, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock, shares or equity interests of such Person. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any entity shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, through the ownership of voting securities, partnership interests or other equity interests.

         Affiliated Manager--shall mean an entity that is a manager of one of the Hotels and an Affiliate of BHR or a Lessee.

         Agreement--shall have the meaning set forth in the Preamble.

         Closing Date--shall mean the effective date of the Merger.

         Code--shall mean the Internal Revenue Code of 1986, as amended.

         Credit Enhancement--shall mean an unconditional letter of credit in form reasonably acceptable to FelCor, provided by Bankers Trust Company or any other financial institution reasonably acceptable to Lessor for the benefit of Lessor and/or FelCor, or a guaranty in the form of the Form Guaranty provided by BHR (or, if permitted by Lessor, other Affiliates of Lessee), or other form of credit enhancement with respect to the Percentage Leases that is reasonably acceptable to Lessor. The form of any Credit Enhancement shall be subject to the reasonable approval of Lessor, and any Credit Enhancement shall be subject to the reasonable approval of FelCor's REIT tax counsel.

         Credit Enhancement Amount--shall mean the aggregate amount that is currently available, (without material restriction) under all forms of Credit Enhancement obtained by a Lessee, to make payments due under the Percentage Leases to which it is a party.



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         Default by Lessee--shall have the meaning set forth in Section 10(a).

         Form Guaranty--shall mean a Guaranty of a Percentage Lease substantially in the form attached hereto as Exhibit C.

         Form Percentage Lease--shall mean a Percentage Lease substantially in the form attached hereto as Exhibit B.

         GAAP--shall mean, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or
(c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

         Hostile Change of Control--shall mean, at the relevant time, (i) any event resulting in any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), other than United/Harvey Holdings, L.P. or any Affiliate thereof, becoming the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act) directly or indirectly, of more than fifty percent (50%) of the total voting power of all classes of capital stock of BHR or, if applicable, the ultimate parent ("Parent"), at the relevant time, of BHR or a Lessee or an Affiliated Manager then outstanding and entitled to vote generally in elections of directors ("Voting Stock") and such beneficial ownership was acquired within a period of two (2) years following a tender offer by such person (or any of its Affiliates) for shares of Voting Stock of such Parent or a solicitation of proxies with respect to Voting Stock of such Parent by such person, if, in either case, such tender offer or solicitation of proxies was not approved by a majority of the Board of Directors of such Parent in office at the time such tender offer or proxy solicitation was commenced, or
(ii) a majority of the Board of Directors of the Parent, at the relevant time, being constituted of individuals who were elected pursuant to a solicitation of proxies with respect to Voting Stock of such Parent, if such solicitation of proxies was not approved by a majority of the Board of Directors of such Parent in office at the time such solicitation of proxies was commenced.





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         Hotels--shall mean, with respect to any pertinent date, the Existing
Hotels and any New Hotels which are then currently leased by a Lessor to a Lessee and, with respect to any pertinent period, the Existing Hotels and any New Hotels that are leased by a Lessor to a Lessee at any time during such period.

         Lessee--shall mean each of the direct or indirect subsidiaries of BHR that enter into the Percentage Leases on the Closing Date. The number of initial Lessees shall be agreed to by BHR and FelCor prior to the Closing Date based on such criteria (including, without limitation, tax, environmental, joint venture and financing criteria) as are reasonably agreed to by the parties.

         Lessee Income Before Corporate Overhead--shall mean, for any period, the amount (not less than zero) by which the Gross Revenues of a Hotel for such period exceed the sum of (i) the Gross Operating Expenses for such period for which Lessee is responsible under the Percentage Lease covering such Hotel (other than management fees payable to any Affiliated Manager) and (ii) the Rent payable to Lessor for such period under such Percentage Lease.

         Lessor--shall mean any one of the owners of the Hotels that is an Affiliate of FelCor from and after the Closing Date.

         Liquid Assets Amount--shall mean, for any Person, the sum of (i) the Person's and the proportionate share of its Subsidiaries' Working Capital and
(ii) the lesser of the aggregate GAAP book value and the aggregate current fair market value of such Person's assets, and the proportionate share of its Subsidiaries' assets, of the following types: (A) any contracts to lease or manage hotels or other hospitality properties owned by Persons other than Lessor, Lessee and their Affiliates, (B) any hotels, hospitality properties or other marketable real property owned by such Person and its Subsidiaries, and
(C) to the extent reasonably acceptable to Lessor, any other income-producing or readily marketable tangible property, equity interests, securities or other investments owned by such Person and its Subsidiaries. In the case of assets described in clause (ii) of the preceding sentence, both the GAAP book value and the current market value of any such assets shall be determined net of any indebtedness or liabilities (including such Person's liability under any Form Guaranty) not expressly or structurally subordinated to the payment of Rent on terms reasonably acceptable to Lessor. Any disputes regarding the fair market value of an asset will be resolved in accordance with the appraisal procedures set forth in Article 33 of the Percentage Leases.





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         Liquid Net Worth--shall mean the lesser of (i) the sum of (A) the Net
Worth of a Lessee and (B) the Lessee's Credit Enhancement Amount, and (ii) the sum of (C) the Lessee's Liquid Assets

Amount and (D) the Lessee's Credit Enhancement Amount, which is expected to be not less than BHR's Net Worth on the Closing Date, as reasonably approved by FelCor's REIT tax counsel.

         Merger--shall have the meaning set forth in the Preamble.

         Merger Agreement--shall have the meaning set forth in the Preamble.

         Minimum Liquid Net Worth--shall mean, as of any pertinent date, aggregate Liquid Net Worth for Lessees equal to fifteen percent (15%) of the Percentage Rent budgeted to be paid by all Lessees under approved Revenue Budgets prepared in conformity with the Percentage Leases during the then current calendar year (annualized in the case of 1998 and pro- rated for the final year of the Term), as adjusted from time to time as set forth below. To the extent that Lessees lease New Hotels from Lessor, the Minimum Liquid Net Worth requirement for the respective Lessee (for the remainder of the then current calendar year or until another adjustment is required hereunder, whichever first occurs) will be increased as a result of each such New Hotel by an amount equal to fifteen percent (15%) of the Percentage Rent projected to be paid during the first twelve (12) months of the Percentage Lease for such New Hotel. In addition, to the extent that the Percentage Lease for any Hotel is terminated or expires, the Minimum Liquid Net Worth requirement with respect to the respective Lessee will be reduced (for the remainder of the then current calendar year or until another adjustment is required hereunder, whichever first occurs) by the amount of its Minimum Liquid Net Worth requirement attributable to such Hotel. Each Lessee's allocable Minimum Liquid Net Worth shall be determined as set forth in Section 5(b) below.

         Net Worth--shall mean the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with GAAP, excluding, however, from the determination of total assets: (a) unamortized goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, and other similar intangibles; (b) all deferred charges that are required to be capitalized in accordance with GAAP or unamortized debt discounts and expense; (c) treasury stock; (d) securities which are not readily marketable, (e) any write-up in the book value of any asset resulting from a revaluation thereof, other than as recognized pursuant to the terms of this Agreement; (f) the Percentage Leases;





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and (g) any items (other than assets included in Liquid Assets Amount) that are not included in clauses (a) through (f) above that are treated as intangibles in conformity with GAAP.

         New Hotels--shall mean the hotels (if any) other than the Existing Hotels that, as of any pertinent date, are then currently leased by a Lessor to a Lessee and have not been excluded from treatment as a New Hotel under this Agreement as provided in Section 4 below.

         1933 Act--shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         1934 Act--shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         Percentage Lease--shall mean, with respect to a Existing Hotel, a lease in the form of the Form Percentage Lease, as entered into between Lessor and Lessee or assumed by Lessor upon the Closing Date with respect to such Hotel and, with respect to each New Hotel, any lease as entered into between Lessor and Lessee pursuant to Section 4 hereof.

         Percentage Rent--shall mean the rent payable under each Percentage Lease based on a percentage of Lessee's Gross Revenues from the Hotel that is the subject of the Percentage Lease.

         Post-Default Operating Expenses--shall mean the Gross Operating Expenses of continuing to operate a Hotel under a Percentage Lease as to which an Event of Default has occurred and is continuing, to the extent incurred prior to the effective date of termination of such Percentage Lease by the Lessor, other than amounts (including management fees) payable to Affiliates of Lessee; provided, however, that Post-Default Operating Expenses may include (i) reasonable out- of-pocket Gross Operating Expenses reimbursable to such Affiliate and (ii) the portion of any monthly management fee due by Lessee to an Affiliated Manager in an amount not in excess of one and one-half percent (1.5%) of the then current monthly amount of Gross Revenues of the Hotel.

         Recognition Agreement--shall mean any agreement entered into between FelCor and/or the Lessors, on the one hand, and any senior lender to BHR and/or the Lessees, on the other hand, providing such senior lender with notice of and an opportunity to cure defaults by Lessee and other commercially reasonable provisions reasonably acceptable to FelCor designed to protect the interests of such senior lender.

         REIT Restrictions--shall have the meaning set forth in Section 8 below





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         Sale Hotel(s)--Any Existing Hotel heretofore identified by BHR and
FelCor as likely to be sold within a reasonable time following closing rather than renovated by Lessor.

         SEC--shall mean the U.S. Securities and Exchange Commission.

         Termination Fee--shall mean all amounts paid or credited under Section 3(d) below.

         Termination Fee Base Amount--shall mean (i) an amount equal to seventy-five percent (75%) of the Lessee Income Before Corporate Overhead for an Existing Hotel for the twelve (12) full calendar months prior to the effective date of the Termination Fee Payment Event with respect to such Existing Hotel, and (ii) an amount equal to one hundred percent (100%) of the Lessee Income Before Corporate Overhead for a New Hotel for the twelve (12) full calendar months prior to the effective date of the Termination Fee Payment Event with respect to such New Hotel.

         Termination Fee Payment Event--shall mean a sale or other transfer by Lessor of a Hotel as to which (i) the Percentage Lease covering such Hotel is to be terminated by Lessor solely as a result of such sale or other transfer as permitted by the Percentage Lease, and (ii) neither any Lessee nor any Affiliated Manager shall continue to be the lessee or manager of such Hotel or, with respect to the Sale Hotels, another hotel offered by FelCor in substitution therefor and accepted by a Lessee or an Affiliated Manager in their sole discretion pursuant to a replacement lease and/or management agreement, in either case that, as compared to the terminated Percentage Lease,
(a) has an equal or greater term (including all renewal terms), (b) is expected to generate equal or greater Lessee Income Before Corporate Overhead to such Lessee or Affiliated Manager throughout such term, and (iii) is otherwise of equal or greater value to such Lessee or Affiliated Manager.

         Transfer--(i) any merger, sale of the stock of any Transferor, or sale, transfer or conveyance of all or substantially all of the assets of any Transferor if, as a result thereof, Transferor or any surviving entity or purchaser of the assets of Transferor (each, the "Transferee") would cease to be controlled by BHR or (ii) any event resulting in a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the 1934 Act), other than United/Harvey Holdings, L.P. or any Affiliate thereof, becoming the beneficial owner (as defined in Rules 13d-3 and 13d- 5 under the 1934 Act) directly or indirectly, of more than fifty percent (50%) of the Voting Stock of BHR or, if applicable, the Parent of BHR, or a Lessee or an Affiliated Manager, or (iii) any sale or assignment of the leasehold interest in any of the Percentage Leases to any third party that is not an Affiliate of BHR.





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         Transferor--shall mean any one or more of BHR, the Parent of BHR, a
Lessee, or an Affiliated Manager involved in a transaction that will constitute a Transfer.

         Working Capital--shall mean the excess of a Lessee's current assets over such Lessee's current liabilities, both as determined in accordance with GAAP.

         2. Effective Date. All of the terms and conditions of this Agreement shall become effective upon the Closing Date. The effectiveness of this Agreement is conditioned upon (i) the occurrence of Closing under the Merger Agreement and (ii) the execution and delivery of an amended and restated Agreement among FSLP and each Lessor, on the one hand, and BHR and Lessee, on the other hand, assuming the obligations of Lessors and Lessees pursuant to this Agreement. If the conditions to the effectiveness of this Agreement described above has not been satisfied on or before the date six (6) months after the date of this Agreement, this Agreement shall be null and void, subject to the rights of the parties at law or in equity if the failure of such conditions to occur is the result of the default of any party hereto.

         3. Execution of Percentage Leases; Computation of Rent; Contemplated Renovations; SPE Financings; Termination Payments.

                 (a) Execution of Percentage Leases. Upon the Closing Date, Lessors and Lessees shall execute and deliver the Percentage Leases, pursuant to which the Existing Hotels shall be leased by a Lessor to a Lessee. The terms of Exhibit C to the Percentage Leases shall be as set forth on Exhibit B attached hereto or (to the extent not set forth therein) as negotiated in good faith between FelCor and BHR prior to the Closing Date. The terms of Exhibit D to the Percentage Leases shall be as set forth on Exhibit D attached hereto or (to the extent not set forth therein) as negotiated in good faith between FelCor and BHR prior to the Closing Date. Except with respect to the Percentage Leases of the Sale Hotels, each Percentage Lease will have a primary term of from five (5) to fifteen (15) years, with options for Lessee to renew the term (i) for a period equal to the number of years by which fifteen
(15) exceeds the number of years in the primary term at the same Rent as in effect during the Last Year of the primary term, and (ii) for a second 5-year period at then current market rent for hotel REIT leases for similar properties.

                 (b) Computation of Rent. The Base Rent and Percentage Rent for each Percentage Lease of an Existing Hotel shall be reasonably agreed to by Lessors and Lessees in good





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faith prior to the Merger and shall be calculated as percentages of various sub-categories of Gross Revenues of such Existing Hotel, with the aggregate of such Rent for all Existing Hotels for the years 1998, 1999 and 2000 being approximately equal to 95% of the forecast (utilized by FelCor and Bristol Hotel Company as the basis for negotiating the Merger) of aggregate Splitable Income (as hereinafter defined) of Lessees from such Existing Hotels; provided, however, that to the extent that the actual performance of the Existing Hotels for such period(s) deviates from such forecasted Splitable Income, the terms of the Percentage Leases as written will prevail and no adjustment will be made to the Rent as a result of any such deviation. Although the economics of individual Percentage Leases may vary based upon anticipated individual Hotel performance, the economics to FelCor and BHR from the Existing Hotels, in the aggregate, contemplate the following three-step formula: (1) hotel level operating income, excluding management fees, depreciation and interest, plus hotel ownership expenses such as property taxes, insurance and ground lease expenses, equals Lessee income before percentage lease expense and Lessee corporate overhead; (2) Lessee income before percentage lease expense and Lessee corporate overhead, minus Lessee corporate overhead, equals Lessee income after corporate overhead and before percentage lease expense ("Splitable Income"); and (3) FelCor receives Rent equal to 95% of Splitable Income and BHR retains all remaining Splitable Income.

                 (c) Contemplated Renovations; Land Use Flexibility. The Percentage Leases will require Lessors to be responsible for the completion of certain contemplated renovations to Existing Hotels as generally set forth in the budgets on Schedule 1 hereto, with the nature and timing of such renovations to be agreed to between the parties in good faith. The parties agree that such budgets are preliminary only and may be reasonably adjusted upwards or downwards following further review and analysis. In addition, however, FelCor and BHR agree to cause Lessors and Lessees to negotiate in good faith with respect to the exclusion (before or after the execution of the Percentage Leases for the Existing Hotels) from the Leased Property under any Percentage Lease of Land or Improvements not reasonably necessary for, and directly related to, the operation of the Hotel at the time of such determination ("Excess Realty"), which FelCor proposes to put to more profitable use, redevelopment or disposition (such as, by example, but without limitation, by the construction of a parking structure on Land used for surface parking for a Hotel, in connection with which a portion





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of the Land may be sold by Lessor as no longer reasonably necessary to the operation of the Hotel following construction of such parking structure) as long as Lessee is reasonably compensated for any detrimental effect upon Hotel operations or its Lessee Income Before Corporate Overhead as a result of such use, redevelopment or disposition by Lessor, including, without limitation, by an appropriate reduction in the Rent under such Percentage Lease and/or the payment of a fee to Lessee.

                 (d)      SPE Financings.   If requested by FelCor or a Lessor,
BHR and each Lessee agree that it will cooperate, and will cause any New Financing Lessees (defined below) to cooperate, in good faith to promptly form one or more new entities which are wholly-owned by such Lessee and/or the general partner and/or the parent of the general partnership of such Lessee (each, a "New Financing Lessee"), to serve as the lessee for one or more Hotels designated by FelCor, and will assign to the New Financing Lessee, and cause the New Financing Lessee to assume, the Percentage Leases with respect to such Hotels, except with respect to obligations accrued through the date of such assignment assumption.

                 Lessee and any New Financing Lessee will (a) include in its and/or its general partner's organizational documents, or promptly amend its and/or its general partner's existing organizational documents to include, provisions sufficient to qualify such entity as a single-purpose, bankruptcy-remote entity (or a similar entity) as determined by Lessor's lender with reference to rating agency requirements, (b) operate in accordance with such provisions so as to qualify or continue to qualify as such a single purpose, bankruptcy-remote entity (or a similar entity) and (c) reasonably cooperate with FelCor and Lessor and the Lessor's lender in connection with the foregoing, and with the Lessor's counsel, including with respect to such counsel's legal opinion regarding the bankruptcy-remoteness and/or non-consolidation of the Lessee or New Financing Lessee and/or its general partner with any other persons or entities and other customary matters. Such Lessor will pay Lessee's reasonable out-of-pocket costs incurred in connection with this Section 3(d), including, without limitation, organizing or amending the organizational documents of the New Financing Lessees and in obtaining such legal opinions.

                 (d) Termination Fee Payments. In the event of the occurrence of a Termination Fee Payment Event with respect to a Percentage Lease (the "Terminated Lease"), all or any portion of the Termination Fee Base Amount with respect to such Percentage Lease shall, at Lessor's option,





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be applied as a Termination Fee first to past due Rent under the Terminated
Lease or other Percentage Leases, without curing any Event of Default that has occurred and is continuing thereunder, and the Monthly Termination Payment (as defined below) then shall be applied as a Termination Fee first to Rent due or to become due (as it becomes due) under other Percentage Leases (with such Lessee or any other Lessee) for the number of months remaining following the date of termination of the Terminated Lease and prior to the end of both the Primary Term and any First Extension Term (for a total of 15 years) of such Terminated Lease (other than for Sale Hotels), regardless of whether Lessee has then exercised its option with respect to such First Extension Term, or prior to the end of the Second Extension Term thereto if Lessee has properly exercised its option with respect to such Second Extension Term prior to the date Lessor provides notice to Lessee of an anticipated Termination Fee Payment Event. The "Monthly Termination Payment" shall be an amount equal to one-twelfth (1/12) of the amount of the Termination Fee Base Amount remaining after any application of a portion thereof to past-due Rent as provided above.

                 Notwithstanding the foregoing, in the event of the termination (in the same transaction or series of transactions) of a sufficient number of Percentage Leases that the aggregate monthly amount owed to Lessee(s) for Monthly Termination Payments is greater than the aggregate monthly amount of Rent payable to Lessor(s) under the remaining Percentage Leases, the aggregate amount of Monthly Termination Payments that would have been paid over the remaining term(s) of the Terminated Leases shall be discounted to net present value at an agreed reasonable discount rate and such amount shall be paid to BHR or Lessee(s) in a lump sum in satisfaction of all of Lessor(s) obligations with respect to such aggregate Termination Fees, and Lessee(s) shall continue to pay Rent on all remaining Percentage Leases, if any, as set forth therein.

         4.      Future Percentage Leases.         FelCor and BHR hereby agree
that, unless otherwise agreed by FelCor and BHR in their sole discretion in connection with the acquisition of a New Hotel, the form of Percentage Lease between Lessor and Lessee with respect to each New Hotel shall be in substantially the form of the Form Percentage Lease; provided, however, that all economic terms of such new Percentage Lease for a New Hotel shall be negotiated in good faith by the parties at the time. In the event that FelCor or an Affiliate acquires the "Bristol House" hotel in Dallas, Texas, it will offer a Lessee the opportunity to enter into a Percentage Lease for such Hotel upon terms





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negotiated in good faith by the parties at the time; provided, however, that
FelCor and its Affiliates shall have no obligation to offer any other hotels to BHR or its Affiliates.

         5. Minimum Liquid Net Worth Requirements; Lessee Reporting Obligations; Limitations on Distributions.

                 (a) Liquid Net Worth. At all times during the Terms of the Percentage Leases, Lessees shall maintain an aggregate Liquid Net Worth in an amount at least equal to the Minimum Liquid Net Worth. FelCor and BHR agree to negotiate in good faith in order to determine the portion of such Liquid Net Worth to be allocated to each Lessee to be formed prior to the Closing Date, which allocation shall be subject to the reasonable approval of FelCor's REIT tax counsel.

                 (b) Lessee Reporting Obligations. Concurrently with (i) the delivery of all financial statements to FelCor and Lessors pursuant to
Section 7(a)(i) hereof, and (ii) the execution of any Percentage Lease for any New Hotel (and, at Lessee's option, in connection with the termination of any then existing Percentage Lease), each Lessee shall certify to FelCor and its REIT tax counsel as to the amount of its Liquid Net Worth and its then-applicable Minimum Liquid Net Worth in a certificate signed by the chief financial officer, chief accounting officer or treasurer of BHR and by such Lessee (a "Compliance Certificate"). Each Lessee's Liquid Net Worth and Minimum Liquid Net Worth shall be determined from time to time (x) from the most recent Compliance Certificate delivered by BHR and such Lessee, or (y) in the absence of a timely Compliance Certificate when required hereunder, as reasonably determined (or estimated) by FelCor pending receipt of such Compliance Certificate.

                 (c)      Obligation of BHR to Supplement Liquid Net Worth.
If, upon any determination of Liquid Net Worth, the Liquid Net Worth of any Lessee is less than the Minimum Liquid Net Worth, but Lessors are prohibited by any Lessor's mortgage financing from exercising their rights under Section 10(b) to terminate all Percentage Leases, BHR shall have the obligation, to the extent of cash, cash equivalents and other liquid assets reasonably available to BHR (as certified in writing by BHR to FelCor), to contribute (or cause to be contributed) to such Lessee, promptly after written notice from Lessor, additional cash, marketable securities or other assets that qualify for the Liquid Assets Amount with a current fair market value (as of the date of such contribution), or to provide additional Credit Enhancement, at least equal to such deficiency in the





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Liquid Net Worth of such Lessee.  Except as expressly set forth in this Section
5(c), or in a Form Guaranty, BHR shall have no obligation to make or cause to be made any other capital contributions to any Lessee.

                 (d)      Limitation on Distributions.      No dividends or
other distributions (other than distributions in the form of additional equity interests in Lessee) shall, for any period, be declared, paid or set apart for payment on any equity interest in any Lessee (the "Lessee's Capital"), and no Lessee Capital shall be redeemed, purchased or otherwise acquired by Lessee for any consideration (except by conversion into or exchange for other equity interests in Lessee), unless, after giving effect to such proposed distribution, (i) the Liquid Net Worth of each Lessee equals or exceeds the Minimum Liquid Net Worth then applicable to such Lessee, and (ii) no uncured monetary default of any Lessee exists under this Agreement nor any uncured default in the payment of Rent (including, without limitation, estimated or actual monthly payments of Percentage Rent) under any Percentage Lease (unless such dividend or other distribution will be used to cure such default).

                 (e) Payments to Affiliates. Except for Post-Default Operating Expenses and distributions to holders of equity interests permitted under Section 5(d) above, no Lessee shall make, directly or indirectly, any payments (for services or otherwise) to Affiliates of Lessee unless, after giving effect to such proposed payment, (i) the Liquid Net Worth of each Lessee shall equal or exceed the Minimum Liquid Net Worth then applicable to such Lessee, and (ii) no uncured monetary default of any Lessee exists under this Agreement nor any uncured default in the payment of Rent (including, without limitation, estimated or actual monthly payments of Percentage Rent) under any Percentage Lease.

         6.      Changes of Control and Activities of Lessee.

                 (a) Voluntary Transfers or Changes in Structure. BHR represents that, except with respect to the Percentage Lease for, and Lessee of, the Chateau LeMoyne Hotel (to the extent included in the Existing Hotels), on the Closing Date, each Lessee will be a wholly-owned subsidiary of BHR and BHR will have sole economic and voting interest in each Lessee. During the Term of the Percentage Leases, BHR and Lessees may, but shall not be obligated to, seek the prior written consent of FelCor (following not less than sixty
(60) days prior written notice to FelCor), which consent shall not be unreasonably withheld, to a Transfer. If requested, FelCor shall not have the right to withhold its consent to any Transfer if (i) the Transferee (or its parent) has Liquid Net Worth at least equal to that of, and otherwise is as creditworthy as, BHR as of the end of the Fiscal Year preceding such Transfer, and (ii) the Transferee (A) has a good reputation in the U.S. hospitality industry and (B) either (x) has substantial expertise in the management of hotels comparable to the Hotels or (y) will retain a substantial number of hotel management employees, including executive management, of Transferor. In the event of a Transfer to which FelCor does not consent, (i) the percentage hurdle for purposes of a Revenue Performance Shortfall under the Percentage Leases affected by such Transfer shall increase from eighty percent (80%) to ninety percent (90%), (ii) the Overall Shortfall Cure Percentage shall be increased from ninety percent (90%) to one hundred percent (100%), (iii) the Revenue Performance Shortfall test period shall be reduced from three (3) years to one (1) year, and (iv) the respective Lessee shall have no opportunity to cure any Revenue Performance Shortfall thereafter (including but not limited to the first full Fiscal Year following the effective date of any such Transfer).

                 (b)      Hostile Change of Control.        In the event of a
Hostile Change of Control, Lessors shall have the absolute right and option (in its sole, unreviewable discretion) to terminate any or all of the Percentage Leases upon not less than thirty (30) days prior written notice to the respective Lessee, without payment of any Termination Fee.

                 (c)      Other Business Activities.        After the
occurrence and during the continuance of a Default by Lessee, without the prior written consent of FelCor, no Lessee shall engage in or incur any expenses or liabilities related to any business or activity in which it is not engaged at the time of such Default.

         7.      Financial Statements; Indemnification; Due Diligence;
Confidentiality.

                 (a)      Financial Disclosure.

         (i) During the term of any Percentage Lease, BHR and Lessees agree:

                          (A)     to deliver, and otherwise make available, to
FelCor, FSLP and Lessors,

                                  (1)      not more than forty-five (45) days
         following the end of each calendar quarter of each year during the Terms of the Percentage Leases, quarterly unaudited financial statements, including balance sheet, statement of operations, statement of shareholders' equity, statement of cash flows for Lessee for the most recently ended calendar quarter and the comparable prior year period prepared in conformity with GAAP;

                                  (2)      not more than ninety (90) days after
         the end of each calendar year during the Terms of the Percentage Leases, (A) a hotel-by-hotel breakdown of revenue by source, occupied and available rooms, and maintenance and repair expenses, and (B) audited annual financial statements and schedules for the most recently ended calendar year prepared in accordance with GAAP, audited by a nationally recognized certified public accounting firm reasonably acceptable to FelCor, FSLP and Lessors;

                                  (3)      any historical financial information
         reasonably necessary to re-state historical financial information to conform to the presentation of FelCor's, FSLP's or Lessor's audited and unaudited financial statements at any future time; and

                                  (4)      on a timely basis, any other
         information reasonably requested by FelCor, FSLP and Lessors to permit FelCor, FSLP and Lessors to meet their filing and reporting requirements under the 1934 Act and to file and have declared effective registration statements under the 1933 Act, including providing information necessary to complete the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of FelCor's 1934 Act reports and 1933 Act registration statements as it may relate to BHR, Lessees or the Hotels; and

                          (B)     that BHR or Lessees shall bear the cost of
obtaining, preparing and providing all information required to be furnished to FelCor, FSLP and Lessors under this Section 7(a)(i), including the cost and related expenses of the annual audit of Lessees' financial statements.

         (ii) During the term of any Percentage Lease, FelCor and Lessor agree to make available to BHR and Lessees on a timely basis, any information reasonably requested by BHR and Lessees to permit BHR to meet its filing and reporting requirements under the 1934 Act and to file and have declared effective registration statements under the 1933 Act, including providing information necessary to complete the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section of BHR's 1934 Act reports and 1933 Act registration statements as it may relate to Lessors or the Hotels.

                 (b)      Indemnification.

                          (i)     FelCor, FSLP and each Lessor agree, jointly
and severally, to indemnify, defend (with counsel reasonably acceptable to BHR and Lessees), and hold harmless BHR, each Lessee and each Affiliated Manager, and their stockholders, partners, limited liability company members, officers, directors and controlling persons (collectively, "Lessee Indemnified Parties") from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof) to which the Lessee Indemnified Parties may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities or actions in respect thereof arise out of or are based upon the 1934 Act reports or 1933 Act registration statements of FelCor, FSLP or Lessors, except to the extent any such claims, liabilities, losses, damages, expenses, or liabilities (or actions in respect thereof) result from any untrue statement of a material fact or omission of any material fact in the information provided by (or on behalf of) a Lessee Indemnified Party to FelCor, FSLP or Lessor pursuant to Section 7(a)(i) above.

                          (ii)    BHR and each Lessee agree, jointly and
severally, to indemnify, defend (with counsel reasonably acceptable to FelCor, FSLP and Lessors) and hold harmless FelCor, FSLP and Lessors, and their respective stockholders, partners, limited liability company members, officers, directors and controlling persons (collectively, "Lessor Indemnified Parties") from and against any losses, claims, damages, expenses or liabilities (or actions in respect thereof) to which the Lessor Indemnified Parties may become subject under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities or actions in respect thereof arise out of or are based upon the 1934 Act reports or 1933 Act registration statements of BHR or Lessees, except to the extent any such claims, liabilities, losses, damages, expenses, or liabilities (or actions in respect thereof) result from any untrue statement of a material fact or omission of any material fact in the information provided by (or on behalf of) a Lessor Indemnified Party to BHR or Lessees pursuant to Section 7(a)(ii) above.

                 (c)      Due Diligence.   During the term of each Percentage
Lease, BHR and Lessees agree:

                          (i)     to permit FelCor, FSLP and Lessees, together
with their independent public accountants, counsel, financial advisors, underwriters, underwriters' counsel, rating agencies, lenders and others having a legitimate interest in Lessees' or the Hotels' financial condition and results of operations, during regular business hours, upon reasonable notice and at the sole cost of FelCor, FSLP or Lessors (provided there shall be no charge by Lessees or BHR to FelCor, FSLP or Lessors for the reasonable time of Lessees' and BHR's officers or employees), to interview officers and employees of Lessees or BHR and to have access to and review:

                                  (A)      the general accounting records of
         Lessees or any Hotel for purposes of performing an audit of FelCor, FSLP, Lessors or any Hotel in accordance with generally accepted auditing standards and to conduct reasonable due diligence with respect to Lessees and their business activities and the Hotels; and

                                  (B)      Lessees' entity records, minute
         books, contracts and other information, documents, agreements or items relating to the operation of the Hotels and Lessees' financial condition.

                          (ii)    to cooperate promptly and fully with FelCor,
FSLP and Lessors upon request and at the cost of FelCor, FSLP or Lessors (except with respect to the cost of obtaining, preparing and providing the information required to be furnished to FelCor, FSLP and Lessors under Section 7(a)(i) above and any costs relating to the reasonable time of employees or officers of Lessees or BHR), in making available such information with respect to Lessees or the Hotels as may be then required by any regulatory agency, including the SEC or any stock exchange on which FelCor's, FSLP's or Lessors' securities may be registered, listed or traded.

                          (iii)   to use their reasonable best efforts to cause
the independent public accountants preparing audits of BHR and Lessees to provide FelCor, FSLP and Lessors, at the sole cost of FelCor, FSLP or Lessors with all consents and comfort letters of such accountants required for FelCor's or Lessors' filings under the 1933 Act or the 1934 Act or to have FelCor's or Lessors' registration statements be declared effective under the 1933 Act.

                 During the term of each Percentage Lease, FelCor, FSLP and Lessors agree:

                          (i)     to permit BHR and Lessees, together with
their independent public accountants, counsel, financial advisors, underwriters, underwriters' counsel, rating agencies, lenders and others having a legitimate interest in Lessors' or the Hotels' financial condition and results of operations, during regular business hours, upon reasonable notice and at the sole cost of BHR and

Lessees (provided there shall be no charge by FelCor, FSLP or Lessors to Lessees or BHR for the reasonable time of FelCor's, FSLP's or Lessors' officers or employees), to interview officers and employees of FelCor, FSLP and Lessors) and to have access to and review:

                                  (A)      the general accounting records of
         Lessors or any Hotel for purposes of performing an audit of BHR, Lessees or any Hotel in accordance with generally accepted auditing standards and to conduct reasonable due diligence with respect to Lessors and their business activities and the Hotels; and

                                  (B)      Lessors' entity records, minute
         books, contracts and other information, documents, agreements or items relating to the operation of the Hotels and Lessors' financial condition.

                          (ii)    to cooperate promptly and fully with Lessees
and BHR, upon request and at the cost of Lessees, in making available such information with respect to FelCor, FSLP or Lessors as may be then required by any regulatory agency, including the SEC or any stock exchange on which BHR's or Lessees' securities may be registered, listed or traded.

                          (iii)   to use their reasonable best efforts to cause
the independent public accountants preparing audits of FelCor, FSLP or Lessors to provide BHR and Lessees, at the sole cost of Lessees and BHR, with all consents and comfort letters of such accountants required for BHR's or Lessees' filings under the 1933 Act or the 1934 Act or to have BHR's or Lessees' registration statements be declared effective under the 1933 Act.

                 (d)      Confidentiality.         To the extent Lessors or
FelCor on the one hand, or Lessees or BHR on the other, obtains information or becomes aware of material information concerning the other that is not disclosed in a public announcement or filing under the 1933 Act or the 1934 Act by BHR or FelCor, each party agrees that it shall not improperly disclose or unlawfully utilize such information or otherwise act unlawfully with respect thereto.

         8.      REIT Requirements.

                 (a) BHR has been advised by FelCor and understands that, in order for FelCor to qualify as a real estate investment trust under the Code ("REIT"), the following requirements (the "REIT Requirements") must be satisfied:

                          (i)     The average of the adjusted tax bases of
Lessor's personal property that is leased to Lessee under a Percentage Lease at the beginning and end of a calendar year cannot exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of Lessor's real and personal property that is leased to Lessee under such Percentage Lease at the beginning and end of such calendar year.

                          (ii)    Lessee cannot sublet the Hotels and related
property that is leased to it by Lessor, or enter into any similar arrangement, on any basis such that the rental or other amounts paid by the sublessee thereunder would be based, on whole or in part, on either (i) the net income or profits derived by the business activities of the sublessee or (ii) any other formula such that any portion of the Percentage Rent or other rent paid by Lessee to Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code.

                          (iii)   Lessee cannot sublease the Hotels and related
property leased to it by Lessor to, or enter into any similar arrangement with, any person in which FelCor owns, directly or indirectly, a ten percent (10%) or greater ownership interest, within the meaning of Section 856(d)(2)(B) of the Code.

                          (iv)    FelCor cannot own, directly or indirectly, a
ten percent (10%) or greater ownership interest in BHR or Lessee, within the meaning of Section 856(d)(2)(B) of the Code.

                          (v)     Unless specifically permitted by the Board of
Directors of FelCor, no person can own, directly or indirectly, capital stock of FelCor that exceeds the limit set forth in FelCor's Charter.

                 (b) BHR and Lessees agree, and agree to use reasonable efforts to cause their Affiliates, to use their reasonable best efforts to permit the REIT Requirements to be satisfied. BHR and Lessees agree, and agree to use their reasonable best efforts to cause their Affiliates, to cooperate in good faith with FelCor, FSLP and Lessors to ensure that the REIT Requirements are satisfied, including but not limited to, providing FelCor with information about the ownership of BHR, Lessees, and their Affiliates to the extent that such information is reasonably available, and complying with the related obligations of Lessees under each Percentage Lease. BHR and Lessees agree, and agree to use their reasonable best efforts to cause their Affiliates, upon request by FelCor

(and, where appropriate action not already required by the terms hereof or of the Percentage Leases is required by this Section 8(b), at FelCor's expense), to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that any REIT Requirement is not, or will not be, satisfied, BHR or Lessees shall notify, or use reasonable efforts to cause their Affiliates to notify, FelCor of such noncompliance.

         9.      Cross Default.   From and after the Closing Date, a Financial
Default (as hereinafter defined) by any Lessee under the Percentage Lease with respect to any Hotel will constitute and continue to create an Event of Default (until cured, if curable) under the Percentage Leases with respect to all other Hotels, except to the extent prohibited by Lessors' mortgage financing secured by a lien upon any such other Hotel. A "Financial Default" shall mean and refer to any Event of Default under a Percentage Lease consisting of one or more of the following:

                  (i) if Lessee fails to pay Base Rent or Percentage Rent to Lessor as and when due (following any applicable grace or cure period);



                 (ii) if Lessee (A) shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of Lessee or of the whole or substantially all of the assets of Lessee shall be appointed in any proceeding brought by Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be vacated or set aside or stayed within sixty (60) days after such appointment, or (B) is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets, except as permitted hereunder; or



                 (iii) if a material Event of Default (including, without limitation, any of those listed above) occurs under any Percentage Lease at any time during any period of twelve (12) consecutive months in which any material Events of Default have occurred under at least four (4) other Percentage Leases.

         10.     Default by Lessee.

                 (a) A "Default by Lessee" shall exist under this Agreement if any one or more of the following occur:

                          (i)     Liquid Net Worth Covenants.  During the term
of any Percentage Lease, a Lessee fails to maintain its Minimum Liquid Net Worth as required in, or makes distributions or payments prohibited by, Sections 5 hereof (each, a "LNW Deficiency"), and fails to cure such LNW Deficiency within thirty (30) days following notice thereof from FelCor to BHR; provided, however that if BHR is required to raise debt or equity capital in order to supply cash, marketable securities or other assets that qualify for the Liquid Assets Amount or Credit Enhancement to cure such LNW Deficiency, and in good faith commences and continues to raise such debt or equity capital within thirty (30) days after such determination of Liquid Net Worth, BHR shall have a reasonable period not to exceed ninety (90) days to raise such debt or equity capital and to cause such required cash, marketable securities or other assets that qualify for the Liquid Assets Amount or Credit Enhancement to be included in such Lessee's Liquid Net Worth in order to eliminate any LNW Deficiency.

                          (ii)    Default Under Percentage Leases.  A Financial
Default occurs under any of the Percentage Leases to which such Lessee is a party.

                          (iii)   Other Breaches.  BHR or any Lessee fails to
comply with any other provision of this Agreement for a period of thirty (30) days after being notified by FelCor in writing of the provisions of this Agreement with which such Lessee has failed to comply; provided that if such default (other than if Lessee fails to pay any Base Rent or Percentage Rent under any Percentage Lease, when due after any applicable cure period, which failure shall be subject to the provisions set forth in the Percentage Leases, or if Lessee fails to maintain its Minimum Liquid Net Worth as required in, or makes distributions or payments prohibited by, Section 5 hereof) cannot with due diligence be cured within a thirty (30) day period, such period shall be extended for such reasonable time as BHR or such Lessee promptly and with due diligence commences and continues the cure thereof but in no event for a period of more than ninety (90) days following the date of notice from FelCor to BHR.

                 (b) In the event of a Default by Lessee, and without prejudice to the rights and remedies of any Lessor under any Percentage Lease, Lessors may, subject to its compliance with the terms of any Recognition Agreement and Article 21 of each Percentage Lease, elect to terminate all of the Percentage Leases (or all of the Percentage Leases to which the Lessee in default is a party), except to the extent expressly prohibited by mortgage financing of Lessors that is secured by a lien upon the Hotel covered by such Percentage Lease. In no event shall Lessors have the option to terminate less than all Percentage Leases (or all Percentage Leases to which the Lessee in default is a party) as to which they have both the contractual and legal right so to terminate.

         11. Recognition Agreement. FelCor and Lessor agree to negotiate in good faith and enter into a Recognition Agreement with Bankers Trust Company prior to the Closing Date and with any other lender to BHR and/or any Lessees subsequent to the Closing Date.

         12.     Miscellaneous.

                 (a) Entire Agreement; Modification, Amendments and Waivers. This Agreement, together with the Percentage Leases and instruments and agreements referenced herein and therein, constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes that certain Agreement Regarding Master Hotel Agreement dated as of March 23, 1998 among the parties hereto, and any prior oral agreements among the parties hereto. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same is in a writing signed by all parties to this Agreement.

                 (b) Notices. All notices, demands, requests, consents approvals and other communications ("Notice") hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid), sent by FedEx or other nationally recognized overnight courier, or sent by facsimile to the parties as set forth below:

                          If to BHR or any Lessee:

                                  Bristol Hotels & Resorts, Inc.
                                  14295 Midway Road
                                  Dallas, Texas 755244
                                  Facsimile:  972/391-3497
                                  Attention:  President (with a copy to
                                              Attention: General Counsel)

                          If to FelCor, FSLP or any Lessor:

                                  FelCor Suite Hotels, Inc.
                                  545 E. John Carpenter Frwy, Suite 1300
                                  Irving, Texas 75062
                                  Facsimile:  972/444-4949
                                  Attention:  President (with a copy to
                                              Attention: General Counsel)

or to such other address or addresses as either party may hereafter designate. Personally delivered Notice (including any confirmed facsimile transmission or delivery by nationally recognized overnight courier) shall be effective upon receipt at the specified address. Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five (5) days.

                 (c) Successors and Assigns. The provisions of this Agreement shall be binding upon the parties hereto and all of their permitted successors and assigns and inure to the benefit of the parties hereto and their permitted successors and assigns.

                 (d) Termination. This Agreement (other than the parties' indemnification rights and obligations hereunder) shall terminate (without prejudice to any accrued claims hereunder) at such time as all of the Percentage Leases have terminated.

                 (e) Governing Law. This Agreement shall be governed by the laws of the State of Texas.

                 (f) Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original once all parties have signed a counterpart hereof, with the same force and effect as if the signatures thereto and hereto were upon the same instrument.

                 (g) WAIVERS. EACH PARTY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY EITHER PARTY TO ENFORCE THE PROVISIONS OF THIS AGREEMENT. IN ANY SUIT OR OTHER CLAIM BROUGHT BY EITHER PARTY SEEKING DAMAGES AGAINST THE OTHER PARTY FOR BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE PARTY AGAINST WHOM SUCH CLAIM IS MADE SHALL BE

LIABLE TO THE OTHER PARTY ONLY FOR ACTUAL DAMAGES AND NOT FOR CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES.

                 (h) Time of the Essence. Time is of the essence of this Agreement.

                 (i) Conflict. In the event of any actual conflict or inconsistency between the terms of this Agreement and the terms of any Percentage Lease, the terms of this Agreement shall take precedence.

                 (j) Further Assurances. From time to time, as when requested by a party hereto, the other parties will execute and deliver, or cause to be executed and delivered, all such other documents and instruments as may be reasonably required to further or better evidence the agreements herein.

                 (k) Interpretation; Arbitration. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting hereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof. Any disputes arising under this Agreement will be resolved in accordance with the arbitration procedures set forth in Section 42.1 of the Percentage Leases.

                 (l)      Future Affiliates.       Any currently existing or
future Affiliate of FelCor or the Lessors that is or in the future may be a Lessor under a Percentage Lease shall become a party to this Agreement, entitled to the same rights, benefits and remedies to which FelCor and the Lessors are entitled hereunder by execution of an addendum to this Agreement. Any currently existing or future Affiliate of BHR or the Lessees that is or in the future may be a Lessee under a Percentage Lease shall become a party to this Agreement, entitled to the same rights, benefits and remedies to which BHR and the other Lessees are entitled hereunder by execution of an addendum to this Agreement. Upon the request of any party, such future Lessors and Lessees shall execute any documents, instruments or amendments hereto reasonably requested by a party hereto to further evidence any such Affiliate's rights, benefits and remedies hereunder.

                 (m)      Representatives.         This Agreement provides the
Lessors certain rights, benefits and remedies. FelCor is hereby designated and appointed the representative of the Lessors, and the Lessees and BHR shall be permitted to rely upon any written or oral communication or notification from FelCor as being from the respective Lessor. Any notice required to be given hereunder shall be given to FelCor as representative for any and all of the Lessors.

                          This Agreement provides the Lessees certain rights,
benefits and remedies. BHR is hereby designated and appointed the representative of the Lessees, and the Lessors and FelCor shall be permitted to rely upon any written or oral communication or notification from BHR as being from the respective Lessee. Any notice required to be given hereunder shall be given to BHR as representative for any or all of the Lessees.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  Bristol Hotels & Resorts, Inc.

                                  By: /s/ JOEL M. EASTMAN
                                     ----------------------------------------
                                  Name:   Joel M. Eastman
                                       --------------------------------------
                                  Title:  Vice President
                                        -------------------------------------

                                  FelCor Suite Hotels, Inc.

                                  By: /s/ LAWRENCE D. ROBINSON
                                     ----------------------------------------
                                  Name:   Lawrence D. Robinson
                                       --------------------------------------
                                  Title:  Senior Vice President
                                          and General Counsel
                                        -------------------------------------

                                  FelCor Suites Limited Partnership

                                  By:      FelCor Suite Hotels, Inc.
                                           its general partner

                                  By: /s/ LAWRENCE D. ROBINSON
                                     ----------------------------------------
                                  Name:   Lawrence D. Robinson
                                       --------------------------------------
                                  Title:  Senior Vice President
                                          and General Counsel
                                        -------------------------------------

                          Exhibit A - Existing Hotels


                      Exhibit B-1 - Form Percentage Lease


                    Exhibit B-2 - Capital Expenditure Policy


                          Exhibit C - Form of Guaranty


                    Exhibit D - Percentage Rent Computations


                     Schedule 1 - Contemplated Renovations

                                   EXHIBIT A

                                Existing Hotels

                                  EXHIBIT B-1

                             Form Percentage Lease

                                LEASE AGREEMENT

                       DATED AS OF _______________, 1998

                                    BETWEEN

                         [OLD BRISTOL/FELCOR AFFILIATE]

                                   AS LESSOR

                                      AND

                            [NEW BRISTOL AFFILIATE]

                                   AS LESSEE

                               TABLE OF CONTENTS

SECTION                                                                     PAGE
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
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.1    Leased Property   . . . . . . . . . . . . . . . . . . . . . . .  1
       1.2    Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       1.3    Second Extension of the Term  . . . . . . . . . . . . . . . . .  3

ARTICLE 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
       3.1    Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
       3.2    Confirmation of Percentage Rent   . . . . . . . . . . . . . . . 21
       3.3    Additional Charges  . . . . . . . . . . . . . . . . . . . . . . 21
       3.4    Net Lease Provision   . . . . . . . . . . . . . . . . . . . . . 22
       3.5    Material Changes in Economic Climate  . . . . . . . . . . . . . 22
       3.6    Performance Failure   . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE 4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       4.1    Payment of Impositions  . . . . . . . . . . . . . . . . . . . . 24
       4.2    Notice of Impositions   . . . . . . . . . . . . . . . . . . . . 26
       4.3    Adjustment of Impositions   . . . . . . . . . . . . . . . . . . 26
       4.4    Utility Charges   . . . . . . . . . . . . . . . . . . . . . . . 26
       4.5    Insurance Premiums  . . . . . . . . . . . . . . . . . . . . . . 26
       4.6    Franchise Fees  . . . . . . . . . . . . . . . . . . . . . . . . 27
       4.7    Ground Rent.  . . . . . . . . . . . . . . . . . . . . . . . . . 27

ARTICLE 5 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
       5.1    No Termination, Abatement, etc.   . . . . . . . . . . . . . . . 27

ARTICLE 6 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
       6.1    Ownership of the Leased Property  . . . . . . . . . . . . . . . 28
       6.2    Lessee's Personal Property  . . . . . . . . . . . . . . . . . . 28
       6.3    Lessor's Lien   . . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE 7 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
       7.1    Condition of the Leased Property  . . . . . . . . . . . . . . . 29
       7.2    Use of the Leased Property  . . . . . . . . . . . . . . . . . . 29
       7.3    Lessor to Grant Easements, etc.   . . . . . . . . . . . . . . . 31

ARTICLE 8 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
       8.1    Compliance with Legal and Insurance Requirements, etc.  . . . . 31
       8.2    Legal Requirement Covenants   . . . . . . . . . . . . . . . . . 31
       8.3    Environmental Covenants   . . . . . . . . . . . . . . . . . . . 33

ARTICLE 9 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
       9.1    Maintenance and Repair  . . . . . . . . . . . . . . . . . . . . 35
       9.2    Encroachments, Restrictions, Etc.   . . . . . . . . . . . . . . 36

ARTICLE 10  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
       10.1   Alterations   . . . . . . . . . . . . . . . . . . . . . . . . . 37
       10.2   Salvage   . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
       10.3   Initial Upgrade of Improvements   . . . . . . . . . . . . . . . 38

ARTICLE 11  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
       Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38

ARTICLE 12  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
       Permitted Contests   . . . . . . . . . . . . . . . . . . . . . . . . . 39

ARTICLE 13  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
       13.1   General Insurance Requirements  . . . . . . . . . . . . . . . . 40
       13.2   Replacement Cost  . . . . . . . . . . . . . . . . . . . . . . . 41
       13.3   Waiver of Claims and Subrogation  . . . . . . . . . . . . . . . 42
       13.4   Form Satisfactory, etc.   . . . . . . . . . . . . . . . . . . . 42
       13.5   Increase in Limits  . . . . . . . . . . . . . . . . . . . . . . 42
       13.6   Blanket Policy  . . . . . . . . . . . . . . . . . . . . . . . . 43
       13.7   No Separate Insurance   . . . . . . . . . . . . . . . . . . . . 43
       13.8   Reports On Insurance Claims   . . . . . . . . . . . . . . . . . 43

ARTICLE 14  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
       14.1   Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . 43
       14.2   Reconstruction in the Event of Damage or Destruction Covered
              by Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . 44
       14.3   Reconstruction in the Event of Damage or Destruction Not
              Covered by Insurance  . . . . . . . . . . . . . . . . . . . . . 45
       14.4   Lessee's Personal Property and Business Interruption
              Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
       14.5   Abatement of Rent Upon Casualty   . . . . . . . . . . . . . . . 45
       14.6   Damage Near End of Term   . . . . . . . . . . . . . . . . . . . 45
       14.7   Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45

ARTICLE 15  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
       15.1   Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . 46
       15.2   Parties' Rights and Obligations   . . . . . . . . . . . . . . . 46
       15.3   Total Taking  . . . . . . . . . . . . . . . . . . . . . . . . . 46

       15.4   Partial Taking  . . . . . . . . . . . . . . . . . . . . . . . . 46
       15.5   Allocation of Award   . . . . . . . . . . . . . . . . . . . . . 47
       15.6   Temporary Taking  . . . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE 16  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
       16.1   Events of Default   . . . . . . . . . . . . . . . . . . . . . . 48
       16.2   Surrender   . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       16.3   Damages   . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       16.4   Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
       16.5   Application of Funds  . . . . . . . . . . . . . . . . . . . . . 52

ARTICLE 17  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
       Lessor's Right to Cure Lessee's Default  . . . . . . . . . . . . . . . 52

ARTICLE 18  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
       18.1   Revenue Budgets   . . . . . . . . . . . . . . . . . . . . . . . 52
       18.2   Operating Budgets   . . . . . . . . . . . . . . . . . . . . . . 53
       18.3   Capital Budget  . . . . . . . . . . . . . . . . . . . . . . . . 53
       18.4   Annual Budget Approval; Budget Disputes   . . . . . . . . . . . 54

ARTICLE 19  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
       19.1   REIT Requirements; Management Agreements; Affiliate Payments  . 55
       19.3   Management Agreement  . . . . . . . . . . . . . . . . . . . . . 57
       19.4   Payments to Affiliates of Lessee  . . . . . . . . . . . . . . . 57

ARTICLE 20  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
       Holding Over   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE 21  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

ARTICLE 22  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
       22.1   Indemnification   . . . . . . . . . . . . . . . . . . . . . . . 60
       22.2   Indemnification Procedure   . . . . . . . . . . . . . . . . . . 61

ARTICLE 23  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
       23.1   Subletting and Assignment   . . . . . . . . . . . . . . . . . . 61
       23.2   Subordination and Attornment  . . . . . . . . . . . . . . . . . 62

ARTICLE 24  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
       Officer's Certificates; Estoppel Certificates; Financial and
       Portfolio Information  . . . . . . . . . . . . . . . . . . . . . . . . 62

ARTICLE 25  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       Lessor's Right to Inspect  . . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE 26  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

ARTICLE 27  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
       Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . 66

ARTICLE 28  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
       Acceptance of Surrender  . . . . . . . . . . . . . . . . . . . . . . . 66

ARTICLE 29  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
       No Merger of Title   . . . . . . . . . . . . . . . . . . . . . . . . . 66

ARTICLE 30  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
       Conveyance by Lessor   . . . . . . . . . . . . . . . . . . . . . . . . 66

ARTICLE 31  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
       Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

ARTICLE 32  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
       Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

ARTICLE 33  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
       Appraisers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67

ARTICLE 34  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
       34.1   Lessor May Grant Liens  . . . . . . . . . . . . . . . . . . . . 68
       34.2   Lessee's Right to Cure  . . . . . . . . . . . . . . . . . . . . 70
       34.3   Breach by Lessor  . . . . . . . . . . . . . . . . . . . . . . . 70

ARTICLE 35  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
       35.1   Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . 71
       35.2   Transition Procedures   . . . . . . . . . . . . . . . . . . . . 71
       35.3   Waiver of Presentment, etc.   . . . . . . . . . . . . . . . . . 73
       35.4   Standard of Discretion.   . . . . . . . . . . . . . . . . . . . 73
       35.5   Action for Damages.   . . . . . . . . . . . . . . . . . . . . . 73
       35.6   Lease Assumption in Bankruptcy Proceeding.  . . . . . . . . . . 73
       35.7   Intra-Family Transfers.   . . . . . . . . . . . . . . . . . . . 73

ARTICLE 36  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
       Memorandum of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . 74

ARTICLE 37  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74

       Lessor's Option to Purchase Lessee's Personal Property   . . . . . . . 74

ARTICLE 38  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
       Lessor's Option to Terminate Lease upon Sale   . . . . . . . . . . . . 74

ARTICLE 39  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
       Compliance with Franchise Agreement by Lessee  . . . . . . . . . . . . 76

ARTICLE 40  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
       Lessor Approval of Capital Expenditures; Capital Reserve.  . . . . . . 77

ARTICLE 41  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 78
       41.1   Arbitration.  . . . . . . . . . . . . . . . . . . . . . . . . . 78
       41.2   Alternative Arbitration.  . . . . . . . . . . . . . . . . . . . 78
       41.3   Arbitration Procedures.   . . . . . . . . . . . . . . . . . . . 78
       The Ground Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . 79

ARTICLE 43  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 79

EXHIBIT A-1 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81

EXHIBIT A-2 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 82

EXHIBIT B . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83

EXHIBIT C . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84

EXHIBIT D . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85

EXHIBIT E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86

                                LEASE AGREEMENT


       THIS LEASE AGREEMENT (hereinafter called "Lease"), made as of the ____ day of _______________, 1998, by and between [Bristol subsidiary or successor that currently owns the hotel] (hereinafter called "Lessor"), and [Bristol Hotel Tenant Company], a Delaware corporation (hereinafter called "Lessee"), provides as follows.

                                   RECITALS:

       A. In connection with the transactions contemplated by that certain Agreement and Plan of Merger dated as of March 23, 1998 (the "Merger Agreement"), Bristol Hotel Company, a Delaware corporation and the ultimate parent of Lessor ("Bristol") is to be merged with and into FelCor. Prior to such merger (i) Lessor and certain other direct or indirect subsidiaries of Bristol (collectively, including Lessor, the "Existing Lessors") that own hotel properties have agreed to lease to Lessee, and Lessee has agreed to lease from such Existing Lessors the hotels listed on Exhibit "A-1" attached hereto (including this Lease, the "Existing Leases"), and (ii) all of the shares of capital stock of Bristol Hotels and Resorts, Inc. ("BHR"), the immediate parent of Lessee, will be distributed to the shareholders of Bristol. Following the merger, the Existing Lessors will be direct or indirect subsidiaries of FelCor.

       B. Lessor and Lessee desire to provide for the general terms and conditions upon which the Hotel covered by this Lease will be leased to and operated by Lessee.

       NOW, THEREFORE, intending to be legally bound, Lessor and Lessee agree as follows:

       Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property.

                                   ARTICLE 1

       1.1 Leased Property. The "Leased Property" is comprised of Lessor's interest in the following:

              (a) the land or ground leasehold interest described in Exhibit "B" attached hereto and by reference incorporated herein.

              (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and offsite), parking areas and roadways appurtenant to, and any leasehold interest of

Lessor as a tenant in, such buildings and structures presently situated upon the Land (collectively, the "Improvements");

              (c) all easements, rights and appurtenances relating to the Land and the Improvements;

              (d) all equipment, machinery, fixtures, and other items of property required or incidental to the use of the Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated into the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, wall coverings all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

              (e) all equipment, machinery and other items of property incidental to the use of the Improvements as a hotel, including all components thereof, now or hereafter located at the Improvements or used exclusively in connection therewith, including, without limitation, all computer and front desk equipment, such as reservations systems, accounting systems, printers and other office equipment, all equipment and systems required for the operation of kitchens, bars and Restaurants, if any, and laundry and dry cleaning facilities, dining room wagons, materials, handling equipment, cleaning and engineering equipment, and vehicles, but excluding the Fixtures, Furniture and Inventory (collectively, the "Equipment");

              (f) all furniture and furnishings and all other items of personal property (excluding Inventory and personal property owned by Lessee) located on, and used in connection with, the operation of the Improvements as a hotel, together with all replacements, modifications, alterations and additions thereto (collectively, "Furniture); and

              (g) the lessor's interest in, to and under all existing leases of space within the Leased Property (including any security deposits or collateral held by Lessor pursuant thereto), which interests shall be conditionally assigned to Lessee if required by applicable law or the terms and conditions of such leases.

EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF HOTEL GUESTS AND TENANTS IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS OF RECORD INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH

WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

       1.2 Term. The term of this Lease (the "Term") shall commence on the Commencement Date and shall end on the Expiration Date, unless sooner terminated in accordance with the provisions hereof.

       1.3    First Extension of the Term.   [ADD LESSEE'S FIRST OPTION TO
EXTEND TERM TO A TOTAL OF 15 YEARS ON SAME ECONOMIC TERMS AS IN EFFECT ON LAST DAY OF INITIAL TERM IF INITIAL TERM IS LESS THAN 15 YEARS. RENEWAL AUTOMATIC UNLESS LESSEE DELIVERS NOTICE OF NON-RENEWAL].

       1.3 Second Extension of the Term. At least one hundred twenty (120) days prior to the expiration of the First Extension Term, Lessor and Lessee shall negotiate in good faith modifications to the Rent for an extension of five (5) years (the "Second Extension") of the Term to adjust such Rent to market rates for hotel REIT leases for similar hotel properties at that time. In the event Lessor and Lessee are unable to agree upon Rent terms for the Second Extension, at least ninety (90) days prior to the expiration of the Term, the Rent terms for the Second Extension shall be determined by a panel of three (3) persons having generally recognized expertise in evaluating hotel REIT leases. Lessee and the Lessor each shall have the right to designate one panel member and the two (2) panel members so designated will designate the third panel member. Rent terms approved by at least two (2) of the three (3) panel members will be binding on Lessee and Lessor for the Second Extension, which shall be otherwise on the terms set forth herein. In determining the market rates for the Second Extension, the panel members shall be instructed to consider hotel REIT lease terms with respect to similar hotel property types.

[ADD MECHANICS OF LESSEE'S EXERCISE OF EXTENSION OPTION(S)]

                                   ARTICLE 2

       Definitions. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

       Additional Charges:  As defined in Section 3.3.

       Affiliate: As used in this Lease the term "Affiliate" of a Person shall mean (1) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (2) any other Person that owns, beneficially, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock, shares or equity interests of such Person, or (3) any officer, director, employee, partner or trustee of such Person (or any Person controlling, controlled by or under common control with such Person), excluding trustees and Persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

       Annual Budget:  As defined in Section 18.3.

       Annual Revenues Computation:  As defined on Exhibit "D" attached hereto.

       Average Daily Rate: Total Room Revenues divided by occupied rooms at the Hotel.

       Award:  As defined in Section 15.1.

       Base Rate: The rate of interest announced publicly by The Chase Manhattan Bank in New York, New York, from time to time, as such bank's base rate. If no such rate is announced or becomes discontinued, then such other rate as Lessor may reasonably designate.

       Base Rent:  As defined in Article 3.

       Beverage Sale Revenues: Shall mean Gross Revenue from (i) the sale of wine, beer, liquor or other alcoholic beverages, whether sold in the bar or lounge, delivered to a guest room, sold at meetings or banquets or at any other location at the Leased Property or (ii) non-alcoholic beverages sold in the bar or lounge. Such revenues shall not include Sublease Rent or the following:

              (1) Any gratuity or service charge added to a customer's bill or statement in lieu of a gratuity which is paid to an employee;

              (2) Any revenues that are subsequently credited, rebated or refunded in the ordinary course of business; and

              (3) Sales taxes or taxes of any other kind imposed on the sale of alcoholic or other beverages.

       Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of New York, New York, or in the municipality wherein the Leased Property is located are closed.

       Capital Budget:  As defined in Section 18.3.

       Capital Expenditures: Amounts advanced to pay the costs of Capital Improvements.

       Capital Impositions: Taxes, assessments or similar charges imposed upon or levied against the Leased Property for the costs of public improvements, including, without limitation, roads, sidewalks, public lighting fixtures, utility lines, storm sewers, drainage facilities and similar improvements.

       Capital Improvements: Improvements to the Leased Property and repair replacement or refurbishing of the Improvements, Fixtures, Equipment and Furniture and of equipment and systems that constitute portions of the Leased Property in connection with its Primary Intended Use, and the cost of all approvals, licenses, permits and other authorizations necessary to complete such improvements, replacements and refurbishing, all as, and to the extent,
(i) designated as capital improvements by and determined in accordance with GAAP and (ii) of the types described in the capital improvements policy set forth on Exhibit " C" attached hereto as "capital".

       Capital Reserve:  As defined in Section 40.1(b).

       CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

       Claim:  As defined in Section 12.1.

       Code:  The Internal Revenue Code of 1986, as amended.

       Commencement Date: The date set forth on Exhibit "D" attached hereto as the commencement date with respect to the Hotel.

       Competitive Set: As defined in the STR Reports. Lessor and Lessee shall work in good faith to determine any additions and deletions to the Hotel's Competitive Set, on or before November 15th of each Lease Year, with such changes to be applicable for the following Lease Year. In the event Lessor and Lessee cannot agree to the Hotel's Competitive Set by November 15th of any Lease Year, such unagreed items shall be determined by Smith Travel Research (or, if it refuses or is unable to do so, by arbitration pursuant to Section 41.2). The costs of resetting the Hotel's Competitive Set shall be borne equally by the parties.

       Condemnation, Condemnor:  As defined in Section 15.1.

       Consolidated Financials: For any Fiscal Year or other accounting period for Lessee and BHR's consolidated Subsidiaries, if any, that lease hotel properties from Lessor or any of FelCors Subsidiaries, statements of operations, retained earnings and cash flow (or, in the case of a partnership, statements of operations, partners' capital and cash flow) for such period and for the period from the beginning of the respective Fiscal Year to the end of such period, and the related balance sheet as at the end of such period, together with the notes to any such yearly statements, all in such detail as may be required by the SEC with respect to filings made by FelCor, FSLP or Lessor, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding Fiscal Year, and prepared in accordance with GAAP and audited annually (and quarterly if required by the SEC) by nationally recognized independent certified public accountants.

       Construction Services Agreement:  As defined in Section 10.3(c).

       Consumer Price Index: Consumer Price Index, U.S. City Average, All Items for all Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor, as reported in the Wall Street Journal.

       Contemplated Renovations:  As defined in Section 10.3(b).

       Date of Taking:  As defined in Section 15.1.

       Emergency Capital Expenditures: Capital Expenditures required to take necessary or appropriate actions to respond to Emergency Situations.

       Emergency Situations: Fire, flood, earthquake or any other casualty, or any other events, circumstances or conditions, which threaten the safety or physical well-being of the Hotel's guests or employees or which involve the risk of material property damage or material loss to the Hotel.

       Encumbrance:  As defined in Article 34.

       Environmental Authority: Any department, agency or other body or component of any Government that exercises any form of jurisdiction or authority under any Environmental Law.

       Environmental Authorization: Any license, permit, order, approval, consent, notice, registration, filing or other form of permission or authorization required under any Environmental Law.

       Environmental Laws: All applicable federal, state, local and foreign laws and regulations relating to pollution of the environment (including without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include but are not limited to CERCLA, FIFRA, RCRA, SARA and TSCA.

       Environmental Liabilities: Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

              (1) Failure of Lessee, Lessor, any Predecessor or the Leased Property to comply at any time with all Environmental Laws;

              (2) Presence of any Hazardous Materials on, in, under, at or in any way affecting the Leased Property;

              (3) A Release at any time of any Hazardous Materials on, in, at, under or in any way affecting the Leased Property;

              (4) Identification of Lessee, Lessor or any Predecessor as a potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

              (5) Presence at any time of any above-ground and/or underground storage tanks, as defined in RCRA or in any applicable Environmental Law on, in, at or under the Leased Property or any adjacent site or facility; or

              (6) Any and all claims for injury or damage to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property or any adjoining property, or resulting from the operation thereof.

       Equipment:  As defined in Section 1.1.

       Event of Default:  As defined in Section 16.1.

       Excluded Lease Year:  As defined in Section 3.6(a).

       Excess Capital Expenditures:  As defined in Section 18.4.

       Existing Leases:  As defined in Recital A.

       Existing Lessors:   As defined in Recital A.

       Expiration Date: The date set forth on Exhibit "D" attached hereto as the expiration date with respect to the Hotel.

       FSLP: FelCor Suites Limited Partnership, a Delaware limited partnership, of which FelCor is the general partner.

       FelCor: FelCor Suite Hotels, Inc., a Maryland corporation, and its successors and assigns.

       FIFRA: The Federal Insecticide, Fungicide, and Rodenticide Act, as amended.

       Fiscal Year:  The 12-month period from January 1 to December 31.

       Fixtures and Equipment:  As defined in Section 1.1.

       Food Sale Revenues: Shall mean Gross Revenue from the sale, for on-site consumption, of food and non-alcoholic beverages sold at the Leased Property, including in respect to guest rooms, banquet rooms, ballrooms, meeting rooms and other similar rooms, including the rentals with respect to banquets, meetings and other functions held in such banquet rooms, ballrooms, meeting rooms and other similar rooms. Such revenues shall not include Sublease Rent or the following:

              (1)    Vending machine sales;

              (2) Any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity which is paid to an employee;

              (3)    Non-alcoholic beverages sold from the bar or lounge;

              (4) Sales taxes or taxes of any other kind imposed on the sale of food or non-alcoholic beverages; and

              (5) Any revenues that are subsequently credited, refunded or rebated in the ordinary course of business.

       Force Majeure: An Unavoidable Occurrence, generally affecting travel and/or the hotel or lodging business in the market and/or submarket in which the Hotel is located.

       Franchise Agreement: Any franchise or license agreement with a Franchisor under which the Hotel is operated as a hotel facility under a registered service mark or other brand name or "flag" approved by Lessor (not to be unreasonably withheld).

       Franchise Event of Default: As defined in Section 16.1(g).

       Franchisor:  The franchisor or licensor under any Franchise Agreement.

       Furniture:  As defined in Section 1.1.

       GAAP: GAAP shall mean, as of any date of determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles

Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

       Government: The United States of America, any state, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any agency or political subdivision of any of the foregoing.

       Gross Operating Expenses: The term "Gross Operating Expenses" shall include (i) all costs and expenses of operating the Hotel included within the meaning of the term "Total Costs and Expenses" contained in the Uniform System and, (ii) without duplication, the following: all salaries and employee expenses and payroll taxes (including salaries, wages, bonuses and other compensation of all employees of the Hotel, and benefits including life, medical and disability insurance and retirement benefits), expenditures described in Section 9.1 (other than Capital Expenditures required to be paid for by Lessor), operating lease payments for Office Machines acquired after the Transition Date operational supplies, utilities, governmental fees and assessments, common area assessments, costs of food and beverages, laundry service expense, the cost of Inventory, license fees, advertising, marketing, reservation systems and any and all other operating expenses as are reasonably necessary for the proper and efficient operation of the Hotel incurred by Lessee in accordance with the provisions hereof (excluding, however, (i) federal, state and municipal excise, sales and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes paid over to federal, state or municipal governments, (ii) the cost of insurance to be provided by Lessor under Section 13.1(a), (iii) Real Estate Taxes, Capital Impositions and Personal Property Taxes, (iv) payments on any Ground Lease, Mortgage or other Encumbrance on, the Land or Improvements approved by Lessor, and (v) depreciation and amortization; all determined in accordance with the Uniform System).

       Gross Revenues: All revenues, receipts, and income of any kind derived directly or indirectly by Lessee from or in connection with the Hotel (including rentals or other payments from tenants, lessees, licensees or concessionaires but not including their gross receipts) whether on a cash basis or credit, paid or collected, determined in accordance with the Uniform System, excluding, however: (i) funds furnished by Lessor, (ii) federal, state and municipal excise, sales, and use taxes collected directly from patrons and guests or as a part of the sales price of any goods, services or displays, such as gross receipts, admissions, cabaret or similar or equivalent taxes and paid over to federal, state or municipal governments, (iii) the amount of all credits, rebates or refunds to customers, guests or patrons in the ordinary course of business, and all service charges, finance charges, interest and discounts attributable to charge accounts and credit cards, to the extent same are paid to Lessee by its customers, guests or patrons, or to the extent the same are paid for by Lessee to, or charged to Lessee by, credit card companies,
(iv) gratuities paid to employees, (v) proceeds of insurance (including business interruption insurance payable to Lessee) and condemnation, (vi) proceeds from sales other than sales in the ordinary course of business, (vii) complimentary meals and rooms to Lessee's and Manager's employees, and charitable, promotional and other complimentary meals and rooms given by Lessee in the ordinary course of business and in accordance with its normal policies for giving such meals and rooms, as is customary for similar operations, (viii) receipts for returns to shippers, manufacturers or suppliers, (ix) all loan proceeds from financing or refinancing of its leasehold interest in the Hotel, or interests therein or components thereof, including the Leased Property and Lessee's Personal Property, (x) judgments and awards, except any portion thereof arising from normal business operations of the Hotel, and (xi) items constituting "allowances" under the Uniform System.

       Ground Lease:   As defined in Section 42.1.

       Hazardous Materials: All chemicals, pollutants, contaminants, wastes and toxic substances, including without limitation:

              (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

              (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

              (c) Toxic substances, as defined in TSCA or in any Environmental Law;

              (d) Insecticides, fungicides, or rodenticide, as defined in FIFRA or in any Environmental Law; and

              (E) Gasoline or any other petroleum product or byproduct, polychlorinated biphenols, asbestos, urea formaldehyde and radon gas.

       Hotel: The hotel and/or other facility offering lodging and other services or amenities being operated or proposed to be operated on the Leased Property.

       Hotel Market Decline: A period of six (6) consecutive calendar months during which there is (i) a twenty percent (20%) decline in average hotel occupancy for the Hotel from the average hotel occupancy levels for same period during the prior calendar year and (ii) a twenty percent (20%) decline in average hotel occupancy for the Hotel's Competitive Set from the average hotel occupancy levels for the same period during the prior calendar year, as published in the applicable STR Reports.

       Hotel Shortfall Cure Percentage:  As defined in Section 3.6(c)

       Impositions: Collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all Capital Impositions, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other utility rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term hereof may be assessed or imposed on or with respect to or be a lien upon Lessor's interest in the Leased Property, the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other Person, or (2) any net revenue tax of Lessor or any other Person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or
(4) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition and that is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.

       Improvements:  As defined in Section 1.1.

       Indemnified Party: Either of a Lessee Indemnified Party or a Lessor Indemnified Party.

       Indemnifying Party: Any party obligated to indemnify an Indemnified Party pursuant to Sections 8.3 or 22.1.

       Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy.

       Inventory: All "Inventories of Merchandise" and "Inventories of Supplies" as defined in the Uniform System, as same may hereafter be revised, including without limitation linens, china, silver, glassware and other non-depreciable personal property, and including any property of the type described in Section 1221(1) of the Code.

       Land:  As defined in Section 1.1.

       Lease Year: Any 12-month period from January 1 through December 31 during the Term, or any shorter period at the beginning or end of the Term.

       Leased Property:  As defined in Section 1.1.

       Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether now in force or hereafter enacted and in force, including all laws, rules or regulations pertaining to the environment, occupational health and safety and public health, safety or welfare, and any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or (2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

       Lessee: The Lessee designated on this Lease and its respective permitted successors and assigns.

       Lessee Indemnified Party: Lessee, any Affiliate of Lessee, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a partner's, limited liability company member's or stockholder's interest) in Lessee, the officers, directors, stockholders, employees, agents and representatives of Lessee (and any general partner of Lessee) and any stockholder, partner, limited liability company member or manager of Lessee, and the respective heirs, personal representatives, successors and assigns of any such officer, director, stockholder, partner, limited liability company member or manager, employee, agent or representative.

       Lessee's Personal Property:  As defined in Section 6.2.

       Lessor: The Lessor designated on this Lease and its respective successors and assigns.

       Lessor Indemnified Party: Lessor, any Affiliate of Lessor, any other Person against whom any claim for indemnification may be asserted hereunder as a result of a direct or indirect ownership interest (including a partner's, limited liability company member's or stockholder's interest) in Lessor, the officers, directors, stockholders, employees, agents and representatives of Lessor (and any general partner of Lessor), and any partner, limited liability company member or manager of Lessor, and the respective heirs, personal representatives, successors and assigns of any such officer, director, partner, stockholder, partner, limited liability company member or manager, employee, agent or representative.

       Major Sublease.   Any sublease of a portion of the Leased Property which
(i) is a Restaurant sublease or other retail sublease important to the successful operation of the Hotel (other than leases of gift shop space or to a service provider, such as a lease to an airline ticket agent or to an overnight courier), (ii), individually (or in the aggregate with all other such non-Restaurant subleases) generates two percent (2%) or more of the Gross Revenues of the Hotel, or

(iii) the loss of which could reasonably be expected to cause a material adverse change in the Hotel or Lessee's business at the Hotel.

       Management Agreement: As defined in Section 19.3.

       Manager: The manager of the Hotel, from time to time, as permitted under this Lease.

       Master Hotel Agreement: The [Amended and Restated] Master Hotel Agreement dated as of [__________, 1998], among Bristol, BHR, Lessor, Lessee, FelCor and certain Affiliates of each.

       Mortgage: Any deeds to secure debt, deeds of trust, mortgages, or other interests heretofore or hereafter granted by Lessor or which otherwise encumber or affect the Leased Property and any and all renewals, modifications, consolidations, replacements, substitutions, and extensions thereof.

       National Economic Decline: A period of six (6) consecutive calendar months during which there occurs or continues (i) a ten percent (10%) decline in average hotel occupancy, from average hotel occupancy levels for the same period during the prior calendar year, for all open and operating hotels in the United States as determined from the applicable STR Reports or, if the STR Reports are no longer published, other national economic data regarding the hospitality industry.

       New Lease: Any Lease Agreement hereafter entered into between Lessor (or another Subsidiary of FelCor) and Lessee (or another Subsidiary of BHR) pursuant to, and to be governed by, the Master Hotel Agreement.

       Notice:  A notice given pursuant to Article 32.

       Notice Period:  As defined in Section 3.6(b).

       Office Machines: As defined in Section 6.2.

       Officer's Certificate: A certificate of Lessee, in form reasonably acceptable to Lessor, signed by the chief financial officer, treasurer, chief accounting officer, or another officer authorized so to sign such certificates by the board of directors or bylaws of Lessee, or any other Person whose power and authority to act has been authorized by delegation in writing by any such officer.

       Operating Budget:  As defined in Section 18.2.

       Other Hotels: The hotel properties covered by the Existing Leases (other than this Lease) and the New Leases.

       Other Leases: The Existing Leases (other than tis Lease) and the New Leases.

       Other Leassors:  The Lessors under the Other Leases.

       Other Revenues. All revenues, receipts, and income of any kind derived directly or indirectly from or in connection with the Hotel and included in Gross Revenues (other than Room Revenues, Food Sale Revenues and Beverage Sale Revenues), including, without limitation, all revenues, receipts and income derived from the Hotel's and Leased Property's telephones, TV and movie rentals check room, washroom, laundry, valet, and vending machines and all other services not expressly specified herein as Room Revenues, Food Revenues and Beverage Sales Revenues.

       Overdue Rate: On any date, a rate equal to the Base Rate plus two percent (2%) per annum, but in no event greater than the maximum rate then permitted under applicable law.

       Payment Date:  Any due date for the payment of any installment of Base
Rent.

       Percentage Rent:  As defined in Section 3.1(b).

       Performance Failure: A Revenue Performance Shortfall that has not been cured in accordance with Section. 3.7 of this Lease.

       Person: The term "Person" means and includes individuals, corporations, general and limited partnerships, stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

       Personal Property Taxes. All personal property taxes imposed on the Furniture, Fixtures and Equipment and other items of personal property owned by Lessor, located on, and used in connection with, the operation of the Improvements as a Hotel (other than Inventory and the other Lessee's Personal Property), together with all replacements, modifications, alterations and additions thereto.

       PIP:  As defined in Section 10.3.

       Primary Intended Use:  As defined in Section 7.2(b).

       Proceeding: Any judicial action, suit or proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

       Quarterly Revenues Computation: As defined on Exhibit "D" attached hereto.

       RCRA:  The Resource Conservation and Recovery Act, as amended.

       Real Estate Taxes: All real estate taxes, including general and special assessments, if any, which are imposed upon the Land and the Improvements.

       REIT Requirements:  As defined in Section 19.1.

       Regional Market Decline: A period of six (6) consecutive calendar months during which there is a twenty percent (20%) decline in average hotel occupancy from hotel occupancy levels for the same period during the then prior calendar year, for all open and operating hotels in the Smith Travel Research Region in which the Hotel is located, as determined from applicable STR Reports or, if the STR Reports are no longer published, other regional economic data regarding the hospitality industry..

       Release: A "Release" as defined in CERCLA or in any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

       Rent:  Collectively, the Base Rent, Percentage Rent, and Additional
Charges.

       Restaurant: Any restaurant or cocktail lounge, together with a kitchen for those facilities, which may be located in the Hotel at any time and from time to time.

       Revenue Budget:  As defined in Section 18.1.

       Revenue Performance Shortfall:  As defined in Section 3.6(a).

       RevPAR:  As defined in the STR Reports.

       Room Revenue Breakpoint:  As defined on Exhibit "D" hereto.

       Room Revenues: Shall mean Gross Revenue from the rental of guest rooms or suites, whether to individuals, groups or transients, but excluding Beverage Sale Revenues, Food Sale Revenues and the following:

       (a) The amount of all credits, rebates or refunds to customers, guests or patrons;

       (b) All sales taxes or any other taxes imposed on the rental of such guest rooms; and

       (c) Any fees collected for amenities including, but not limited to telephone, laundry, movies or concessions.

       SARA: The Superfund Amendments and Reauthorization Act of 1986, as amended.

       State: The State or Commonwealth of the United States or Province of Canada in which the Leased Property is located.

       SEC: The U.S. Securities and Exchange Commission or any successor agency.

       STR Reports: Reports compiled by Smith Travel Research which contain historical supply and demand, occupancy, and average rate information for the Hotel and hotels with which it competes.

       Sublease Rent: The entire net amount of rentals (including base rent and percentage rent, but not including pre-paid rent (until earned) security or other deposits and expense pass-through amounts), if any, received by Lessee under any sublease (or similar agreement), and with any unaffiliated third party (i) to which the Leased Property is subject on the date of this Lease, or
(ii) of a Restaurant or other retail space in the Hotel which may be entered into from time to time.

       Subsidiaries: Persons in which another Person owns, directly or indirectly, more than 50% of the voting stock and control, as applicable (individually, a "Subsidiary").

       Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain Proceeding affecting the Leased Property whether or not such Condemnation or other eminent domain Proceeding shall have actually been commenced.

       Term:  As defined in Section 1.2.

       Termination Fee: An amount with respect to the termination of this Lease, if any, determined as set forth in the Master Hotel Agreement.

       Transition Date: The effective date of this Lease.

       TSCA:  The Toxic Substances Control Act, as amended.

       Unavoidable Delays: Delays due to strikes, lock-outs, labor unrest, inability to procure materials, power or other utility failure, acts of God (such as hurricanes, tornados, earthquakes, floods and mud slides) governmental restrictions, war or other enemy action, civil commotion, fire, casualty, condemnation or other similar causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the reasonable control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease or any guaranty of this Lease.

       Unavoidable Occurrence: shall mean the occurrence of strikes, lockouts, labor unrest, gasoline and other energy shortages, widespread disruption of air, auto or other travel, inability to procure materials, power or other utility failure, acts of God (such as hurricanes, tornados, earthquakes, floods and mud slides), governmental restrictions, war or other enemy or terrorist action, civil commotion, fire, casualty, condemnation or other similar causes beyond the reasonable control of Lessee; provided that any such occurrence is an extraordinary, as opposed to a routine or cyclical, material event that was not reasonably foreseeable when the then-applicable Annual Budget was prepared.

       Uneconomic for its Primary Intended Use: A state or condition of the Hotel such that, in the good faith judgment of Lessee, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessee (or its general partner), the Hotel cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues, such that Lessee intends to, and shall, complete the cessation of operations at the Hotel.

       Uniform System: Shall mean the Uniform System of Accounts for Hotels (9th Revised Edition, 1996) as published by the Hotel Association of New York City, Inc., with such later revisions as may be agreed to by both Lessor and Lessee.

       Unsuitable for its Primary Intended Use: A state or condition of the Hotel such that, in the good faith judgment of Lessor, reasonably exercised and evidenced by the resolution of the board of directors or other governing body of Lessor, due to casualty damage or loss through Condemnation, the Hotel cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel of the same type as the Hotel.

                                   ARTICLE 3

       3.1 Rent. Lessee will pay to Lessor in lawful money in the State which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in Article 32 hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, all Base Rent, Percentage Rent and Additional Charges, during the Term, as follows:

              (a) Base Rent: An annual sum in the amount set forth on Exhibit "D" hereto as the "Base Rent" for the Leased Property, payable in advance in equal, consecutive monthly installments, on or before the last day of the prior calendar month for each calendar month of the Term ("Base Rent"); provided, however, that the first monthly payment of Base Rent shall be payable on the last day of the first full calendar month following the Commencement Date, in addition to the second monthly payment of Base Rent then due, and that the first and last monthly payments of Base Rent shall be pro rated as to any partial month (subject to adjustment as provided in Sections 5.2, 14.5, 15.3, 15.5, and 15.4); and

              (b) Percentage Rent: For each Lease Year during the Term commencing with the Lease Year in which the Commencement Date occurs, Lessee shall pay percentage rent ("Percentage Rent") as follows:

              (i) monthly (on or before the last day of the month) in an amount equal to seventy-five percent (75%) of the amount of Lessee's budgeted Percentage Rent payable with respect to the then current month; and

              (ii) to the extent not paid as estimated Percentage Rent, quarterly in arrears, on or before the 15th day of the calendar month following the end of each calendar quarter in each Fiscal Year, and on or before January 15th of the next year with respect to the fourth quarter of each Fiscal Year, in an amount calculated by the following formula:

                     The amount equal to the Quarterly Revenues Computation

                                      less

                     an amount equal to the Base Rent paid year to date for the applicable Lease Year less

                     an amount equal to Percentage Rent paid year to date for the applicable Lease Year equals

                     Percentage Rent for the applicable quarter.

              Notwithstanding the amounts of Percentage Rent paid quarterly pursuant to the formula set forth above, for any Lease Year during the Term commencing with the Lease Year in which the Commencement Date occurs, the Percentage Rent payable under this Lease shall be no less than or greater than the amount calculated by the following formula:

                     The amount equal to the Annual Revenues Computation

                                           less

                     an amount equal to the Base Rent paid year to date for the applicable Lease Year equals

                     Percentage Rent for the applicable Lease Year.

              Set forth on Exhibit "E" attached hereto is an example of the calculation of Percentage Rent. In no event will Percentage Rent be less than zero, and there shall be no reduction in the Base Rent regardless of the result of the Quarterly Revenues Computation or Annual Revenues Computation.

              (c) Officer's Certificates. An Officer's Certificate shall be delivered to Lessor, together with such monthly estimated Percentage Rent payment and quarterly Percentage Rent payment, setting forth the calculation of such estimated or adjusted rent payment for such month or quarter.

       In addition, on or before January 20th of each year, commencing with the January 20th first following the end of the Lease Year in which the Commencement Date occurs, Lessee shall deliver to Lessor an Officer's Certificate setting forth the computation of the actual Percentage Rent that accrued for the last quarter of the Lease Year that ended on the immediately preceding December 31 and together with Lessee's payment to Lessor of Percentage Rent, if due and payable, for the last quarter of the applicable Lease Year. The Officer's Certificate shall also set forth the computation of the actual and estimated Percentage Rent accrued and paid during the Lease Year that ended on the immediately preceding December 31. If the annual Percentage Rent due and payable for any Lease Year (as shown in the applicable Officer's Certificate) exceeds the amount actually paid as Percentage Rent by Lessee for such year, Lessee also shall pay such excess to Lessor at the time such certificate is delivered. If the Percentage Rent actually due and payable for such Lease Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Lease Year, Lessor will reimburse such amount to Lessee within five (5) Business Days thereafter.

       Any difference between the annual Percentage Rent due and payable for any Lease Year (as shown in the applicable Officer's Certificate or as adjusted pursuant to Section 3.2) and the total amount of monthly and quarterly payments for such Lease Year actually paid by Lessee as Percentage Rent, whether in favor of Lessor or Lessee, shall bear interest at the Overdue Rate, which interest shall accrue from the January 20 after the close of such Lease Year until the amount of such difference shall be paid or otherwise discharged. Any such interest payable to Lessor shall be deemed to be and shall be payable as Additional Charges.

       The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term, and a final reconciliation (taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such expiration or termination date, and Lessee's good faith best estimate of the amount of any unresolved contractual allowances) shall be made not later than two (2) years after such expiration or termination date, but Lessee shall advise Lessor within 60 days after such expiration or termination date of Lessee's best estimate at that time of the approximate amount of such adjustments, which estimate shall not be binding on Lessee or have any legal effect whatsoever.

              (d) CPI Adjustments to Rent. If Exhibit "D" hereto designates a CPI Adjustment for the Leased Property, then, for each Lease Year of the Term beginning on or after the CPI Adjustment Year (as defined on said Exhibit "D"), the Base Rent then in effect, and the

Room Revenue Breakpoint then included in the Monthly and Annual Revenues Computations set forth in Section 3.1(b) shall be adjusted from time to time beginning in the CPI Adjustment Year as follows:

              (1) The average Consumer Price Index for the most recently ended Lease Year shall be divided by the average Consumer Price Index for the immediately preceding Lease Year.

              (2) The new Base Rent for the then current Lease Year shall be the adjusted amount obtained by multiplying the Base Rent for the immediately preceding Lease Year by the quotient obtained in subparagraph
(d)(1) above.

              (3) The new Room Revenue Breakpoint in the Monthly and Annual Revenues Computations described in Section 3.1(b) above for the then current Lease Year shall be the product of the Room Revenue Breakpoint in effect in the most recently ended Lease Year and the quotient obtained in subparagraph (d)(1) above.

              (4) By way of example, if the CPI Adjustment Year were 1997, the amount of Base Rent and the Room Revenue Breakpoint amounts (and Food Sales and Beverage Sales amounts, if applicable) for purposes of the Quarterly and Annual Revenues Computations for the Lease Year commencing January 1, 1997 would be adjusted to reflect any change in the Average Consumer Price Index from the Lease Year ended December 31, 1995 as compared to the Lease Year ended December 31, 1996. Base Rent and Room Revenue Breakpoint amounts (and Food Sales and Beverage Sales amounts, if applicable) for purposes of the Quarterly and Annual Revenues Computations for the Lease Year commencing January 1, 1998 would be the Base Rent and Room Revenue Breakpoint amounts (and Food Sales and Beverage Sales amounts, if applicable) applicable for the fiscal year ended December 31, 1997 as further adjusted to reflect any change in the Consumer Price Index from December 31, 1996 as compared to December 31, 1997.

              (5) Lessor shall calculate the annual adjustments as soon as reasonably possible after the Consumer Price Index becomes available and shall notify Lessee in writing of the amount of the annual adjustment, together with a copy of the computation showing the adjustment amount. Adjustments calculated as set forth above in the Base Rent and Room Revenue Breakpoint amounts (and Food Sales and Beverage Sales amounts, if applicable) shall be effective on January 1 of the Lease Year to which such adjusted amounts apply. If rent is paid in any Lease Year prior to the determination of the amount of any adjustment to Base Rent or Room Revenue Breakpoint amounts (and Food Sales and Beverage Sales amounts, if applicable) applicable for such Lease Year, payment adjustments for any shortfall in or overpayment of rent paid shall be made with the first Base Rent payment due after the amount of the adjustments are determined.

              (6) The "Average Consumer Price Index" for any period shall be the average of the Consumer Price Index for each month during the period.

              (7) If (i) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or (ii) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent hereunder. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistics on the cost of living that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

       3.2 Confirmation of Percentage Rent. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with its usual and customary practices, and in accordance with GAAP and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain, for at least four (4) years after the expiration of each Lease Year (and in any event until the reconciliation described in Section 3.1(c) for such Lease Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Lease Years. Lessor, at its expense (except as provided hereinbelow), shall have the right from time to time by its accountants or representatives to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under Section 3.1(c) and, in connection with such audits, to examine all Lessee's records (including supporting data, Franchisor reports and sales and excise tax returns) reasonably required to verify Percentage Rent (and for no other purpose), subject to any prohibitions or limitations on disclosure of any such data under applicable law. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest at the Overdue Rate from the date when said payment should have been made to the date of payment thereof; provided, however, that as to any audit that is commenced more than two (2) years after the date Percentage Rent for any Lease Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee, in which case interest at the Overdue Rate will accrue from the date such payment should have been made to the date of payment thereof. If any such audit discloses that the Percentage Rent actually due from Lessee for any Lease Year exceeds that reported and paid by Lessee by more than three percent (3%), Lessee shall pay the cost of such audit and examination. In no event shall lessor undertake an audit more than four
(4) years after the last day of the Lease Year for which such audit is requested. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties and except further that Lessor may disclose such information to prospective lenders, investors, and underwriters who have a need to know such information and to other Persons to whom disclosure is required by applicable law if such persons are advised of and agree to maintain the confidentiality of such information. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease. Any dispute as to the existence or amount of any deficiency in the payment of Percentage Rent as disclosed by such audit shall, if not otherwise settled by the parties, be submitted to arbitration pursuant to the provisions of Section 41.2.

       3.3 Additional Charges. In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 3.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent, including, but not limited to, the right, but not the obligation to pay such Additional Changes on behalf of Lessee and to require reimbursement thereof by Lessee, together with interest thereon at the Overdue Rate. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

       3.4 Net Lease Provision. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent and Additional Charges throughout the Term, all as more fully set forth in Article 5, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges or expressly provide that certain Impositions (including without limitation Real Estate Taxes, Capital Impositions and Personal Property Taxes), Capital Expenditures and other expenses or maintenance shall be paid or performed by Lessor.

       3.5    Material Changes in Economic Climate.

              (a) In the event of the occurrence of a Force Majeure and a Hotel Market Decline, Lessor and Lessee shall, in good faith, negotiate possible modifications to the Base Rent and Percentage Rent to reduce such Base Rent and Percentage Rent to recent market rates for hotel REIT leases for similar hotel properties in the Hotel's Competitive Set, retroactively effective as of the first calendar month of the Term following the last day of the six-month period during which such Hotel Market Decline has occurred with the excess of Base Rent and Percentage Rent actually paid for such period over the reduced Base Rent and Percentage Rent, plus interest thereon at the Base Rate, to be credited to the next payments of Rent due and owing hereunder. If Lessor and Lessee are unable to agree that a Force Majeure or a Hotel Market Decline has occurred, within thirty (30) days after the date of written certification from Lessee to Lessor that a Force Majeure and Hotel Market Decline has occurred (accompanied by reasonably detailed computations and documentation to support such assertion), the matter may be submitted by either party to arbitration under Section 41.2 hereof for resolution (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease). If, within ninety (90) days (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease) following the date of such written certification from Lessee (or the date of a decision of an arbitrator if required hereunder to determine that a Force Majeure and Hotel Market Decline has occurred), Lessor and Lessee are unable to agree upon the amount of reduction in Base Rent and Percentage Rent contemplated hereby, Lessee shall have the option to terminate this Lease upon not less than thirty (30) days prior written notice to Lessor.

              (b) In the event of the occurrence of a National Economic Decline and a Regional Market Decline, Lessor and Lessee shall, in good faith, negotiate (i) possible modifications to the Base Rent and Percentage Rent to reduce such Base Rent and Percentage Rent to recent market rates for hotel REIT leases for similar hotel properties in the Hotel's Competitive Set, and (ii) possible modifications to the Base and Percentage Rent payable under each of the Other Leases for Other Hotels in the same Region (as defined in the STR Reports) as the Hotel to reduce such Base Rent and Percentage Rent to recent market rates for hotel REIT leases for similar hotel properties in the Hotel's Competitive Set, in each case retroactively effective as of the first calendar month of the Term following the last day of the six-month period during which such Regional Market Decline has occurred with the excess of Base Rent and Percentage Rent actually paid for such period over the reduced Base Rent and Percentage Rent, plus interest thereon at the Base Rate, to be credited to the next payments of Rent due and owing hereunder. If, within thirty (30) days after the date of written certification from Lessee to Lessor that a National Economic Decline and Regional Market Decline has occurred (accompanied by reasonably detailed computations and documentation to support such assertion), Lessor and Lessee are unable to agree that a National Economic Decline or Regional Market Decline has occurred, the matter may be submitted by either party to arbitration under Section 41.2 hereof for resolution (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease). If, within ninety (90) days (during which period Lessee shall continue to pay Base Rent and Percentage Rent as required under Section 3.1 of this Lease) following the date of such initial written certification from Lessee (or the date of a decision of an arbitrator if required hereunder to determine that a National Economic Decline and Regional Market Decline has occurred), Lessor and Lessee are unable to agree upon the amount of reduction in Base Rent and Percentage Rent contemplated hereby, Lessee shall have the option, upon not less than sixty (60) days prior written notice to Lessor, to terminate all (but not less than all) of the Existing Leases of hotels in the same Region as the Hotel, including this Lease.

       3.6    Performance Failure.

              (a) If, with respect to any three (3) consecutive Lease Years during the Term commencing on or after January 1, 1998, Lessee shall fail to realize from the operation of the Hotel an amount equal to at least eighty percent (80%) of Room Revenues as set forth in the Revenue Budget for such Lease Year, such failure shall constitute a "Revenue Performance Shortfall" under this Lease, except to the extent such failure is caused by an Unavoidable Occurrence. In determining whether Lease Years are consecutive for such purpose, Excluded Lease Years will be ignored. The existence of a Revenue Performance Shortfall for any Lease Year shall be determined by Lessor on the basis of the first Officer's Certificate delivered by Lessee to Lessor in the subsequent Lease Year pursuant to the requirements of Section 3.1(c) and shall be subject to confirmation pursuant to Section 3.2. Notwithstanding the foregoing, no Lease Year that would otherwise be included in the period of a Revenue Performance Shortfall shall be so included if Lessor and the Other Lessors receive Rent payments from Lessee and the other Lessees under this Lease and the Other Leases which, in the aggregate, amount equal to at least ninety percent (90%) (the "Overall Shortfall Cure Percentage") of the aggregate Rent budgeted for such Lease Year in the Revenue Budgets for the Hotel and the Other Hotels leased under the Other Leases (each such Lease Year, an "Excluded Lease Year"). Lessee may rely on the foregoing for a total of three (3) Excluded Lease Years and, thereafter, the Overall Shortfall Cure Percentage shall increase to one hundred percent (100%).

              (b) Upon the occurrence of a Revenue Performance Shortfall, Lessor shall have the right, subject to subsection (c) of this Section 3.6, at Lessor's option, to terminate this Lease upon thirty (30) days' notice (the "Notice Period") to Lessee, in which event Lessee shall immediately surrender the Leased Property to Lessor, and, if Lessee fails to so surrender, Lessor shall have the right, without notice, to enter upon and take possession of the Leased Property and to expel or remove Lessee and its effects without being liable for prosecution or any claim for damages therefor; and Lessee shall, and hereby agrees to, pay (or, as the case may be, indemnify) Lessor for the total amount of (i) in the event that Lessee does not promptly surrender the Leased Property, the reasonable costs of recovering the Leased Property and all other losses, liabilities and reasonable expenses incurred by Lessor in connection with Lessee's failure to surrender; (ii) the unpaid Rent earned as of the date of termination (and for any period following the termination date during which Lessee retains possession and control of the Leased Property), plus interest at the Overdue Rate accruing after the earlier of the due date or such termination date; and (iii) all other sums of money then owing by Lessee to Lessor. Except as provided in the Master Hotel Agreement, termination of this Lease and recovery of the Rent and other amounts as aforesaid shall constitute Lessor's sole remedy for the Revenue Performance Shortfall, and Lessee shall not be liable to Lessor for damages arising therefrom.

              (c) Lessor's right to terminate this Lease pursuant to subsection (b) above, following any Lease Year, shall be subject to Lessee's right to cure the Revenue Performance Shortfall occurring thereunder with respect to such Lease Year by making a cash payment to Lessor during the Notice Period equal to the difference between the Percentage Rent actually paid for the Lease Year and eighty percent (80%) (the "Hotel Shortfall Cure Percentage") of the

Percentage Rent budgeted for the Lease Year in the Revenue Budget for the Lease Year. Any payment made by Lessee under this subsection (c) shall be deemed Rent paid with respect to the Lease Year. Lessor shall have no obligation to repay any amount advanced by Lessee to cure a Revenue Performance Shortfall. Lessee may only cure two Revenue Performance Shortfalls, occurring under subsection (a) by paying Lessor based on a eighty percent (80%) Hotel Shortfall Cure Percentage. Thereafter, the Hotel Shortfall Cure Percentage shall be ninety percent (90%).

                                   ARTICLE 4

       4.1    Payment of Impositions.

              (a) Subject to the right of Lessor to contest same and subsection 4.1 (f) below, Lessor shall pay all Real Estate Taxes, Personal Property Taxes and Capital Impositions before the fine, penalty, interest or cost may be added for non-payment, to the extent the failure to do so could materially and adversely affect the rights of the Lessee under this Lease, such payments to be made directly to the taxing or other authorities where feasible.

              (b) Subject to Article 12 relating to permitted contests and subsection 4.1 (f) below, Lessee will pay, or cause to be paid, all Impositions (other than Real Estate Taxes, Personal Property Taxes and Capital Impositions, which shall be paid by Lessor) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments occurring during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article 12) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto.

              (c) Lessor, at its expense, shall, to the extent required or permitted by applicable law, prepare and file all tax returns in respect of Lessor's net income, gross receipts, sales and use, single business, transaction privilege, rent, ad valorem, franchise taxes, Real Estate Taxes, Personal Property Taxes, Capital Impositions and taxes on its capital stock, and Lessee, at its expense, shall, to the extent required or permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any other, Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article 16. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all personal property tax returns with respect to Lessee's Personal Property in such jurisdictions where it is legally required to so file.
Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessor shall provide Lessee with copies of assessment notices in sufficient time for Lessee to file a protest.

              (d) Lessor may, upon notice to Lessee, at Lessor's option and at Lessor's sole expense, protest, appeal, or institute such other proceedings (in its or Lessee's name) as Lessor may deem appropriate to effect a reduction of Real Estate Taxes or Personal Property Taxes or Capital Impositions to be paid by Lessor, and Lessee (at Lessor's expense as aforesaid) shall fully cooperate with Lessor in such protest, appeal, or other action. Lessor hereby agrees to indemnify, defend, and hold harmless Lessee from and against any claims, obligations, and liabilities against or incurred by Lessee in connection with such cooperation. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole expense, protest, appeal, or institute such other proceedings (in its or Lessor's name) as Lessee may deem appropriate to effect a reduction of those Impositions to be paid by Lessee, and Lessor (at Lessee's expense as aforesaid) shall fully cooperate with Lessee in such protest, appeal, or other action. Lessee hereby agrees to indemnify, defend, and hold harmless Lessor from and against any claims, obligations, and liabilities against or incurred by Lessor in connection with such cooperation.


              (e) Billings for any reimbursement of Personal Property Taxes by Lessee to Lessor shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

              (f) Subject to the rights of Lessor and Lessee to contest same as provided herein, Lessee shall pay 13% and lessor shall pay 87% of any sales or use taxes imposed by the State of Florida on any of the payments of Rent by Lessee under this Lease. Lessee shall be solely responsible for such sales or use taxes in any other State.


       4.2 Notice of Impositions. To the extent Lessor is notified of any Impositions, Lessor shall give prompt Notice to Lessee of such Impositions payable by Lessee hereunder, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay any such Impositions that are Lessee's responsibility hereunder, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay during the first taxing period applicable thereto. To the extent received by it, Lessee shall give prompt notice to Lessor and furnish Lessor with copies of all assessment notices for Real Estate Taxes, Personal Property Taxes and Capital

Impositions in sufficient time for Lessor to file a protest and pay such taxes without penalty. Lessor shall furnish Lessee with evidence of payment of Real Estate Taxes, Personal Property Taxes and Capital Impositions upon request.

       4.3 Adjustment of Impositions. Impositions payable by Lessee that are imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

       4.4 Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the Term.

       4.5 Insurance Premiums. Each of Lessor and Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under Article 13.

       4.6 Franchise Fees. Lessee will maintain in full force and effect, and pay or cause to be paid all fees and other charges payable pursuant to, any Franchise Agreement with respect to the Hotel (unless same constitute Capital Expenditures or are otherwise Lessor's responsibility hereunder).

       4.7    Ground Rent.   In the event that Lessor's interest in the Land is
pursuant to a Ground Lease or sublease, Lessor shall be solely responsible for the payment of any ground rent, building rent or subrent, as the case may be, due with respect to the Lease Property.

                                   ARTICLE 5

       5.1 No Termination, Abatement, etc. Except as otherwise specifically provided in this Lease, and except for loss of any Franchise Agreement solely by reason of any action or inaction by Lessor, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or set off against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction other than by paramount title except as otherwise specifically provided in this Lease and except to the extent that a court of competent jurisdiction has issued a final, nonappealable order determining that Lessee was constructively evicted from the Leased Property,
(c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties,
(d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law.
Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease and except to the extent that a court of competent jurisdiction has issued a final, nonappealable order determining that Lessee was constructively evicted from the Leased Property. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE 6

       6.1 Ownership of the Leased Property. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

       6.2 Lessee's Personal Property. Lessee will acquire and maintain throughout the Term such Inventory and replacement photocopy, fax machines and postage machines (collectively, "Office Machines") as is required to operate the Leased Property in the manner contemplated by this Lease. The Inventory, including any additions thereto and/or replacements thereof, will be supplied by, and remain the property of, Lessee. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Improvements, any items of personal property (including Inventory and Office Machines) owned by Lessee. Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of Lessee's personal property (collectively, including the Inventory and Office Machines, the "Lessee's Personal Property"). Lessee may, subject to the first sentence of this Section
6.2 and the conditions set forth below, remove any of Lessee's Personal Property at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property, other than Inventory, not removed by Lessee within thirty (30) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, repair and restore the Leased Property to the condition required by
Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or if permitted hereunder by Lessor. Upon the expiration or earlier termination of the Term, Lessor, or its designee, shall have the option to purchase all Inventory on hand at the Leased Property at the time of such expiration or termination for a sale price equal to Lessee's actual cost of such Inventory, as evidenced by invoices, receipts, or other reasonable documentation or as reasonably estimated by Lessor in the absence of such documentation. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor (or its designee) may assume Lessee's obligations and rights under such arrangement.

       6.3 Lessor's Lien. To the fullest extent permitted by applicable law, Lessor is granted a lien and security interest on all Lessee's Personal Property now or hereinafter placed in or upon the Leased Property, and such lien and security interest shall remain attached to such Lessee's Personal Property until payment in full of all Rent and other amounts due to Lessor hereunder; provided, however, Lessor's lien and security interest shall be subordinate to that of any non-Affiliate of Lessee which finances such Lessee's Personal Property or any non-Affiliate conditional seller of such Lessee's Personal Property. Upon request, Lessor will execute a subordination agreement containing terms and conditions satisfactory to Lessor in the exercise of reasonable discretion. Lessee shall, upon the request of Lessor and to the extent such action does not breach any of Lessee's financing, execute such financing statements or other documents or instruments reasonably requested by Lessor to perfect the lien and security interests herein granted.


                                   ARTICLE 7

       7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Except as otherwise expressly provided herein, Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS MERCHANTABILITY OR FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT LESSEE TAKES THE LEASED PROPERTY SUBJECT TO ALL SUCH RISKS. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee (or an Affiliate of Lessee which conveyed the Property to, or was the predecessor-by-merger to, Lessor or an Affiliate thereof) for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation.

       7.2    Use of the Leased Property.

              (a) Lessee covenants that it will proceed with all due diligence and will exercise its reasonable best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Hotel under applicable local, state and federal law. Lessor covenants that it will cooperate in good faith in all respects, at Lessee's expense, in connection with Lessee's efforts to obtain and maintain such approvals.

              (b) Lessee shall use or cause to be used the Leased Property only as a hotel facility of the class and quality at least equal to that of the Hotel as of the Transition Date, and for such other uses as may be necessary or incidental to such hotel facility use or such other or additional use as otherwise approved in writing by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, other than the Primary Intended Use, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by Legal Requirements or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property, unless such compliance requires the performance of a Capital Improvement or the payment of a Capital Imposition, in which case Lessor shall pay the cost of such Capital Improvement or Capital Imposition in order for Lessee so to comply.

              (c) Subject to any provisions of this Lease to the contrary, Lessee covenants and agrees that during the Term it will (i) continuously operate the Leased Property for the Primary Intended Use (subject to closures of all or part of the Hotel during Unavoidable Occurrences and by prior agreement with Lessor during the construction of PIP improvements and Contemplated Renovations), (ii) keep in full force and effect and comply with all the provisions of any Franchise Agreement (other than requirements with respect to Capital Improvements and other obligations of Lessor hereunder),
(iii) not terminate or amend any Franchise Agreement without the consent of Lessor (which consent shall not be unreasonably withheld), (iv) maintain appropriate certifications and licenses for such use, (v) seek to maximize the Gross Revenues generated therefrom consistent with sound business practices and Lessee's concurrent goal of maximizing its net operating income therefrom and
(vi) upon request, keep Lessor advised of the status of any material or uninsured litigation affecting the Leased Property.

              (d)    Lessor covenants and agrees that during the Term it will
(1) not take or allow any Affiliate to take or fail to take any action that would interfere with, restrict or prohibit Lessee's operation of the Leased Property as the Primary Intended Use, including, without limitation, modifying, amending or terminating any Franchise Agreement or any licenses,

Franchises, permits, easements, leases, undertakings or agreements held by Lessor or such Affiliate and pertaining to the Leased Property, and (2) comply with all the provisions of any Franchise Agreement relating to Capital Improvements, the payment of Real Estate Taxes, Personal Property Taxes, Capital Impositions and other requirements thereof that are not the responsibility of Lessee hereunder.

              (e) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Hotel, nor shall Lessee cause or permit any nuisance thereon. Lessee shall neither suffer nor permit the Leased Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Hotel (or other Primary Intended Use) on the Leased Property.

       7.3 Lessor to Grant Easements, etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and (unless Lessor is otherwise receiving fair value for any reduction in value of the Leased Property) does not materially reduce the value of the Leased Property.


                                   ARTICLE 8

       8.1 Compliance with Legal and Insurance Requirements, etc. Subject to Sections 8.2(b) and 8.3(b) below and Article 12 relating to permitted contests, and subject further to the obligations of Lessor with respect to Capital Improvements as set forth in Section 9.1(b), Lessee, at its expense, will promptly (a) comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and, to the extent of its obligations hereunder, restoration of the Leased Property, and
(b) procure, maintain and comply with all appropriate permits, licenses and other authorizations required for any use of the Leased

Property and Lessee's Personal Property then being made, and for the proper operation, maintenance and repair of the Leased Property or any part thereof.

       8.2    Legal Requirement Covenants.

              (a) Subject to Section 8.3(b) below, Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall use its reasonable best efforts to cause all such sub-tenants, invitees or others to so comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Hotel or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, with the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

              (b) As between Lessor and Lessee, Lessee is solely responsible for all liabilities or obligations of any kind with respect to employees at the Leased Property during the Term, except to the extent such compliance requires, and Lessor fails to pay the cost of, the performance of a Capital Improvement, or remediation or other action with respect to an Environmental Liability for which Lessee is indemnified under Section 8.3(b) or the payment of a Capital Imposition. Without limiting the generality of the foregoing sentence, Lessee is solely responsible for any required compliance with the Worker Adjustment, Retraining and Notification Act of 1988 (the "WARN Act") or any similar state law applicable to the Leased Property; any required compliance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"); and all alleged and actual obligations and claims arising from or relating to any employment agreement, collective bargaining agreement or employee benefit plans, any grievances, arbitrations, or unfair labor practice charges, and relating to compliance with any applicable state or federal labor employment law, including but not limited to all laws pertaining to discrimination, workers' compensation, unemployment compensation, occupational safety and health, unfair labor practices, family and medical leave, and wages, hours or employee benefits. Lessee agrees to indemnify and defend and hold harmless Lessor from and against any claims relating to any of the foregoing matters. Lessee further agrees to reimburse Lessor for any and all losses, damages, costs, expenses, liabilities and obligations of any kind, including without limitation reasonable attorneys' fees and other legal costs and expenses, incurred by Lessor in connection with any of the foregoing matters.

              Notwithstanding the Lessee's obligations under Section 8.1 to obtain and maintain all permits and licenses required for the use of the Leased Property, and without limiting any obligations of Lessee hereunder, if (i) applicable law requires that the owner (rather than a lessee) of a hotel be the licensee under the required liquor license for the Hotel or (ii) the former owner of the Hotel is holding the liquor license and continuing to exercise management and supervision of the liquor services at the Hotel pending transfer of the license to Lessor or Lessee, the Lessee shall indemnify and hold Lessor harmless from any liability, damages or claims (a) arising in connection with liquor operations at the Hotel during such period of time following the Transition Date, except to the extent caused by Lessor's gross negligence or willful misconduct or (b) made by or through the former owner with respect to liquor operations at the Hotel following the Transition Date.

       8.3 Environmental Covenants. Lessor and Lessee (in addition to, and not in diminution of, Lessor's and Lessee's covenants and undertakings in Sections 8.1 and 8.2 hereof) covenant and agree as follows:

              (a) At all times hereafter until such time as all liabilities, duties or obligations of Lessee to Lessor under this Lease have been satisfied in full, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, except to the extent that compliance would require Lessee to incur an obligation for a Capital Improvement or for remediation of Environmental Liabilities for which Lessee is indemnified under this Section 8.3. Lessee agrees to give Lessor Notice of the following, promptly after Lessee receives knowledge thereof: (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release at, on, in or under any property adjacent to the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

              (b) Lessor hereby agrees to defend, indemnify and save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities (including, without limitation, Environmental Liabilities to the extent resulting from conditions existing at the Leased Property at the Transition Date or from Releases or other violations of Environmental Laws (without fault on the part of Lessee) originating on other property but affecting the Leased Property) other than Environmental Liabilities to the extent caused by the grossly negligent acts or failures to act or wilful misconduct of Lessee, Manager or subtenants of Lessee or Manager, and their respective employees, agents or independent contractors.

              (c) Lessee hereby agrees to defend, indemnify and save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities to the extent caused by the grossly negligent acts or failures to act or wilful misconduct of Lessee, Manager or subtenants of Lessee or Manager, and their respective employees, agents or independent contractors.

              (d) At any time any Indemnified Party has reason to believe circumstances exist which could reasonably result in an Environmental Liability (or in the event Lessor or its lender requires such access in connection with a sale or financing of the Leased Property), upon reasonable prior written notice to Lessee stating such Indemnified Party's basis for such belief, an Indemnified Party shall be given immediate access to the Leased Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with law and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnified Parties requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable. Lessor agrees to indemnify and hold harmless Lessee from and against any and all liabilities, costs, damages, charges, fees or expenses arising in connection with, and to the extent caused by a Lessor Indemnified Party, the access to or use of the Leased Property by a Lessor Indemnified Party pursuant to this subsection (d).

              (e) The indemnification rights and obligations provided for in this Article 8 (1) shall be in addition to any indemnification rights and obligations provided for elsewhere in this Lease, and (2) shall survive the termination of this Lease.

              (f) For purposes of this Section 8.3, all amounts for which any Indemnified Party seeks indemnification shall be computed net of any actual income tax benefit resulting therefrom to such Indemnified Party, any insurance proceeds received (net of tax effects) with respect thereto, and any amounts recovered (net of tax effects) from any third parties based on claims the Indemnified Party has against such third parties which reduce the damages that would otherwise be sustained; provided, that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnified Party agrees to use its reasonable efforts to pursue, or assign to Lessee or Lessor, as the case may be, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnified Party.

              (g) Notwithstanding anything to the contrary contained in this Lease, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of this Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under Section 8.3 of this Lease to any Person to whom Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein:

                     (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

                     (2) Such indemnification rights shall be limited to Environmental Liabilities relating to or specifically affecting the Leased Property; and

                     (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                                   ARTICLE 9

       9.1    Maintenance and Repair.

              (a) Except as otherwise expressly provided in this Lease, and except for conditions caused by Lessor's gross negligence or willful misconduct (or that of its employees, agents or independent contractors), Lessee, at its sole expense, will keep the Leased Property, and all private roadways, sidewalks and curbs appurtenant thereto that are under Lessee's control, including windows and plate glass, mechanical, electrical and plumbing systems and equipment (including conduit and ductware), and non-load bearing interior walls, and parking lot surfaces, in good order and repair (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors in title (other than Lessor or an Affiliate of Lessor which conveyed the Property to, or was the predecessor-by-merger to, Lessor or an Affiliate thereof) for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

              (b) Notwithstanding Lessee's obligations under Section 9.1(a) above or elsewhere in this Lease, unless caused by the gross negligence or willful misconduct of Lessee, Manager or subtenants of Lessee or Manager, and their respective employees, agents or independent contractors, Lessee shall not be responsible for any Capital Improvements, including (without limitation) Capital Improvements required by the Franchisor under the Franchise Agreement. Lessor shall be responsible for all such Capital Improvements, including, without limitation, Capital Improvements required to comply with all Legal Requirements (including, without limitation, all Environmental Laws, the Americans with Disabilities Act and any state or local handicap access laws and regulations and all zoning and land use laws and regulations) and Capital Improvements required to comply with any Franchise Agreement; subject to Lessor's right to approve the Capital Budget pursuant to Article 38; provided, however, that notwithstanding the foregoing or any other obligation of Lessor hereunder for the cost of Capital Improvements required by a Franchise Agreement, Lessor shall have the right, its sole (unreviewable) discretion, to refuse to make any Capital Expenditure required by any Franchisor; provided, further, that if such refusal directly results in a default under or termination of such Franchise Agreement, Lessor shall be responsible for all of Lessee's damages caused thereby, termination payments payable by Lessee under the terms of such Franchise Agreement, application fees for a new franchise license reasonably approved by Lessor, increased royalty fees and other costs arising out of such refusal or out of the resulting need to apply for and enter into a substitute franchise license agreement. Except as set forth in the preceding sentence or elsewhere in this Lease, Lessor shall not under any circumstances be required to build or rebuild any improvement on the Leased Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanic's lien laws now or hereafter existing.

              (c) If Lessor fails to make any Capital Expenditure required to comply with Legal Requirements, after the expiration of all the applicable notice and cure periods set forth in Section 34.3, or if Lessor fails to make any Emergency Capital Expenditures promptly following notice from Lessee of an Emergency Situation, or if an Emergency Capital Expenditure must be made immediately (without allowing the time necessary to notify Lessor thereof) then Lessee will have the right, but not the obligation, to make such Capital Expenditures on behalf of and for the account of Lessor, whereupon Lessor shall reimburse Lessee for the reasonable cost thereof, with interest thereon at the Base Rate, within ten (10) days after receipt of documentation (with reasonable detail as to the breakdown of costs incurred) evidencing such Capital Expenditure.

              (d) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) except as otherwise expressly provided herein, giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

              (e) Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire Term of the Lease, to the extent required in Section 9.1(a)), or damage by casualty or Condemnation (subject to any obligations of Lessee to restore or repair as set forth in this Lease).

       9.2 Encroachments, Restrictions, Etc. If any of the Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any Person affected by any such encroachment, violation or impairment (in which case Lessee will immediately notify Lessor thereof), Lessee shall, at Lessor's expense (except to the extent that the encroachment or violation was the result of the gross negligence or willful misconduct of Lessee, Manager or subtenants of Lessee or Manager, and their respective employees, agents or independent contractors, in which case Lessee shall bear such expense), subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Improvements, and take such other actions, as Lessor in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Improvements for the Primary Intended Use substantially in the manner and to the extent the Improvements were operated prior to the assertion of such violation, impairment or encroachment. Any such alteration shall be made in conformity with the applicable requirements of
Article 10. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor or Lessee.

                                   ARTICLE 10

       10.1 Alterations. Without Lessor's prior written consent, which consent shall not be unreasonably withheld, Lessee shall not have the right to make any additions, modifications or improvements to the Leased Property; provided, however, that Lessor may withheld its consent unless such additions, modifications or improvements will not significantly alter the character or purposes or detract from the value or operating efficiency of, and will not impair the revenue-producing capability of, the Hotel and the Leased Property, or adversely affect the ability of Lessee to comply with the provisions of this Lease. The cost of any such permitted additions, modifications or improvements to the Leased Property shall be paid by Lessee unless otherwise provided herein or agreed by Lessor in writing, and all such additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor.

       10.2 Salvage. All materials which are scrapped or removed in connection with the making of repairs required by Articles 9 or 10 shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

       10.3   Initial Upgrades.

              (a) Upgrades Required by Franchisor. Lessor agrees to pay the cost to install, construct and complete the improvements, alterations, upgrades and refurbishments in and to the Improvements and acquisitions of Furniture, Fixtures and Equipment required under any product improvement plan or other upgrade program or requirement (collectively, a "PIP") necessary to qualify the Hotel to initially operate or continue to operate under any Franchise Agreement, but only to the extent so agreed under the Master Hotel Agreement or hereafter approved by Lessor.

              (b) Contemplated Renovations. Schedule 1 to the Master Hotel Agreement sets forth a preliminary budget for certain improvements, alterations, upgrades and/or refurbishments of and to various hotels (including acquisitions of Furniture, Fixtures and Equipment) that are contemplated by BHR and FelCor (the "Contemplated Renovations"). In the event any Contemplated Renovations apply to the Hotel, Lessor and Lessee agree to work diligently and in good faith to refine and finalize the plans and specifications, budgets and time schedules for the Contemplated Renovations and Lessor agrees to pay the budgeted cost of the Contemplated Renovations or such higher amount as may be approved by Lessor, such approval not to be unreasonably withheld. The Contemplated Renovations may include some or all of the items required by the PIP.

              (c) Construction Services Agreement. In the event of a PIP, a Contemplated Renovation or other previously unbudgeted Capital Improvement (including a reconstruction of the Improvements following a casualty or Condemnation), Lessor and Lessee may, in their sole discretion, enter into an agreement (a "Construction Services Agreement") whereby Lessee,

Manager or another Subidiary of BHR will perform construction advisory and supervisory services described therein for the fees and other compensation described therein. Lessee has no obligation to provide such services under this Lease other than pursuant to a Construction Services Agreement.

                                   ARTICLE 11

       11.1 Liens. Subject to the provision of Article 12 relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent first arising or accrued from and after the Transition date, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are either created or incurred by lessor or its employees, agents or independent contractors or consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article 23 hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article 12; or (3) the same are Lessor's responsibility hereunder,
(g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or GAAP shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article 12 hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article 34 of this Lease.


                                   ARTICLE 12

       12.1 Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article 11, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the imminent loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust, security deed or other agreement encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased

Property together with interest and penalties, if any, thereon will be paid, or
(b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five (5) days of the same. Lessor agrees to join in any such proceedings if the same be required legally to prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this Article and to diligently prosecute any contest of the same, Lessor may, upon ten (10) days advance Notice to Lessee, and Lessee's failure to correct the same within such 10-day period, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Rent payment
date provided for in this Lease.   Provided, however, that should Lessor
reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.

                                   ARTICLE 13

       13.1 General Insurance Requirements. During the Term of this Lease, the Leased Property shall at all times be insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State. The policies (except crime, workers compensation, and safe deposit box legal liability) must name Lessor as an additional insured, and the Manager, if any, shall also be named as an additional insured, under the coverages described in Sections 13.1(b). Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment for coverages insuring both parties shall require the written consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property, including the Improvements, Furniture, Fixtures and Equipment and Lessee's Personal Property, shall satisfy the requirements of the Franchise Agreement and of any ground lease, mortgage, security agreement or other financing lien affecting the Leased Property and at a minimum shall include the following:

              (a)    Lessor shall obtain and maintain, at its own expense:

                     (i) Building insurance on the "Special Form" (formerly "All Risk" form) (including earthquake and flood in reasonable amounts (not to exceed $100,000,000 per occurrence and in the aggregate for the Existing Hotels) if and as determined by Lessor, in the exercise of its reasonable discretion, or Lessor's underwriters or lenders) in an amount not less than 100% of the then full replacement cost thereof (as defined in Section 13.2) or such other amount which is acceptable to Lessor, and personal property insurance on the "Special Form" in the full amount of the replacement cost thereof;

                     (ii) Insurance for loss or damage (direct and indirect) from steam boilers, pressure vessels or similar apparatus, air conditioning systems, piping and machinery, and sprinklers, if any, now or hereafter installed in the Hotel, in the minimum amount of $5,000,000 or in such greater amounts as are then customary or as may be reasonably requested by Lessor from time to time; and

                     (iii) Loss of income insurance on the "Special Form", in the amount of twelve (12) months of the sum of Base Rent plus Percentage Rent (based on the last Lease Year of operation or, to the extent the Leased Property has not been operated for an entire 12-month Lease Year, based on prorated Percentage Rent) for the benefit of Lessor.

              (b)    Lessee shall obtain and maintain, at its own expense:

                     (i) Commercial general liability insurance, with amounts not less than $10,000,000 combined single limit for each occurrence and in the aggregate, as well as excess liability (umbrella) insurance with limits of at least $50,000,000 per occurrence and in the aggregate, covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability, if liquor or alcoholic beverages are served on the Leased Property) with respect to Lessee;

                     (ii) Fidelity bonds or blanket crime policies with limits and deductibles as may be reasonably determined by Lessor, covering Lessee's and/or Manager's employees in job classifications normally bonded under prudent hotel management practices in the United States or otherwise required by law;

                     (iii) Workers' compensation insurance (or its substantial equivalent as a non-subscribing employer in the State of Texas) to the extent necessary to protect Lessee against Lessee's and/or Manager's workers' compensation claims to the extent required by applicable state laws;

                     (iv) Comprehensive form vehicle liability insurance for owned, non-owned, and hired vehicles, in the amount of $5,000,000;

                     (v) Garage keeper's legal liability insurance covering both comprehensive and collision-type losses with a limit of liability of $1,000,000 for any one occurrence;

                     (vi) Innkeeper's legal liability insurance covering property of guests while on the Leased Property for which Lessor is legally responsible with a limit of not less than $2,000 per guest and $50,000 in any one occurrence or $100,000 annual aggregate;

                     (vii) Safe deposit box legal liability insurance covering property of guests while in a safe deposit box on the Leased Property for which Lessor is legally responsible with a limit of not less than $5,000 in any one occurrence;

                     (viii) Insurance covering such other hazards (such as plate glass or other common risks) and in such amounts as may be customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State at rates which are economically practicable in relation to the risks covered as may be reasonably determined by Lessor; and

                     (ix) Business interruption insurance on the "Special Form" in the amount of twelve (12) months of gross profit, for the benefit of Lessee.

       13.2 Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the Term, it shall have the right to have such full replacement cost re-determined.

       13.3 Waiver of Claims and Subrogation. Each of Lessor and Lessee do hereby remise, release and discharge the other party and any officer, agent, employee, representative or contractor of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) shall be carried as required by this Lease by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance. All insurance policies carried by Lessor or Lessee (except fidelity bonds, blanket crime insurance or workers compensation where contrary to public policy or law), shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

       13.4 Form Satisfactory, etc. All of the policies of insurance referred to in this Article 13 shall be written in a form, with deductibles and exclusions from coverage and by insurance companies reasonably satisfactory to Lessor. Subject to the right to reimbursement or credit for coverages specified in Section 13.1(a) and any other "casualty coverages" required by Lessor, Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required under
Section 13.1(b) upon written demand therefor, and Lessee's failure to repay the same within thirty (30) days after Notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.1(c). Each insurer mentioned in this Article 13 shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor thirty (30) days' written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

       13.5 Increase in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor or Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.

       13.6 Blanket Policy. Notwithstanding anything to the contrary contained in this Article 13, Lessor (or Lessee at Lessor's request) may bring the insurance provided for herein within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessor or Lessee, as the case may be; provided, however, that the coverage afforded to Lessor and Lessee will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article 13 are otherwise satisfied.

       13.7 No Separate Insurance. Lessee shall not on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor, are included therein as additional insured, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. Lessee shall immediately notify Lessor of any such separate insurance that Lessee has obtained or of the increase of any of the amounts of the then existing insurance.

       13.8 Reports On Insurance Claims. Lessee shall promptly investigate and make a complete and timely written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of the Hotel, any damage or destruction to the Hotel and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be timely filed with the insurance company as required under the terms of the insurance policy involved, and a final copy of such report shall be furnished to Lessor. Lessee shall be authorized to adjust, settle, or compromise any insurance loss, or to execute proofs of such loss, in the aggregate amount of $25,000 or less, with respect to any single casualty or other event.

                                   ARTICLE 14

       14.1 Insurance Proceeds. Subject to the provisions of Section 14.6 and the terms of any Mortgage or Ground Lease, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article 13 of this Lease shall be paid to Lessor and held by Lessor in an interest-bearing account, shall be made available, if applicable, for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If neither Lessor nor Lessee is required or elects to repair and restore as set forth herein, all insurance proceeds shall be retained by Lessor. All salvage of any Leased Property resulting from any risk covered by insurance shall belong to Lessor and all salvage of any of Lessee's Personal Property resulting from any risk covered by insurance shall belong to Lessee.

       14.2 Reconstruction in the Event of Damage or Destruction Covered by Insurance.

              (a) Except as provided in Section 14.6, if during the Term the Leased Property is totally or partially destroyed by a risk covered by the insurance described in Article 13, whether or not such damage or destruction renders the Hotel Unsuitable for its Primary Intended Use, Lessee shall be obligated, but only to the extent of any insurance proceeds made available to Lessee and any other sums advanced by Lessor pursuant to the next sentence, to restore the Hotel to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease and a Construction Services Agreement to be entered into in connection herewith. If the insurance proceeds are not adequate to restore the Hotel to that condition, each of Lessor (if Lessor has fulfilled its obligations under Section 13.1(a)) and Lessee shall have the right to terminate this Lease, without in any way affecting any of the Other Leases in effect, by giving Notice to the other and all insurance proceeds shall be retained by Lessor; provided, however that, if such termination is by Lessee, Lessor shall have the right, in its sole discretion, to nullify the termination and keep this Lease in full force by providing, within thirty (30) days after Lessee's Notice of termination, a Notice to Lessee of Lessor's unconditional, legally binding obligation to be responsible for all restoration costs in excess of the insurance proceeds.

       If this Lease is terminated by either party as aforesaid (and such termination is not nullified by Lessor) and if the inadequacy of insurance proceeds was the result of Lessor's failure to maintain the proper insurance coverages as required pursuant to Article 13, Lessor shall, at its option, within one hundred eighty (180) days after such termination, either (i) commit in writing to pay (and thereafter pay) to Lessee the Termination Fee in accordance with the terms of the

Master Hotel Agreement or (ii) offer to lease to Lessee one or more hotel facilities reasonably acceptable to Lessee pursuant to one or more Other Leases that would create for Lessee leasehold estates having an aggregate fair market value no less than the fair market value of the leasehold estate hereunder, as of the date of termination. If this Lease is not terminated and Lessee restores the Hotel, the insurance proceeds, and any other sums made available by Lessor as aforesaid, shall be paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess proceeds remaining after such restoration shall be retained by Lessor.

              (b) Notwithstanding the provisions of Section 14.2(a) above, if Lessee reasonably estimates that it cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses and conditional use permits, after diligent efforts to do so, to perform all required repair and restoration work (and complete such work not later than the earlier of (i) two years prior to the end of the final extension Term or of the initial Term, if there are no extension Terms, and (ii) one year after the casualty) and to operate the Hotel for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of the Lease, either Lessor or Lessee may terminate this Lease by providing Notice to the other party, without in any way affecting any of the Other Leases then in effect between Lessor and Lessee.

       14.3 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. Except as provided in Section 14.6, if during the Term the Hotel is totally or materially destroyed by a risk not covered by the insurance described in Article 13, whether or not such damage or destruction renders the Hotel Unsuitable for its Primary Intended Use, the provisions of Section 14.2 applicable to casualties for which insurance proceeds are inadequate shall govern.

       14.4 Lessee's Personal Property and Business Interruption Insurance. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property and the business interruption insurance maintained for the benefit of Lessee shall be paid to Lessee; provided, however, no such payments shall diminish or reduce the insurance payments otherwise payable to or for the benefit of Lessor hereunder.

       14.5 Abatement of Rent Upon Casualty. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect, but Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall be equitably abated during any period required for the applicable repair and restoration to the extent the Hotel or any part thereof is Unsuitable for its Primary Intended Use. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after such damage or destruction, the matter may be submitted by either party to arbitration under Section 41.2 hereof for resolution.

       14.6   Damage Near End of Term.  Notwithstanding any provisions of
Section 14.2 or 14.3 appearing to the contrary, if damage to or destruction of the Hotel rendering it Unsuitable for its Primary Intended Use occurs (i) during the last twenty-four (24) months of the initial Term or any extension Term, then Lessee shall have the right to terminate this Lease by giving Notice to Lessor, within thirty (30) days after the date of damage or destruction, and (ii) during the last twenty-four (24) months of the final extension Term (or of the initial Term, if there are no extension Terms), then Lessor shall have the right to terminate this Lease by giving Notice to Lessee, within thirty (30) days after the date of damage or destruction. In the event of a termination under this Section 14.6, all accrued unabated Rent shall be paid immediately, and this Lease shall automatically terminate five (5) days after the date of such Notice.

       14.7 Waiver. Unless Lessor is in material default hereunder, Lessee hereby waives any statutory rights of termination that may arise by reason of any damage or destruction of the Hotel that Lessor is obligated to restore or may restore under any of the provisions of this Lease.


                                   ARTICLE 15

       15.1   Definitions.

              (a) "Award(s)" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

              (b) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

              (c) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

              (d) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

       15.2 Parties' Rights and Obligations. If during the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article 15 subject to the terms of any Mortgage or Ground Lease.

       15.3 Total Taking. If title to the fee (or leasehold under a Ground Lease) of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor, without in any way affecting any of the Other Leases then in effect between Lessor and Lessee. If title to the fee (or leasehold under a Ground Lease) of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent, Percentage Rent and Additional

Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

       15.4 Partial Taking. If title to less than the whole of the Leased Property is condemned, and the Leased Property is not Unsuitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in Section 15.3, Lessee at its cost and in accordance with the terms of this Lease and any Construction Services Agreement entered into in connection herewith, shall with all reasonable dispatch, but only to the extent of any Award funds made available to Lessee and any other sums advanced by Lessor pursuant to this Section, restore the untaken portion of any Improvements so that such Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Improvements existing immediately prior to the Condemnation. Lessor shall in good faith seek a fair and equitable allocation of any Award among restoration, taken Improvements and other elements. Lessor will contribute to the cost of restoration that part of its Award specifically allocated to such restoration, together with severance and other damages awarded for the Improvements; provided, however, the amount of such contribution will not exceed such cost. If the Awards are not adequate to restore the Hotel to that condition, each of Lessor and Lessee shall have the right to terminate this Lease, without in any way affecting any of the Other Leases in effect, by giving Notice to the other; provided, however that, if such termination is by Lessee, Lessor shall have the right, in its sole discretion, to nullify the termination and keep this Lease in full force by providing, within thirty (30) days after Lessee's Notice of termination, a Notice to Lessee of Lessor's unconditional, legally binding obligation to be responsible for all restoration costs in excess of the Awards. If this Lease is not terminated and Lessee restores the Hotel, the Award funds, and any other sums made available by Lessor as aforesaid, shall (subject to the requirements of any ground or building lease or Mortgage) be held by Lessor and paid out by Lessor from time to time for the reasonable costs of such restoration upon satisfaction of reasonable terms and conditions, and any excess Award funds remaining after such restoration, and reimbursement of Lessor for any sums advanced by Lessor hereunder, shall be retained by Lessor. In the event of a partial Taking that does not result in a termination of this Lease, the Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms, the amount of square footage, the revenues affected by such partial Taking and changes in the Hotel's projected net operating income following such partial Taking. If Lessor and Lessee are unable to agree upon the amount of such abatement within thirty (30) days after such partial Taking, the matter may be submitted by either party to arbitration under Section 41.2 hereof for resolution.

       15.5 Allocation of Award. The total Award made in connection with a Total Taking, or a partial Taking that results in a termination of this Lease with respect to the Leased Property, or for loss of Rent, or for Lessor's loss of business beyond the Term, shall be solely the property of and payable to Lessor. Any Award made for loss of Lessee's business during the remaining Term, if any, or for the taking of Lessee's Personal Property or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee.

Any other Award not separately allocated to Lessor or Lessee shall be equitably apportioned between Lessor and Lessee in proportion to the then fair market value of the leasehold estate of Lessee hereunder and the then fair market value of the Leased Property.

       15.6 Temporary Taking. If the whole or any part of the Leased Property (other than the fee or leasehold under a Ground Lease) or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy (which shall mean a period not to exceed the lesser of twelve (12) months or the remainder of the Term), this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amounts of Base Rent and Additional Charges. In addition, the entire amount of any Award made for such Condemnation allocable to the Term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee and, except for any portion thereof utilized for restoration, shall be deemed to be Room Revenues for the purpose of calculating the Percentage Rent payable hereunder during such temporary taking. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of Lessee to be performed and observed, as though such Condemnation had not occurred. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless (a) such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessee shall not be required to make such restoration, or (b) the condemnation award is inadequate to cover the costs of such restoration, in which case the provisions of Section 15.4 applicable to inadequate awards shall govern. If restoration is required in connection with such temporary taking and the condemnation award (together with any other sums Lessor elects, in its sole discretion, to advance) is adequate to pay the costs thereof, the provisions of Section 15.4 shall govern the disbursement of the awards (and other sums, if applicable) and the disposition of any awards in excess of restoration costs. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in advance of restoration in a manner reasonably satisfactory to Lessor.


                                   ARTICLE 16

       16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

              (a) if Lessee fails to make payment of Base Rent, estimated monthly Percentage Rent or quarterly Percentage Rent, or any Additional Charges, when the same becomes due and payable and, if not more than two failures to make such payment have occurred under all the Percentage Leases within the prior twelve (12) month period, such condition continues for a period of two (2) Business Days after receipt by Lessee of Notice from Lessor thereof; or

              (b) if Lessee fails to observe or perform any term, covenant or condition of this Lease, other than the payment of Rent, and such failure is not cured by Lessee within a period of 30 days after receipt by Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond one hundred fifty (150) days after such Notice; or

              (c) if Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of Lessee or of the whole or substantially all of the assets of Lessee shall be appointed in any proceeding brought by Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against Lessee and shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

              (d) if Lessee is liquidated or dissolved, or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets, except as permitted under the Master Hotel Agreement; or

              (e) except as permitted under the Master Hotel Agreement, if the estate or interest of Lessee in the Leased Property or any part thereof is (contrary to the terms of this Lease) voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in any proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Article 12 hereof); or

              (f) if, except (A) as a result of Unavoidable Occurrence, damage, destruction or a partial or complete Condemnation or otherwise as contemplated by this Lease, or (B) as authorized by Lessor in connection with a PIP or Contemplated Renovation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of thirty (30) days; or

              (g)    the Hotel is operated under a Franchise Agreement and if:
(A) an event of default has been declared by the Franchisor under the Franchise Agreement with respect to the Hotel on the Leased Premises as a result of any action or failure to act by Lessee or any Person with whom Lessee contracts for management services at the Hotel, other than as a result of Lessor's default hereunder or hereunder (including, without limitation, a failure to complete a

Capital Improvement required by the Franchisor resulting from Lessor's failure to fund the Capital Expenditure therefor pursuant to Section 9.1(b), or a failure to pay Real Estate Taxes, Personal Property Taxes or Capital Impositions) or Lessor's gross negligence or wilful misconduct, and (B) Lessee has failed, within thirty (30) days thereafter (or any earlier deadline for termination set forth in the Franchise Agreement), to cure such default by either (1) curing the underlying default under the Franchise Agreement and paying all costs and expenses associated therewith, or (2) obtaining at Lessee's sole cost and expense a substitute franchise or license agreement reasonably acceptable to Lessor with a substitute Franchisor reasonably acceptable to Lessor, on terms and conditions reasonably acceptable to Lessor; provided, however, that if Lessee is in good faith disputing an assertion of default by the Franchisor or is proceeding diligently to cure such default, the 30-day period shall be extended for such period of time as Lessee continues to dispute such default in good faith or diligently proceeds to cure such default, so long as there is no period during which the Hotel is not operated pursuant to a Franchise Agreement approved by Lessor (a Franchise Event of Default"); or

              (h) if there occurs a Default by Lessee, as that term is defined in the Master Agreement;

              then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than ten
(10) days' Notice of such termination.

              If a Proceeding is commenced with respect to any alleged default under this Lease, the prevailing party in such Proceeding shall receive, in addition to its damages incurred, such sum as the court or arbitrator shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

              No Event of Default (other than a failure to make a payment of Rent) shall be deemed to exist under clause (d) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such Unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

       16.2 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by self-help repossession, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Except as otherwise required by applicable law, Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

       16.3   Damages.  Except as otherwise required by applicable law, neither
(a) the termination of this Lease, (b) the repossession of the Leased Property,
(c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all Rent due and payable with respect to the Leased Property to and including the date of such termination. In addition, upon the occurrence of an Event of Default, Lessee shall forthwith pay to Lessor, at Lessor's option, as and for agreed current damages for Lessee's default, either:

              (1) Without termination of Lessee's right to possession of the Leased Property, each installment of Rent and other sums payable by Lessee to Lessor under this Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

              (2)    the sum of:

                            (A) the unpaid Rent which had been earned at the time of termination, repossession or reletting, and

                            (B)    the worth at the time of termination,
                     repossession or reletting of the amount by which the unpaid Rent for the balance of the Term after the time of termination, repossession or reletting, exceeds the amount of rentals that Lessee proves Lessor reasonably can be expected to receive after the time of termination, repossession and reletting, and

                            (C) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things, would be likely to result therefrom, including without limitation, if such termination results in a default under or termination of the Franchise Agreement, Lessee shall be solely responsible for all damages and termination payments under the terms of the Franchise Agreement, application fees for a new franchise license, increased royalty fees and other costs arising out of such termination or out of the resulting need to apply for and enter into a substitute franchise license agreement for the Leased Property.

The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph (B) is computed by discounting such amount to then present value at a rate equal to the Base Rate. Rent for the purposes of this
Section 16.3 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three (3) Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or
(ii) if three (3) Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Year(s) during which this Lease was in effect, or (iii) if one Fiscal Year has not elapsed, the amount derived by annualizing the Percentage Rent from the Transition Date.

       16.4 Waiver. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 16, and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt and Lessor waives any right to "pierce the corporate veil" of Lessee or otherwise bring any claim against any Affiliate of Lessee not obligated hereunder or on a guaranty hereof, other than to the extent funds shall have been inappropriately paid to any Affiliate of Lessee following a default resulting in an Event of Default.

       16.5 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State.


                                   ARTICLE 17

       Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Franchise Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.4, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 18

       18.1 Revenue Budgets. Not later than ninety (90) days prior to the commencement of each Lease Year, Lessee shall prepare and submit to Lessor a proposed Gross Revenue target for the following Lease Year. Not later than sixty (60) days prior to the commencement of each Lease Year, Lessee shall prepare and submit to Lessor for its review a proposed Gross Revenue budget for the following Lease Year (the "Revenue Budget"), prepared in accordance with the requirements of this Section 18.1. The Revenue Budget shall be prepared in accordance with the

Uniform System to the extent applicable and show by month and quarter and for the Lease Year to date the degree of detail specified by the Uniform System for monthly statements, and in accordance with the detail level of monthly financial statements, the following:

              (a) Lessee's good faith reasonable estimate of Gross Revenues, Room Revenues (including room rates), Food Sales Revenues, Beverage Sales Revenues and Other Revenues for the Hotel for the forthcoming Lease Year itemized on schedules on a monthly and quarterly basis, as approved by Lessor and Lessee, together with the assumptions, in narrative form, forming the basis of such schedules and a cash flow projection;

              (b) A narrative description of the program for advertising and marketing the Hotel for the forthcoming Lease Year, including a narrative description of the program for marketing and managing the Hotel for the forthcoming Lease Year, including, among other things, details as to significant accounts and customers, competitor performance (to the extent available), existing, new and projected supply analysis, demand analysis, estimated market penetration by market segment (to the extent available), target accounts, marketing and advertising budgets, changes in personnel policies, staffing levels, major events plans, franchise issues and other matters affecting the performance and operation of the Hotel and containing a detailed budget itemization of proposed expenditures by category and the assumptions, in narrative form, forming the basis of such budget itemization; and

              (c) Lessee's good faith reasonable estimate of Percentage Rent for each month of the Lease Year.

       18.2 Operating Budgets. Not later than the commencement of each Lease Year, Lessee shall have prepared and submitted to Lessor the operating budget in substantially the form attached hereto as Exhibit "F" (the "Operating Budget") for that Lease Year prepared in accordance with the Uniform System to the extent applicable and that includes, without limitation, an amount equal to not less than four and one-half percent (4.5%) of estimated Gross Revenues allocated for estimated cost ("M&R Expense") of maintenance and repairs (other than Capital Improvements) to the Hotel during such Lease Year. Unless required by the terms of any Franchise Agreement, Lessee shall not make any changes to the current methods or categories by which Gross Revenues are budgeted or accounted for by Lessee or its Manager in its Revenue Budget for calendar year 1998 without the prior written consent of Lessor, which consent shall not be unreasonably withheld. In the event that the amount actually incurred by Lessee for M&R Expense for the Hotel for any Lease Year (the "M&R Shortfall Year") is less than four and one-half percent (4.5%) of Gross Revenues for such Lease Year ("Minimum M&R"), notwithstanding the foregoing provisions of this Section 18.2, Lessee shall be obligated (i) to prepare and submit to Lessor for its approval the Operating Budget for the Lease Year following the Shortfall Year (the "M&R Cure Year"), at the same time as, and according to the procedure herein provided for, review and approval of the Annual Budget for such subsequent Lease Year, and (ii) without limiting the generality of the foregoing, to include in such Operating Budget Lessee's good faith reasonable estimate of Gross Operating Expenses for the Hotel for such M&R Cure Year, itemized on schedules on a monthly and quarterly basis, in accordance with the

Uniform System and as approved by Lessor and Lessee, including without limitation an amount, allocated for M&R Expense equal to not less than the sum of (A) four and one-half percent (4.5%) of estimated Gross Revenues, plus (B) the amount by which Lessee failed to incur Hotel M&R Expense at least equal to the Minimum M&R for the M&R Shortfall Year, together with the assumptions, in narrative form, forming the basis of such schedules (unless Lessor agrees to a lesser amount in the exercise of its reasonable discretion).

       18.3 Capital Budget. Not later than sixty (60) days prior to the commencement of each Lease Year, Lessee shall prepare and submit to Lessor a capital budget (the "Capital Budget") prepared in accordance with this Section
18.3. The Capital Budget shall be prepared in accordance with the Uniform System to the extent applicable and shall set forth proposed Capital Expenditures for the ensuing Lease Year, including without limitation an emergency fund in the amount of approximately fifteen percent (15%) of the Capital Reserve for such Lease Year, together with an estimate of the amounts to be spent for the repair, replacement, or refurbishment of Furniture, Fixtures and Equipment and an estimate of the amounts to be spent on Capital Improvements during the current and the next three (3) Lease Years, including a project-by-project schedule of estimated start and completion dates. The Capital Budget will include, without limitation, all Capital Expenditures that Lessor is required to make hereunder, including expenditures for compliance with any PIP or Contemplated Renovations.

       18.4   Annual Budget Approval; Budget Disputes.

              (a) Lessor shall have thirty (30) days after the date on which it receives the Revenue Budget and the Capital Budget (collectively, the "Annual Budget") to review, approve, disapprove or change the entries and information appearing in the Annual Budget. If the parties are not able to reach agreement on the Annual Budget for any Lease Year during Lessor's thirty
(30) day review period, the parties shall attempt during the subsequent fifteen
(15) day period to resolve any disputes, which attempt shall include, if requested by either party, at least one (1) meeting of executive-level officers of Lessor and Lessee. Lessor and Lessee shall act promptly, reasonably and in good faith in seeking to resolve such disputes and in arriving at a mutually acceptable Annual Budget on or before December 15th prior to the respective Lease Year. In the event the parties are still not able to reach agreement on the Annual Budget for any particular Lease Year after complying with the foregoing requirements of this Section 18.4, the parties shall adopt such portions of the Revenue Budget and the Capital Budget as they may have agreed upon, and any matters not agreed upon shall be referred to arbitration as provided for in Section 41.2 hereof. Pending the results of such arbitration or the earlier agreement of the parties, (i) if the Revenue Budget has not been agreed upon, for the first ninety (90) days of the new Lease Year the Leased Property will be operated in a manner reflecting the prior Fiscal Year's actual Gross Revenues, and thereafter the Leased Property will be operated for the full Lease Year (including the first 90 days thereof) in a manner consistent with the prior Lease Year's Operating Budget, in each case adjusted pursuant to
Section 3.1(d) hereof until a new Revenue Budget is adopted, and (ii) if the Capital Budget has not been agreed upon, no Capital Expenditures shall be made unless the same are set forth in a previously approved Capital Budget or are specifically required by Lessor or are otherwise required to comply with this Lease, ground or building leases, Mortgages or Legal Requirements or are Emergency Capital Expenditures.

              (b) The Capital Budget, once approved and as approved, shall form the basis on which Capital Expenditures for the Leased Property shall be made. Unless such Capital Expenditures are otherwise permitted in writing by Lessor or are otherwise required to comply with Legal Requirements or are Emergency Capital Expenditures, Lessee agrees to use reasonable best efforts not to cause or permit any Capital Expenditures for a Lease Year in excess of those set forth in the Capital Budget ("Excess Capital Expenditures"). If, notwithstanding Lessee's reasonable best efforts, Excess Capital Expenditures are contemplated, Lessee shall provide Lessor a written explanation of such expenditures, which shall include (a) estimates of the Excess Capital Expenditures, (b) the basis upon which such estimates were made, (c) the reasons for such variances from the budgeted Capital Expenditures for such items and (d) the Lessee's plan, if any, to reduce such Capital Expenditures in the future or avoid Capital Expenditures on such items which are in excess of the amounts budgeted for such items in the future. Lessee shall provide Lessor any additional information regarding Excess Capital Expenditures, and from time to time provide Lessor with status reports on the Excess Capital Expenditures and the implementation of any plan to reduce or avoid such Excess Capital Expenditures, each as reasonably requested by Lessor or its representatives. Notwithstanding the foregoing, expenditures in excess of 105% of the amount budgeted for an item in a Capital Budget may be made by Lessee
(i) for Real Estate Taxes, Personal Property Taxes, Capital Impositions and insurance and utility expenses resulting from unanticipated rate changes, and
(ii) if such expenditures are Emergency Capital Expenditures. Lessee shall promptly report to Lessor in writing any actual or anticipated deviation from the Capital Budget resulting from the application of the preceding sentence.
In the event that Lessee fails to provide the Notices, information or reports required under this Section 18.4, then Lessor, in addition to its other rights and remedies under this Lease and under applicable law, shall have the right to submit the matter to arbitration under Section 41.2 hereof.

       (c) Lessee will, upon request from time to time, provide information regarding the Hotel's status with respect to the Operating Budget, the Revenue Budget and the Capital Budget and will make available its financial officers for personal or telephone meetings to discuss such matters.


                                   ARTICLE 19

       19.1   REIT Requirements; Management Agreements; Affiliate Payments.

              (a) Lessor has informed Lessee, and Lessee understands, that, in order for FelCor to qualify as a REIT, the following requirements (the "REIT Requirements") must be satisfied:

                     (i) The average of the adjusted tax bases of Lessor's personal property that is leased to Lessee under this Lease at the beginning and end of a calendar year cannot exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of all of Lessor's property that is leased to Lessee under this Lease at the beginning and end of such calendar year (the "Personal Property Limitation").

                     (ii) Lessee cannot sublet the property that is leased to it by Lessor, or enter into any similar arrangement, on any basis such that the rental or other amounts paid by the sublessee thereunder would be based, in whole or in part, on either (i) the net income or profits derived by the business activities of the sublessee or (ii) any other formula such that any portion of the rent paid by Lessee to Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code.

                     (iii) Lessee cannot sublease the property leased to it by Lessor to, or enter into any similar arrangement with, any Person in which FelCor owns, directly or indirectly, a ten percent (10%) or greater interest, within the meaning of Section 856(d)(2)(B) of the Code.

                     (iv) FelCor (or any Person that owns a ten percent (10%) or greater interest in FelCor) cannot own, directly or indirectly, a ten percent (10%) or greater interest in Lessee, within the meaning of Section 856(d)(2)(B) of the Code.

                     (v) No Person can own, directly or directly, capital stock of FelCor that exceeds the limitations set forth in FelCor's Charter, as amended and restated.

              (b) Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, to use their reasonable best efforts to permit the REIT Requirements to be satisfied. Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, to cooperate in good faith with FelCor and Lessor to ensure that the REIT Requirements are satisfied, including but not limited to, providing FelCor with information about the ownership of Lessee, and its Affiliates to the extent that such information is reasonably available. Lessee agrees, and agrees to use reasonable efforts to cause its Affiliates, upon request by FelCor and, where appropriate, at FelCor's expense, to take reasonable action necessary to ensure compliance with the REIT Requirements. Immediately after becoming aware that the REIT Requirements are not, or will not be, satisfied, Lessee shall notify, or use reasonable efforts to cause its Affiliates to notify, FelCor of such noncompliance.

              (c) If Lessor reasonably anticipates that the Personal Property Limitation will be exceeded with respect to the Leased Property for any Lease Year, Lessor shall notify Lessee, and Lessee shall purchase, either from Lessor or a third party, items of personal property anticipated by Lessor to be in excess of the Personal Property Limitation ("Excess Personal Property Items") on such terms as may be negotiated in good faith between Lessor and Lessee. If the Excess Personal Property Items are purchased from Lessor, the purchase prices of such Excess Personal Property Items shall be equal to the adjusted tax bases of such Excess Personal Property Items in the hands of Lessor as of the closing of the purchase.

       19.2 Lessee Officer and Employee Limitation. Anything contained in this Lease to the contrary notwithstanding, none of the officers or employees of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) shall be officers or employees of FelCor or Lessor (or any Person who serves as an advisor of FelCor). In addition, if a Person serves as both (a) a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) and (b) a director and officer (or employee) of FelCor (or any Person who serves as an advisor of FelCor) that Person shall not receive any compensation for serving as a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property). Finally, if a Person serves as both (a) a director and officer of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property), and (b) a director of FelCor (or any Person who serves as an advisor to FelCor), that Person shall not receive any compensation for serving as a director of FelCor (or any Person who serves as an advisor to FelCor).

       19.3   Management Agreement.

              (a) Lessee agrees to obtain Lessor's prior consent (which shall not be unreasonably withheld) to the terms of any management or agency agreement relating to the management or operation of the Hotel (a "Management Agreement"), or any material amendment or modification thereto, under which the payment of management fees is not expressly subordinate to the payment of Rent hereunder on terms reasonably acceptable to Lessor (provided, however, management fees and other amounts may be paid to the Manager so long as no Event of Default has occurred hereunder). Lessee shall, upon request, provide Lessor with a copy of any proposed Management Agreement. Lessee also shall provide Lessor with copies of any and all amendments or modifications of a Management Agreement which are entered into from time to time. Without limiting the generality of the foregoing, any Management Agreement shall provide that (i) upon termination of this Lease or termination of Lessee's right to possession of the Leased Property for any reason other than a termination by Lessor pursuant to Article 38, the Management Agreement may be terminated by Lessor without liability for any payment due or to become due to the Hotel Manager, and (ii) except as provided in the Master Hotel Agreement, any management fees payable to any Affiliate of Lessee shall be expressly subordinated to the payments of Rent to Lessor hereunder (provided, however, management fees and other amounts may be paid to the Manager so long as no Event of Default has occured hereunder), and no fees or other amounts payable by Lessee to the Manager shall excuse Lessee from its obligations to pay Rent and other amounts payable by Lessee to Lessor hereunder. Lessor shall have the right to approve in advance any Manager who is not an Affiliate of Lessee.

              (b) In the event that Lessor in good faith has concerns regarding the character, conduct or performance of the General Manager of the Hotel, Lessee and Manager will consult with Lessor to discuss Lessor's concerns and attempt to address any deficiencies in character, conduct or performance.

       19.4 Payments to Affiliates of Lessee. Notwithstanding anything to the contrary contained in this Lease, Lessee shall make no payments to Affiliates as Gross Operating Expenses unless expressly set forth in the Operating Budget or an approved Capital Budget, allowed by the Master Hotel Agreement or otherwise expressly agreed to in writing by Lessor, in either case, after full written disclosure (including information regarding competitive pricing) by Lessee to Lessor of the affiliation and any other related information reasonably requested by Lessor.


                                   ARTICLE 20

       20.1 Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month one hundred fifty percent of the aggregate of
(a) one-twelfth (1/12) of the aggregate Base Rent and Percentage Rent payable with respect to the last full Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                                   ARTICLE 21

       21.1   Lessee May Grant Leasehold Mortgages.   [THIS SECTION IS SUBJECT
TO FURTHER DISCUSSION AND REVISION]. Following written Notice to Lessor but without the consent of Lessor, Lessee may, subject to the terms and conditions set forth herein, from time to time, directly or indirectly, create or otherwise cause to exist any mortgage or any lien, encumbrance or title retention agreement upon Lessee's leasehold interest in this Lease, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing.

       Lessor shall deliver to any lender who gives Lessor written notice of its status as a lender to Lessee ("Lessee's Lender"), at such Lessee's Lender's address stated in such Lessee's lender's written notice or at such other address as such Lessee's lender may designate by later written notice to Lessor, a duplicate copy of any and all Notices regarding any default which Lessor may from time to time give or serve upon Lessee pursuant to the provisions of this Lease. Copies of such Notices given by Lessor to Lessee shall be delivered to Lessee's Lender simultaneously with delivery to Lessee; provided, however, that, notwithstanding the foregoing, Lessor's failure to provide copies of such Notices to Lessee's Lender shall not invalidate otherwise sufficient Notices to Lessee sent hereunder. [No such Notice by Lessor to Lessee hereunder shall be deemed to have been given unless and until a copy thereof also has been sent to Lessee's Lender.]

       Lessor shall, upon the request of Lessee or Lessee's Lender, (i) provide Lessee's Lender with copies of all ground leases, Mortgages and similar agreements to which Lessor is a party reasonably requested in connection with any existing or proposed financing of Lessee's leasehold interest, and (ii) execute such estoppel agreements and confirmations as such Lessee's Lender may reasonably request in connection with any such financing, provided that no such estoppel agreement or collateral assignment shall in any way affect the Term or affect adversely in any respect any rights of Lessor under this Lease. No act or failure to act on the part of Lessee which would entitle Lessor under the terms of this Lease, or by law, to terminate this Lease or be relieved of any of Lessor's obligations hereunder shall result in a release or termination of such obligations of Lessor or a termination of this Lease unless: (i) Lessor shall have first given written notice of Lessee's act or failure to act to Lessee's Lender specifying the act or failure to act on the part of Lessee which would give basis to Lessor's rights; and (ii) Lessee's Lender shall have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, in no event more than thirty (30) days, or such longer period of time as is provided to Lessee under this Lease.

       [If Lessee's Lender is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction or any bankruptcy, debtor rehabilitation or insolvency proceedings involving Lessee from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the times for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition, [but in no event shall such cure period be extended for longer than a total one hundred eighty (180) days,] and the Lease shall continue to be in full force and effect if Lessor is continuing to receive all Rent payable hereunder (despite such prohibition) and Lessee is not otherwise in default of its material obligations hereunder. In the event of a foreclosure or deed in lieu of foreclosure of the leasehold interest of Lessee hereunder, Lessor will (i) negotiate in good faith with the purchaser at such sale ("Purchaser") with respect to Purchaser becoming the Lessee hereunder and (ii) in the event that Lessor grants its consent to such transfer, cooperate in all reasonable respects with any transfer of the leasehold interest to a Purchaser that succeeds to the interest of Lessee in the leasehold interest (including, without limitation, in connection with the transfer of any franchise, license, lease, permit, contract, agreement, or similar item to such lender or such lender's designee necessary or appropriate to operate the Leased Property). Lessor shall not unreasonably withhold, delay or condition its consent to a transfer of this Lease to a Purchaser, but Lessor may (without limiting the generality of the foregoing) reasonably withhold its consent in the event that (i) Franchisor refuses to acknowledge Purchaser as the permitted transferee of the Franchise Agreement and refuses to enter into a new Franchise Agreement with Purchaser, or (ii) Purchaser fails to satisfy the REIT Requirements to the reasonable satisfaction of FelCor's REIT tax counsel, or (iii) Purchaser does not have, or is not affiliated with an Affiliate that has, a good reputation and significant experience in the hospitality industry in the United States, or (iv) Purchaser is otherwise unacceptable to FelCor, as evidenced by resolution of the Executive

Committee or Investment Committee of its Board of Directors, [AND/OR OTHER LIMITATIONS ON PERMITTED FORECLOSURE PURCHASERS?].]

       Lessor and Lessee shall cooperate in (i) including in this Lease by suitable amendment from time to time any provision which may be reasonably requested by any proposed Lessee's Lender, or that may otherwise be reasonably necessary, to implement the provisions of this Section and (ii) entering into any further agreement with or at the request of Lessee's Lender which may be reasonably requested or required by Lessee's Lender in furtherance or confirmation of the provisions of this Section; provided, however, that any such amendment or agreement shall not in any way affect the Term nor affect adversely in any respect any rights of Lessor or Lessee under this Lease.

                                   ARTICLE 22

       22.1   Indemnification.

              (a) Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, but subject to Section 16.4 and Article 8, Lessee will protect, indemnify, hold harmless and defend Lessor Indemnified Parties from and against all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent (but excluding those for which Lessor agrees to indemnify Lessee under Section 22.1(b) below) resulting from, imposed upon or incurred by or asserted against Lessor Indemnified Parties by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Hotel, the Leased Property or adjoining roadways, curbs or sidewalks during the Term, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any use, misuse, non-use, condition, management, maintenance or repair during the Term by Lessee or any of its agents, employees or invitees of the Hotel, the Leased Property or Lessee's Personal Property or any Proceeding or claim by governmental entities or other third parties to which a Lessor Indemnified Party is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees, independent contractors or invitees (including without limitation matters arising out of any negligent acts or failures to act or wilful misconduct of Lessee, Manager or subtenants of Lessee or Manager, and their respective employees, agents or independent contractors), including any failure of Lessee or any of its agents, employees, independent contractors or invitees to perform any obligations under this Lease or imposed by applicable law (other than requirements with respect to Capital Improvements for which Lessor is responsible under this Lease and other obligations of Lessor hereunder), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance during the Term of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

              (b) Lessor shall indemnify, save harmless and defend Lessee Indemnified Parties from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent (but excluding those for which Lessee agrees to indemnify Lessor under Section 22.1(a) above) resulting from, imposed upon or incurred by or asserted against Lessee Indemnified Parties as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease, (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease,
(c) any condition existing at the Leased Property on the Transition Date (unless such condition was not remedied or was aggravated by the gross negligence or wilful misconduct of Lessee, Manager or subtenants of Lessee or Manager, and their respective employees, agents or independent contractors, or
(d) the operation of the Hotel (other than by Lessee or its Manager) subsequent to the expiration or earlier termination of this Lease (unless otherwise provided in Article 16).

              (c) Any amounts that become payable by an Indemnifying Party under this Section shall be paid within ten (10) days after liability therefor on the part of the Indemnifying Party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Nothing herein shall be construed as indemnifying a Lessor Indemnified Party or Lessee Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

       Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

       22.2 Indemnification Procedure. If any Proceeding is brought against any Indemnified Party in respect of any claim or liability with respect to which such Indemnified Party may claim indemnification under this Lease, the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversary party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgement.

                                   ARTICLE 23

       23.1 Subletting and Assignment. Except as otherwise expressly provided herein, or in the Master Hotel Agreement Lessee shall not sell, assign, sublet, transfer, convey or hypothecate, whether by operation of law or otherwise, its leasehold interest in the Leased Property, or any interest therein, to any other Person without the prior written consent of Lessor not to be unreasonably withheld. Subject to the provisions of Article 19 and Section
23.2 and any other express conditions or limitations set forth herein, Lessee may (a) on the terms and conditions set forth below, assign this Lease or sublet all or any part of the Leased Property to a Subsidiary of BHR, or (b) unless a Major Sublease is involved, sublet any retail or Restaurant portion of the Improvements in the normal course of the Primary Intended Use; provided that any subletting shall not individually as to any one such subletting, or in the aggregate be executed by Lessee for the sole or primary purpose of diminishing in any material respect the actual or potential Percentage Rent payable under this Lease. Lessor shall have the right to approve in advance any Major Sublease. In the case of a subletting, the sublessee shall comply with the provisions of Section 23.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof.

       Notwithstanding the above, Lessee may assign this Lease to an Affiliate without the consent of Lessor; provided that any such assignee assumes in writing and agrees to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder unless Lessor otherwise consents in writing (which consent will not be unreasonably withheld but may be conditioned upon the assignee's or transferee's satisfaction of criteria similar to those described in Section 21.1 hereof. An original counterpart of each such sublease or assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor.

       23.2 Subordination and Attornment. Lessee shall insert in each sublease executed during the Term that is permitted under Section 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder if Lessor executes a non-disturbance agreement with respect to such sublease (otherwise, Lessee only need use reasonable efforts to obtain such subordination agreement), (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

                                   ARTICLE 24

       24.1 Officer's Certificates; Estoppel Certificates; Financial and Portfolio Information.

              (a)    At any time and from time to time upon not less than ten
(10) days Notice by Lessor, Lessee will furnish to Lessor or any Person designated by Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default hereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any underwriter, lender, investor and prospective purchaser of the Leased Property.

              (b)    At any time and from time to time upon not less than ten
(10) days notice by Lessee, Lessor will furnish to Lessee or to any Person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee. Any such certificate furnished pursuant to this Section may be relied upon by Lessee, any underwriter, lender, investor and prospective purchaser of the assets of Lessee.

              (c) Throughout the Term, Lessee will furnish to Lessor all financial statements and financial information, and access to Lessee's books and records as, when and to the extent required pursuant to Section 7 of the Master Agreement. Lessee agrees to notify Lessor, from time to time at the request of Lessor, of the location of any hotel or motel property Lessee or any Subsidiary thereof owns, leases, operates, manages or has an interest in.

              (d) Lessee will furnish, at Lessee's cost and expense, the following statements and operating information to Lessor, each in a form reasonably satisfactory to Lessor:

                     (i) to the extent available electronically to Lessee, each Monday, a statement showing Gross Revenues by category, occupancy and revenue per available room for (a) the Hotel and (b) the Hotel and any Other Hotels, for both (i) each day in the seven (7) day period ended the immediately preceding Friday, (ii) such seven (7) day period in the aggregate, and (iii) Lease Year to date;

                     (ii) on or before the 30th day of each calendar month, average daily rate, occupancy and RevPAR for the Hotel for such preceding month (including a comparison to the Operating Budget);

                     (iii) on or before the 30th day of each calendar quarter, detailed profit and loss and cash flow statements showing the results of operation of the Hotel for such preceding quarter and the Lease Year to date (including a comparison to the Operating Budget);

                     (iv) upon reasonably request, a written critique by the general manager of the Hotel's revenue performance by category, setting forth in narrative form any variations during the prededing month from the current Annual Budget amount for such month (and the prior year's Annual Budget amount for the same month) and including a preview of the Hotel's financial operations during the current month;

                     (v) on or before the 15th day of each April, July and October during the Term, an updated estimate for each calendar quarter remaining in the Lease Year of the information required by Sections 18.1(a) and
18.3 hereof;

                     (vi) monthly STR Reports within five (5) days of Lessee's receipt thereof;

                     (vii) within fifteen (15) days of Lessee's receipt thereof, any inspection reports received from the Franchisor under any Franchise Agreement;

                     (viii) with reasonable promptness, such financial and other information (subject to a confidentiality agreement if required because of the confidential or proprietary nature of the information) respecting the financial condition and affairs of BHR and Lessee (A) as Lessor, FelCor or FSLP may reasonably require or deem desirable in its discretion to file with or provide to the SEC or any other governmental agency or any other Person, all in the form, and either audited or unaudited, as Lessor may request in Lessor's reasonable discretion, and (B) as may be reasonably necessary to confirm compliance by Lessee and its Affiliates with the requirements of this Lease; and

                     (ix) such other information related to this Lease or the Hotel as Lessor may reasonably request and that Lessee can provide without unreasonable expense.

              (e) If FelCor, FSLP or Lessor proposes to include in any submission or filing with its lender, stock exchange or the SEC, Consolidated Financials of Lessee delivered or required to be delivered hereunder and the consent of Lessee's auditor is required for such inclusion, Lessee shall use commercially reasonable efforts to cause its auditor to deliver promptly to Lessor the auditor's consent, in the form required, to the inclusion in the submission or filing of the Consolidated Financials (including the report of the auditor, if the Consolidated Financials to be included are audited).
Lessee shall reasonably cooperate with Lessor regarding Lessee's auditor's compliance with such requests with the purpose of minimizing costs and delays. Lessee shall reasonably cooperate with all requests made by its auditor, Lessor, FelCor, FSLP or the SEC to promptly provide to the auditor, Lessor, FelCor, FSLP or the SEC such information or documents, including consents and representation letters, as may be reasonably necessary or desirable in connection with the preparation, delivery, audit or inclusion in SEC filings, submissions or other public documents, of information, including financial information, related to the Leased Property, the operation and financial results of the Leased Property, and the financial results and condition of the Lessee. Without limiting the foregoing, the information shall be sufficient to permit the preparation of a Management's Discussion and Analysis of Results of Operations and Financial Condition with respect to the Lessee as may be required to be included in reports and documents filed by FelCor or FSLP with the SEC. Lessee shall not be obligated to incur material, additional, unreimbursed expense to prepare any reports or information not specifically provided for herein that Lessor, FelCor or FSLP may be required or elect to file with the SEC, and such material additional third-party costs shall be paid or reimbursed by Lessor.

              (f) If BHR or Lessee proposes to include in any submission or filing with its lender, stock exchange or the SEC, Consolidated Financials of Lessor delivered or required to be delivered hereunder and the consent of Lessor's auditor is required for such inclusion, Lessor shall use commercially reasonable efforts to cause its auditor to deliver promptly to Lessee the auditor's consent, in the form required, to the inclusion in the submission or filing of the Consolidated Financials (including the report of the auditor, if the Consolidated Financials to be included are audited). Lessor shall reasonably cooperate with Lessee regarding Lessor's auditor's compliance with such requests with the purpose of minimizing costs and delays. Lessor shall reasonably cooperate with all requests made by its auditor, Lessee, BHR or the SEC to promptly provide to the auditor, BHR or the SEC such information or documents, including consents and representation letters, as may be reasonably necessary or desirable in connection with the preparation, delivery, audit or inclusion in SEC filings, submissions or other public documents, of information, including financial information, related to the Leased Property, the operation and financial results of the Leased Property, and the financial results and condition of the Lessor. Without limiting the foregoing, the information shall be sufficient to permit the preparation of a Management's Discussion and Analysis of Results of Operations and Financial Condition with respect to the Lessor as may be required to be included in reports and documents filed by BHR with the SEC. Lessor shall not be obligated to incur material, additional, unreimbursed expense to prepare any reports or information not specifically provided for herein that Lessee or BHR may be required or elect to file with the SEC, and such material additional third-party costs shall be paid or reimbursed by Lessee.

              (g) Confidentiality. Lessor and Lessee agree to, and agrees to use reasonable efforts to cause their Affiliates to, keep any non-public or proprietary information delivered or made available to any other party or their Affiliates pursuant to this Article 24 or otherwise in connection with the Lease or the Hotel confidential from any Person other than (1) Persons employed by or retained by Lessor, Lessee or their Affiliates, (2) , subject to an appropriate confidentiality agreement, current or prospective underwriters, lenders, investors and, prospective investors or purchasers of the Hotel (provided, however, that any such non-public or proprietary information delivered or made available to any such prospective investor or purchaser of the Hotel may only consist of operational and performance information about the Hotel and the Lease unless BHR and Lessee otherwise consent, not to be unreasonably withheld) and (3) other Persons who are expressly authorized in this Lease to receive such information (in each case, each of whom shall be advised of, and shall agree to maintain, the confidentiality of such information); provided, however, nothing herein shall prevent any such Person from disclosing such information after prior notice to Lessee or Lessor, as the case may be, as and to the extent required or requested by applicable law, any Government or pursuant to legal process or in connection with the exercise of any remedy under this Lease.

                                   ARTICLE 25

       25.1 Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized agents and representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to the terms of this Agreement.


                                   ARTICLE 26

       26.1 No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.


                                   ARTICLE 27

       27.1 Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.


                                   ARTICLE 28

       28.1 Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                   ARTICLE 29

       29.1 No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.


                                   ARTICLE 30

       30.1 Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property to a Person other than an Affiliate of Lessor in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.


                                   ARTICLE 31

       31.1 Quiet Enjoyment. So long as Lessee pays all Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein prior to the foreclosure thereof. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.


                                   ARTICLE 32

       32.1 Notices. All notices, demands, requests, consents approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid), sent by FedEx or other nationally recognized overnight courier, or sent by facsimile, addressed to Lessor at 545 E. John Carpenter Frwy, Suite 1300, Irving, Texas, Facsimile No. (972) 444-4949,
Attention: President (with a copy to Attention: General Counsel), and addressed to Lessee at 14295 Midway Road, Dallas, Texas 75244, Attention:
President (with a copy to Attention: General Counsel), Facsimile No. (972) 391-3497, or to such other address or addresses as either party may hereafter designate. Personally delivered Notice (including any confirmed facsimile transmission or delivery by nationally recognized overnight courier) shall be effective upon receipt at the specified address. Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five (5) days.


                                   ARTICLE 33

       33.1 Appraisers. If it becomes necessary to determine the fair market value of the leasehold estate hereunder (or the fair market value of any other property) for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within ten (10) days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five (5) years experience in the State appraising property similar to the Leased Property, shall, within forty-five (45) days after the date of the Notice appointing the first appraiser, proceed to determine the fair market value of the leasehold estate hereunder (or the fair market value of any other property, as the case may be) as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. If two (2) appraisers are appointed and if the difference between the amounts so determined does not exceed five percent (5%) of the lesser of such amounts, then the fair market value of the leasehold estate hereunder (or fair market value of any other property, as the case may be) shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds five percent (5%) of the lesser of such amounts, then such two (2) appraisers shall have twenty (20) days to appoint a third appraiser. If no such third appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of fair market value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value of the leasehold estate hereunder (or the fair market value of any other property) within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two (2) appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two (2) determinations shall be final and binding upon Lessor and Lessee as the fair market value of the leasehold estate hereunder (or fair market value of any other property, as the case may be). This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half ( 1/2) of the fees and expenses of the third appraiser and one-half ( 1/2) of all other costs and expenses incurred in connection with each appraisal.


                                   ARTICLE 34

       34.1   Lessor May Grant Liens.

              (a) Without the consent of Lessee, Lessor may, subject to the terms and conditions set forth below in this Section 34.1, from time to time, directly or indirectly, create or otherwise cause to exist any Mortgage or any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. Upon the request of Lessor or the holder of the Encumbrance (the "Holder") , Lessee shall subordinate this Lease to the lien of a new Mortgage on the Leased Property, on the condition that Lessor has obtained from the proposed mortgagee a in form and substance reasonably satisfactory to Lessee and Holder (provided, however, if the loan to value ratio of the fairly allocated indebtedness secured by the Mortgage is 60% or less, then Lessor need only use reasonable good faith efforts to obtain such agreement). Any such subordination, non-disturbance and attornment agreement shall provide, among other things, that, provided no default has occurred and is then continuing under this Lease, Lessee (i) shall be entitled to receive all the Gross Revenues of the Hotel subject to the terms of this Lease, and (ii) shall not be disturbed in its possession of the Leased Property following a transfer by foreclosure or deed in lieu of foreclosure under such Mortgage if Lessee attorns to the transferee by foreclosure or deed in lieu of foreclosure.

              (b) Lessee shall, upon the request of Lessor or any existing or future Holder, (i) provide Holder with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts and similar agreements reasonably requested in connection with any existing or proposed financing of the Leased Property, and (ii) execute, or cause the Manager or any relevant Affiliate to execute, such estoppel agreements with respect to the Hotel's liquor license and any of the other aforementioned agreements as Holder may reasonably request in connection with any such financing, provided that no such estoppel agreement shall in any way affect the Term or affect adversely in any material respect any rights of Lessee under this Lease.

              (c) No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of any of Lessee's obligations hereunder (including, without limitation, its obligation to pay Rent) or to terminate this Lease, shall result in a release or termination of such obligations of Lessee or a termination of this Lease unless: (i) Lessee shall have first given written notice of Lessor's act or failure to act to the Holder, specifying the act or failure to act on the part of Lessor which would give basis to Lessee's rights; and (ii) the Holder, after receipt of such notice, shall have failed or refused to correct or cure the condition complained of within a reasonable time thereafter (in no event less than thirty (30) days nor more than sixty (60) days), which shall include a reasonable time for such Holder to obtain possession of the Leased Property, if possession is reasonably necessary for the Holder to correct or cure the condition, or to foreclose such Mortgage, and if the Holder notifies the Lessee of its intention to take possession of the Leased Property or to foreclose such Mortgage, commences foreclosure actions within said sixty
(60) days, unconditionally commits to correct or cure such condition and diligently pursues such cure to completion. If such Holder is prohibited by any process or injunction issued by any court or by reason of any action by any court having jurisdiction or any bankruptcy, debtor rehabilitation or insolvency proceedings involving Lessor from commencing or prosecuting foreclosure or other appropriate proceedings in the nature thereof, the times for commencing or prosecuting such foreclosure or other proceedings shall be extended for the period of such prohibition, provided, however, that the Lease shall continue to be in full force and effect if Lessee is not constructively evicted from the Leased Property and is not otherwise prevented from operating the Hotel as a result thereof.

              (d) Lessee shall deliver to any Holder who gives Lessee written notice of its status as a Holder, at such Holder's address stated in the Holder's written notice or at such other address as the Holder may designate by later written notice to Lessee, a duplicate copy of any and all Notices regarding any default which Lessee may from time to time give or serve upon Lessor pursuant to the provisions of this Lease. Copies of such Notices given by Lessee to Lessor shall be delivered to such Holder simultaneously with delivery to Lessor. No such Notice by Lessee to Lessor hereunder shall be deemed to have been given unless and until a copy thereof has been mailed to such Holder.

              (e) Lessee shall cooperate in all reasonable respects, and as generally described in Section 35.2 of this Lease, with any transfer of the Leased Property to a Holder that succeeds to the interest of Lessor in the Leased Property (including, without limitation, in connection with the transfer of any franchise, license, lease, permit, contract, agreement, or similar item to such Holder or such Holder's designee necessary or appropriate to operate the Leased Property). Lessor and Lessee shall cooperate in (i) including in this Lease by suitable amendment from time to time any provision which may be requested by any proposed Holder, or may otherwise be reasonably necessary, to implement the provisions of this Article and (ii) entering into any further agreement with or at the request of any Holder which may be reasonably requested or required by such Holder in furtherance or confirmation of the provisions of this Article; provided, however, that any such amendment or agreement shall not in any way affect the Term nor affect adversely in any material respect any rights of Lessor or Lessee under this Lease.

       34.2 Lessee's Right to Cure. Subject to the provisions of Section 34.3, if Lessor breaches any covenant to be performed by it under this Lease or any Mortgage, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 34.2 shall survive the termination of this Lease with respect to the Leased Property.

       34.3   Breach by Lessor.

              (a) It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed a breach if Lessor proceeds within such 30-day period, with due diligence, to cure the failure and thereafter diligently completes the curing thereof within one hundred eighty (180) days after such Notice, or such longer period as is required to complete any Capital Improvements necessary to effect such cure. The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay. If Lessor does not cure any such failure within the applicable time period as aforesaid, Lessee may declare the existence of a "Lessor Default" by a second Notice to Lessor. Thereafter, Lessee may forthwith cure the same in accordance with the provisions of Section 34.2, subject to the provisions of the following paragraph and exercise any other rights and remedies that Lessee may have as a result of such breach; provided, however, Lessee shall have no right to terminate this Lease for any Lessor Default and no right, for any such Lessor Default, to offset or counterclaim against any Rent or other charges due hereunder except as expressly provided herein.

              (b) If Lessor shall in good faith dispute the occurrence of any Lessor Default and Lessor, before the expiration of the applicable cure period, shall give Notice thereof to Lessee, setting forth, in reasonable detail, the basis therefor, no Lessor Default shall be deemed to have occurred and Lessor shall have no obligation with respect thereto until final adverse determination thereof, whether through arbitration or otherwise; provided, however, that in the event of any such adverse determination, Lessor shall pay to Lessee interest on any disputed funds at the Base Rate, from the date demand for such funds was made by Lessee until the date of final adverse determination and, thereafter, at the Overdue Rate until paid. If Lessee and Lessor shall fail, in good faith, to resolve any such dispute within ten (10) days after Lessor's Notice of dispute, either may submit the matter for determination by arbitration, but only if such matter is required to be submitted to arbitration pursuant to Article 41, or otherwise by a court of competent jurisdiction.

                                   ARTICLE 35

       35.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State, but not including its conflicts of laws rules. LESSOR AND LESSEE EACH WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF A PROCEEDING WITH RESPECT TO THIS LEASE, INCLUDING, WITHOUT LIMITATION, SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN ARTICLE 16.

       35.2 Transition Procedures. Upon any expiration or termination of the Term, Lessor and Lessee shall do the following and, in general, shall cooperate in good faith to effect an orderly transition of the management or lease of the
Hotel:

              (a) Transfer of Licenses. Upon the expiration or earlier termination of the Term, Lessee shall use its reasonable best efforts (i) to transfer to Lessor or Lessor's designee any Franchise Agreement, all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Hotel (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's designee in connection with the processing by Lessor or Lessor's designee of any applications for all Licenses, including Lessee (or its Affiliate) continuing to operate the liquor operations under its licenses with Lessor agreeing to indemnify and hold Lessee (or its Affiliate) harmless as a result thereof (except for the gross negligence or willful misconduct of Lessee); provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's designee.

              (c) Leases and Concessions. Lessee shall assign to Lessor or Lessor's designee simultaneously with the termination of this Agreement, and the assignee shall assume, all leases, contracts, concession agreements and agreements in effect with respect to the Hotel then in Lessee's name which are designated by Lessor.

              (d) Books and Records. To the extent that Lessor has not already received copies thereof, all books and records (including computer and computer-generated records) for the Hotel kept by Lessee pursuant to Article 24 hereof or Section 7 of the Master Hotel Agreement (or copies thereof) shall be delivered to Lessor or Lessor's designee simultaneously with the termination of this Lease, but such books and records shall thereafter be available at all reasonable times for inspection, audit, examination and transcription for a period of one (1) year and Lessee may retain (on a confidential basis) copies of computer records thereof.

              (e) Receivables and Payables, etc. Lessee shall be entitled to retain all cash, bank accounts and house banks, and to collect all Gross Revenues and accounts receivable accrued through the termination date. Lessee shall be responsible for the payment of Rent, all Gross Operating Expenses and all other obligations of Lessee accrued under this Lease as of the termination date, and Lessor shall be responsible for all Gross Operating Expenses of the Hotel accruing after the termination date.

              (f) Final Accounting. Lessee shall, within forty five (45) days after the expiration or termination of the Term, prepare and deliver to Lessor a final accounting statement, dated as of the date of the expiration or termination, as more particularly described in Article 24, along with a statement of any sums due from Lessee to Lessor pursuant hereto and payment of such funds.

              (g) Inventory. Lessee shall insure that the Leased Property, at the date of such termination or expiration, has Inventory of a substantially equivalent nature and amount as exists at the Leased Property on the Commencement Date, and Lessor shall acquire such Inventory from Lessee at Lessee's cost.

              (h) Surrender. Lessee shall peacefully and immediately vacate and surrender the Leased Property to Lessor or Lessor's designee, shall turn over all keys to Lessor and Lessor's designee and shall not interfere with Lessor or any new Lessee or Manager.

       The provisions of this Section 35.2 shall survive the expiration or termination of this Lease until they have been fully performed. Nothing contained herein shall limit Lessor's rights and remedies under this Lease if such termination occurs as the result of an Event of Default.

       35.3 Waiver of Presentment, etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

       35.4   Standard of Discretion.

              In any provision of this Lease requiring or permitting the exercise by Lessor or Lessee of such party's approval, election, decision, consent, judgment, determination or words of similar import (collectively, an "Approval"), such Approval may, unless otherwise expressly specified in such provision, be given or withheld in such party's sole, absolute and unreviewable discretion. Any Approval which by the terms of this Lease may not be unreasonably withheld shall also not be unreasonably conditioned or delayed.

       35.5   Action for Damages.

              EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ANY SUIT OR OTHER CLAIM BROUGHT BY EITHER PARTY SEEKING DAMAGES AGAINST THE OTHER PARTY FOR BREACH OF ITS OBLIGATIONS UNDER THIS LEASE, THE PARTY AGAINST WHOM SUCH CLAIM IS MADE SHALL BE LIABLE TO THE OTHER PARTY ONLY FOR ACTUAL DAMAGES AND NOT FOR CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES.

       35.6   Lease Assumption in Bankruptcy Proceeding.

              If an Event of Default occurs and Lessee has filed or has had filed against it a petition in bankruptcy or for reorganization or other relief pursuant to the federal bankruptcy code, Lessee shall promptly move the court presiding over the proceeding to assume this Lease pursuant to 11 U.S.C. Section .365, without seeking an extension of the time to file said motion.

       35.7   Intra-Family Transfers.

              Lessee acknowledges that Lessor may transfer legal title to the Leased Property one or more times to Subsidiaries of FelCor (each, an "Affiliated Lessor"). Lessee hereby consents to such transfers provided that, in each case, this Lease is assumed by the Affiliated Lessor in its entirety and without modification, except to the extent that Lessor, or the Affiliated Lessor that then owns the Leased Property, specifically retains any obligations accrued through the date of transfer hereunder. Lessee covenants that in connection with such transfers, Lessee will execute and deliver to Lessor, the Affiliated Lessor and/or their representatives appropriate estoppels and other documentation reasonably requested by them, including an amendment to this Lease, for the purposes of reflecting and acknowledging the Affiliated Lessor's interests as lessor hereunder.


                                   ARTICLE 36

       36.1 Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.

                                   ARTICLE 37

       37.1   Lessor's Option to Purchase Lessee's Personal Property.
Effective on not less than thirty (30) days prior Notice given at any time within ninety (90) days before the scheduled expiration of the Term, or upon at least ten (10) days Notice if this Lease is terminated prior to the expiration date of the final extension Term (or of the initial Term, if there are no extension Terms), Lessor or its designee shall have the option to purchase all (but not less than all) of Lessee's Personal Property relating to the Leased Property (other than its interest under this Lease), at the expiration or termination of this Lease for an amount (payable in cash on the expiration date of this Lease) equal to (i) the Lessee's cost of the Inventory and (ii) the lesser of Lessee's cost, or the fair market value, of all other of Lessee's Personal Property. Notwithstanding any such purchase, Lessor shall obtain no rights to any service mark, trade name, logo or other intellectual property used in connection with the operation of the Hotel or the franchise system under the Franchise Agreement unless separate agreement as to such use is reached with the Lessee and/or applicable Franchisor or other owner of such franchise system as applicable.


                                   ARTICLE 38

       38.1   Lessor's Option to Terminate Lease upon Sale.

              (a) In the event Lessor enters into a bona fide contract to sell all or substantially all of the Leased Property to a non-Affiliate or Lessor or Lessee, then Lessor may terminate this Lease by giving not less than thirty (30) days prior Notice to Lessee of Lessor's election to terminate this Lease upon the closing under such sale contract (the "Termination Date"); provided, however, for purposes of this Section 38.1 only, the percentage in the definition of "Affiliate" herein shall be deemed to be 10% rather than 50%. Effective upon the Termination Date, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease, and all Rent including Percentage Rent and Additional Charges shall be adjusted as of the Termination Date. For purposes of this Article, Lessor will be deemed to have "sold" the Leased Property if it (i) sells, or transfers by long-term ground lease, the Leased Property for cash, a promissory note or other consideration, (ii) contributes the Leased Property to a Person in exchange for stock, partnership interests, membership interests or other equity interests, provided that after such transaction the Person who will own the Leased Property is not and will not thereby become an Affiliate of FelCor, FSLP, Lessor or any of their Subsidiaries, or (iii) merges (except a merger involving FelCor or FSLP) or combines with any Person, provided that after such transaction the Person who will own the Leased Property is not and will not thereby become an Affiliate of FelCor, FSLP, Lessor or any of their Subsidiaries.

              (b) As compensation for the early termination of its leasehold estate under this Article 38 because of a sale of the Leased Property, Lessor shall pay to Lessee the Termination

Fee, as and when provided in the Master Hotel Agreement, unless the Lessee accepts a New Lease or a substitute for this Lease as provided in the Master Hotel Agreement.

              (c) In the event that Lessor terminates this Lease upon less than sixty (60) days written notice pursuant to the provisions of this Article 38 or pursuant to any other provisions of this Lease except for the provisions allowing Lessor to terminate this Lease under Article 14 or Article 15 or upon the occurrence of an Event of Default, the parties agree that on and after the effective date of such termination, Hotel personnel employed by Lessee immediately prior to the effective date of termination will either be employed by Lessor's Manager or designee, or Lessor or its designee will take such other action with respect to their employment, which may include notification of the prospective termination of their employment, so as, in any case, to attempt to prevent any liability pursuant to the WARN Act. In that event, Lessor hereby agrees to defend, indemnify and hold harmless Lessee from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or arising from Lessor's breach of this covenant, including, without limitation, any liability, costs and expenses arising out of asserted or actual violation of the requirements of the WARN Act. Further, Lessor's Manager or designee shall assume all COBRA liabilities and COBRA obligations to the Hotel's personnel, which Lessee shall or may incur in connection with such termination of this Lease, and Lessor hereby agrees to defend, indemnify and hold harmless Lessee from and against any and all manner of claims, actions, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) relating to or resulting from Lessor's breach of the foregoing covenant with respect to COBRA matters, including, without limitation, any liability, costs and expenses arising out of any asserted or actual violation of the requirements of the COBRA any legislation. Upon Lessor's written request to Lessee, Lessee shall take all action that is reasonable to notify, advise and cooperate with Lessor in order to assist Lessor in complying with the WARN Act or COBRA legislation and to mitigate Lessor's expense or liability with respect to the WARN Act and COBRA legislation.

                                   ARTICLE 39

       39.1 Assignment or Execution of Franchise Agreement or Guaranty of Franchise Agreement by Lessor. At Lessor's sole expense (limited, in the case of all Holiday Inn Franchising, Inc. licenses, to the administrative cost of processing such franchise assignments or agreements), on or about the Transition Date the Franchise Agreement will be assigned to Lessee or, if required by the Franchisor, Lessee will execute a new Franchise Agreement for the Hotel. If the Franchisor requires as a condition to granting or allowing the transfer, assignment or renewal of any Franchise Agreement approved by Lessor that Lessor, as the owner of the Leased Property, become contingently liable (as guarantor or indemnitor) with respect to the Franchise Agreement, Lessor will take such actions and execute such documents as Lessee shall reasonably request in order to become such a guarantor or indemnitor in order to secure such transfer, assignment or renewal.

       39.2 Compliance with Franchise Agreement by Lessee. To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of this Lease, then Lessee shall be obligated to comply with the provisions of the Franchise Agreement (other than requirements with respect to Capital Improvements for which Lessor is responsible under this Lease and other obligations of Lessor hereunder). It is the intent of the parties hereto that Lessee shall comply in every respect with such provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Lease. Lessee shall not terminate, extend or enter into any material modification of the Franchise Agreement without in each instance first obtaining Lessor's prior written consent, which shall not be unreasonably withheld. Lessor and Lessee agree to cooperate with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, and in any transfer of the Franchise Agreement to Lessor or, any designee of Lessor or any successor to Lessee upon the termination of this Lease. In the event of expiration or termination of a Franchise Agreement, for whatever reason, Lessor will have the right, in the exercise of its reasonable discretion, to approve any new Franchise Agreement for the Hotel. If, upon any expiration or earlier termination of this Lease (other than upon an Event of Default by Lessee), a Franchise Agreement remains in effect, or would but for such expiration or termination remain in effect, Lessor shall indemnify, defend and hold Lessee and its Affiliates harmless with respect to the obligations and liabilities arising thereunder after the date of expiration or termination of this Lease.

       39.3 Compliance with Franchise Agreement by Lessor. To the extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessor than the corresponding provisions of this Lease, then Lessor shall be obligated to comply with the provisions of the Franchise Agreement (other than requirements with respect to operational matters and other obligations of the Lessee hereunder). It is the intent of the parties hereto that lessor shall comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder during the term of this Lease. To the extent Lessor is a party thereto, Lessor shall not terminate, extend or enter into any material modification of the

Franchise Agreement without in each instance first obtaining Lessee's prior written consent, not to be unreasonably withheld.

       39.4 Changes in Franchise. Lessor and Lessee agree to cooperate with each other in the event it becomes necessary to obtain a franchise extension or modification or a new franchise for the Leased Property, and in any transfer of any Franchise Agreement to any designee of Lessor or, with Lessor's prior written consent, any successor to Lessee upon the termination of this Lease.
In the event of expiration or termination of a Franchise Agreement, for whatever reason, Lessor will have the right, in its reasonable discretion, to approve any new Franchise Agreement for the Hotel. If, upon any expiration or earlier termination of this Lease (other than upon an Event of Default by Lessee), a Franchise Agreement remains in effect in favor of Lessor's designee or Affiliate, Lessor shall indemnify, defend and hold Lessee harmless with respect to the obligations and liabilities arising thereunder after the date of expiration or termination of this Lease.

                                   ARTICLE 40

       40.1   Lessor Approval of Capital Expenditures; Capital Reserve.

              (a) All Capital Expenditures individually or in the aggregate whether pursuant to the Capital Budget or otherwise, shall be subject to the
approval of Lessor.   Such approval may be conditional upon review and approval
by Lessor of the plans and specifications (including matters of design and decor) and the contracting and purchasing of all labor, services and materials. Lessor shall have the right to require competitive bidding of contracts for Capital Improvements, review all bids and monitor costs, time, quality and performance. The foregoing restrictions shall not apply to Emergency Capital Expenditures made by Lessee in amounts not to exceed $25,000 and with prior notice to Lessor (if possible under the circumstances).

              (b) Lessor shall be obligated to make available to Lessee an amount equal to three percent (3%) of Gross Revenues from the Hotel during each Lease Year ("Capital Reserve") for Capital Improvements, the allocation for expenditure of which shall be governed by the Capital Budget for such Lease Year. Upon written request by Lessee to Lessor (stating the specific use to be made and subject to the approval thereof by Lessor, which approval shall not be unreasonably withheld and my be evidenced by Lessor's approval of the Capital Budget (if such Capital Budget specifically describes such Capital Improvement), such funds shall be made available by Lessor for Capital Expenditures set forth in the Capital Budget; provided, however, that no Capital Expenditures shall be made to purchase property (other than "real property" within the meaning of Treasury Regulations Section 1.856-3(d)), to the extent that doing so would cause Lessor to recognize income other than "rents from real property" as defined in Section 856(d) of the Code. Lessor's obligation shall be cumulative, but not compounded, and any amounts that have accrued hereunder shall be payable in future periods for such uses and in accordance with the procedure set forth herein. Lessee shall have no interest in any accrued obligation of Lessor hereunder after the termination of this Lease. All Capital Improvements shall be owned by Lessor subject to the provisions of this Lease.

              (c) Lessor's obligation with respect to Capital Expenditures shall not be limited to amounts from time to time available in the Capital Reserve, but Lessor may require that such Capital Reserve amounts be expended prior to Lessor incurring any obligation to pay for Capital Improvements with other funds.

                                   ARTICLE 41

       41.1   Arbitration.

              Except as set forth in Section 41.2, in each case specified in this Lease in which it shall become necessary to resort to arbitration, such arbitration shall be determined as provided in this Section 41.1. The party desiring such arbitration shall give Notice to that effect to the other party, and an arbitrator shall be selected by mutual agreement of the parties, or if they cannot agree within thirty (30) days of such notice, by appointment made by the American Arbitration Association ("AAA") from among the members of its panels who are qualified and who have experience in resolving matters of a nature similar to the matter to be resolved by arbitration.

       41.2   Alternative Arbitration.

              In each case specified in this Lease for a matter to be submitted to arbitration pursuant to the provisions of this Section 41.2, Lessor and Lessee will agree upon nationally recognized accounting firm with a hospitality division of which neither party nor their Affiliates of Lessor is a significant client to serve as arbitrator of such dispute within fifteen (15) days after written demand for arbitration is received or sent by either party. In the event the parties fail to make such designation within such fifteen
(15) day period, Lessor shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessor or an Affiliate of Lessor is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after the parties fail to timely make such designation. In the event Lessor fails to make such designation within such fifteen (15) day period, Lessee shall be entitled to designate any nationally recognized accounting firm with a hospitality division of which Lessee or an Affiliate of Lessee is not a significant client to serve as arbitrator of such dispute within fifteen (15) days after the parties fail to timely make such designation. In the event no nationally recognized accounting firm satisfying such qualifications is available and willing to serve as arbitrator, the arbitration shall instead be administered as set forth in Section 41.1.

       41.3   Arbitration Procedures.

              In any arbitration commenced pursuant to Sections 41.1 or 41.2, a single arbitrator shall be designated and shall resolve the dispute. The arbitrator's decision shall be binding on all parties, shall not be subject to further review or appeal except as otherwise allowed by applicable law and may be filed in and enforced by a court of competent jurisdiction.. Upon the failure of either party (the "non-complying party") to comply with his decision, the arbitrator shall be empowered, at the request of the other party, to order such compliance by the non-complying party and to supervise or arrange for the supervision of the non-complying party's obligation to comply with the arbitrator's decision, all at the expense of the non-complying party. To the maximum extent practicable, the arbitrator and the parties, and the AAA if applicable, shall take any action necessary to insure that the arbitration shall be concluded within ninety (90) days of the filing of such dispute. The fees and expenses of the arbitrator shall be shared equally by Lessor and Lessee except as otherwise specified above in this
Section 41.3. Unless otherwise agreed in writing by the parties or required by the arbitrator or AAA, if applicable, arbitration proceedings hereunder shall be conducted in the State. Notwithstanding formal rules of evidence, each party may submit such evidence as each party deems appropriate to support its position and the arbitrator shall have access to and right to examine all books and records of Lessee and Lessor regarding the Hotel during the arbitration.

                                   ARTICLE 42

       42.1 The Ground Lease. The provisions of this Article 42 shall apply and be controlling notwithstanding anything to the contrary contained herein if Lessor owns its interest in the Land or Improvements through a ground or building lease. All of the terms of the lease or leases described in Exhibit "B" attached hereto (collectively referred to herein as the "Ground Lease") are hereby incorporated into and made a part of this Lease as if stated at length herein. The parties hereto agree that wherever the words "Land" appear in this Lease, the same shall be deemed to mean the premises demised by the Ground Lease.

       Lessee shall have the benefit of each and every covenant and agreement made by the lessor under the Ground Lease ("Ground Lessor"), to Lessor under the Ground Lease and Lessee accepts this Lease subject to, all of the terms, covenants, conditions and agreements contained in the Ground Lease.

       Lessor shall pay directly to Ground Lessor all rent due from Lessor to Ground Lessor under the terms of the Ground Lease when due.

       Lessee and Lessor covenant and agree with each other that neither shall do anything which shall have the effect of creating a breach on the part of Lessor, its successors and assigns, of any of the terms, covenants and conditions of the Ground Lease. Notwithstanding the foregoing, in the event that Ground Lessor shall fail or refuse to comply with any of the respective provisions of the Ground Lease despite Lessor's good faith reasonable efforts to obtain such compliance and Lessor is not in default under the Ground Lease, Lessor shall have no liability on account of any such failure or refusal, provided that Lessee shall have the option to request that Lessor assign to Lessee, and Lessee shall have, the right to exercise in its own name (and not that of Lessor) all of the rights to enforce compliance on the part of Ground Lessor as are available to Lessor. Lessor hereby agrees to cooperate with and execute and deliver, all at Lessee's expense, all instruments and information required by Lessee in order to enforce such compliance.

                                   ARTICLE 43

       43.1 Notification Regarding Asbestos. LESSEE ACKNOWLEDGES THAT LESSOR HAS ADVISED LESSEE OF THE LIKELIHOOD OF THE EXISTENCE OF ASBESTOS CONTAINING MATERIALS USED DURING THE INITIAL CONSTRUCTION OF THE HOTEL AND OTHER LEASED PROPERTY. IF AND TO THE EXTENT REQUIRED BY LAW, AN OPERATION AND MAINTENANCE PLAN HAS BEEN ESTABLISHED TO MONITOR SUCH MATERIALS AND HAS BEEN MADE AVAILABLE TO LESSEE.

       43.2 Notification Regarding Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present a health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the appropriate county public health unit.

       IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.


                                           "LESSOR"


                                           -----------------------------------

                                           By:
                                              --------------------------------
                                           Title:
                                                 -----------------------------


                                           "LESSEE"



                                           -----------------------------------

                                           By:
                                              --------------------------------
                                           Title:
                                                 -----------------------------

                                   EXHIBIT A

                            LIST OF EXISTING HOTELS

                                   EXHIBIT B

                              PROPERTY DESCRIPTION

                                   EXHIBIT C

                          CAPITAL EXPENDITURES POLICY

                                   EXHIBIT D

                            SCHEDULE OF LEASE TERMS


Commencement Date:   _______________, 1998


Expiration Date:            _______________       [5-15 years, with one  renewal
                                                  option on the terms in effect
                                                  on the last day of the initial
                                                  Term to a total of 15 years
                                                  and a second 5-year renewal
                                                  option, at fair market rental,
                                                  for an aggregate possible Term
                                                  of no more than 20 years]

Lease Year:                 1998           1999            2000
Base Rent:                  $__________    $__________     $__________

Room Revenue Breakpoint:    $__________    $__________     $__________

Percentage Rent:

       The "Quarterly Revenues Computation" is equal to the amount obtained by adding, for the applicable Lease Year, an amount equal to the sum of (i) ___________ percent (___.0%) of year to date Room Revenues up to an amount (the "Room Revenue Breakpoint Interim Amount") equal to the product of (A) the first $____________.00 (prorated for Lease Year ______) in year to date Room Revenues ("Room Revenue Breakpoint") and
       (B) a fraction, the numerator of which is equal to the number of days in the applicable Lease Year through the last day of the quarter for which the Quarterly Revenues Computation is made and the denominator of which is equal to the actual number of calendar days in such Lease Year , plus
       (ii) ____________ percent (___.0%) of all year to date Room Revenues in excess of the then Room Revenue Breakpoint Interim Amount, plus (iii) _______ percent (___.0%) of year to date Food Sales and Beverage Sales plus (iv) __________ percent (___.0%) of any Sublease Rent received by Lessee year to date.

       The "Annual Revenues Computation" is equal to the amount obtained by adding, for the applicable Lease Year, an amount equal to the sum of (i) ___________ percent (___.0%) of the first $____________.00 (prorated for
       Lease Year _______) in year to date Room Revenues ("Room Revenue Breakpoint") and ____________ percent (___.0%) of all year to date Room Revenues in excess of the Room Revenue Breakpoint, plus (ii) _____ percent (___.0%) of year to date Food Sales and Beverage Sales plus
       (iii) __________ percent (___.0%) of any Sublease Rent received by Lessee year to date; each year the Room Revenue Breakpoint shall be adjusted by the same percentage that the Base Rent is adjusted pursuant to Section 3.1(d) of the Master Lease Terms.

CPI Adjustment Year: ________

                                   EXHIBIT E

                   EXAMPLE OF CALCULATION OF PERCENTAGE RENT



[TO FOLLOW]


[NEED TO DISCUSS:  hotels budgeted (scheduled) to be closed for renovations:
Rent shall be reduced to $0 as long as the hotel is budgeted (scheduled) to be closed, meaning 80% or more rooms out of service; Rent shall be prorated if the hotel is open but less than 80% of rooms are budgeted (scheduled) to be out of service. If less than 80% of rooms are out of service, Rent shall be reduced by the percentage of rooms out of service.]

                                  EXHIBIT B-2

                          Capital Expenditures Policy


[To be agreed upon by FelCor and BHR prior to the Closing Date]

                                   EXHIBIT C

                                 Form Guaranty

                                    GUARANTY

         In order to induce Lessors to lease the Leased Property covered by the Percentage Leases to Lessees, the undersigned ("Guarantor") hereby guarantees to Lessor, and Lessor's successors and assigns, the full and timely payment of Rent payable under the Percentage Leases; provided, however, that Guarantor's liability hereunder shall be limited to any deficiency amount by which Lessee fails to satisfy the Minimum Liquid Net Worth requirements under Section 5 of that certain Master Hotel Agreement dated as of May 29, 1998, between
affiliates of Lessors and Lessees ("Master Hotel Agreement").   This Guaranty
is a primary obligation of Guarantor, joint and several with that of Lessee, and Guarantor acknowledges that this Guaranty and its obligations under this Guaranty are and shall at all times be absolute and unconditional in all respects, and is and shall at all times be valid and enforceable, irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations of the undersigned under this Guaranty or the obligations of Lessee relating to this Guaranty or otherwise with respect to the Lessee's Obligations. Guarantor agrees that, with or without notice or demand; provided that if and to the extent any such notice is required under the applicable provision of the Lease Lessor agrees to provide the same, Guarantor will promptly reimburse Lessor for all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lessor in connection with any action or proceeding brought by Lessor to enforce the obligations of the undersigned under this Guaranty. The undersigned hereby irrevocably and unconditionally waives any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Guaranty.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Master Hotel Agreement.

         In Witness Whereof, this Guaranty has been duly executed as of this ____ day of __________, 1998.

                                  Bristol Hotels & Resorts, Inc.

                                  By:
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------

                                   Schedule 1

                            Contemplated Renovations